Exhibit 10.1 - Settlement Agreement for the
Electricity Industry in Scotland, dated as of August 14, 1998.


_______________________________________________


SETTLEMENT AGREEMENT

for the Electricity Industry in Scotland

_______________________________________________



(1) SCOTTISH ELECTRICITY
 SETTLEMENTS LIMITED

(1) SCOTTISH HYDRO-ELECTRIC plc

(1) SCOTTISH POWER plc

(1) THE SUPPLIERS
 named herein

 and

(1) THE GENERATORS
 named herein





Agreement

among

(1) SCOTTISH ELECTRICITY SETTLEMENTS LIMITED (registered number SC169212) a company registered in Scotland having its registered office at 8th Floor, Delta House, 50 West
Nile Street, Glasgow G1 2NQ ("Scottish Settlements");

(1) SCOTTISH HYDRO-ELECTRIC plc (registered number SC117119) a company registered in Scotland having its registered office at 10 Dunkeld Road, Perth PH1 5WA ("Scottish
Hydro-Electric");

(1) SCOTTISH POWER plc (registered number SC117120) a company registered in Scotland having its registered office at 1
Atlantic Quay, Glasgow G2 8SP ("ScottishPower");

(1) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Schedule
4, Chapter 3 ("Founder Suppliers");  and

(1) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Schedule
4, Chapter 4 ("Founder Generators").


WHEREAS:-
(A) In conjunction and co-operation with each other, the Scottish Companies are required to prepare a form of agreement to be known as the "Settlement Agreement for Scotland", pursuant to condition 24 of Part V of their respective Licences;
(A) condition 24 of Part V of each of the Scottish Hydro-Electric Licence and the ScottishPower Licence sets out the requirements relating to the Settlement Agreement for Scotland;
(A) this Agreement has been entered into in order to fulfil the Licence obligations referred to in Recitals (A) and
(B);
(A) condition 12 of Part II of the Second Tier Supply Licence granted to each of the Founder Suppliers obliges the licensee to become a Party to and thereafter comply with the provisions of this Agreement insofar as the same shall apply to it in its capacity as a Private
Electricity Supplier;
(A) it is a condition of the Generation Licence granted to each of the Founder Generators (other than the Scottish Companies) to become a Party to and thereafter comply with the provisions of this Agreement insofar as the same shall apply to it in its capacity as a Generator Party;
(A) this Agreement sets out, inter alia, the rules and procedures for the operation of a Central Allocation
System in respect of the Area and corresponding
Authorised Area of each Scottish Company with the intent that this Agreement shall be and shall remain nominated by the Director as fulfilling the objectives set out in condition 24 of Part V of the Scottish Hydro-Electric
Licence and the ScottishPower Licence;  and
(A) in relation to this Agreement each of the Secretary of State and the Director enjoys the rights, powers and authorities conferred upon him, inter alia, by the Act and the Licences.
NOW IT IS HEREBY AGREED as set out on the following pages of this Agreement.

Part I:  Preliminary

1. Definitions and interpretation
1.1 Definitions: In this Agreement (including the Recitals and the Schedules) except where the context otherwise requires, words and phrases will have the meanings set out in Schedule 1 (Definitions).
1.2 Interpretation:  In this Agreement:-
1.2.1 references to the masculine shall include the feminine and references in the singular shall include references in the plural and vice versa;
1.2.2 references to the word "include" or "including" are to be construed without limitation;
1.2.3 save as otherwise expressly provided references to time are to local time;
1.2.4 except where the context otherwise requires, references to a particular Recital, Part, Clause, Schedule, Chapter, Section or Guideline shall be a reference to that Recital, Part, Clause, Schedule, Chapter, Section or Guideline in or to this Agreement;
1.2.5 except where the context otherwise requires, references in a Schedule to a particular Chapter, Section, Annex or Appendix shall be a reference to that Chapter, Section, Annex or Appendix in or to that Schedule; and
1.2.6 the table of contents, the headings to each of the Parts, Clauses, Schedules, Chapters,
Sections, Guidelines, Annexes and Appendices are inserted for convenience only and shall be ignored in construing this Agreement.
1.3 Construction of certain references: In this Agreement, except where the context otherwise requires, any reference to:-
1.3.1 an act of Parliament or any part or section or other provision of or schedule to an act of Parliament shall be construed at the particular time as including a reference to any modification, extension or re-enactment thereof then in force and to all instruments, orders or regulations then in force and made under or deriving validity from the relevant act of Parliament;
1.3.2 another agreement or any deed or other instrument shall be construed as a reference to that other agreement, deed or other instrument as the same may have been or may from time to time be amended, varied, supplemented or novated;
1.3.3 for all purposes of this Agreement, no Party shall be an affiliate or a related undertaking of any other Party only by reason of all or any of the share capital of any such Party being owned directly or indirectly by the Secretary of State.
1.4 Hierarchy in this Agreement: Save as expressly provided, Parts I to X of this Agreement shall have precedence over the Schedules.
1.4.1 In this Agreement in the event of an inconsistency the following order of precedence shall apply:-
1.4.1.1 as between Schedule 9 (Transitional
Arrangements) and the other
provisions of this Agreement,
Schedule 9 shall prevail during the
Transition Period;
1.4.1.2 as between the Rules and the other provisions of this Agreement the
Rules shall prevail (subject always
to Clause 1.4.1.6);
1.4.1.3 as between the other provisions of this Agreement and the Market
Procedures, Service Requirements or
Metering Codes of Practice the other
provisions of this Agreement shall
prevail;
1.4.1.4 as between the Service Requirements and the Market Procedures and
Metering Codes of Practice the
Service Requirements shall prevail;
1.4.1.5 as between Schedule 3 (Non
Qualifying Parties) and the
Guidelines, Schedule 3 shall
prevail;  and
1.4.1.6 as between any other provisions of this Agreement (other than Schedule
3) the Guildelines shall prevail.
1.5 External inconsistencies: No Party shall be deemed to be in breach of this Agreement to the extent that any of the provisions of this Agreement cannot be carried out because of any conflicting obligation imposed upon that Party under any Licence granted to that Party under the Act.
1.6 Conflict with the MRA: Each of the Parties hereby acknowledges and agrees the desirability of achieving and maintaining consistency and the absence of conflict between the provisions of this Agreement and the Master Registration Agreement but recognises that it will not in all circumstances be possible to avoid inconsistency or conflict and in the event of any such inconsistency or conflict Clause 1.7 will apply.
1.7 Priorities: Notwithstanding Clause 1.5 if at any time there is a conflict between the MRA Priority Provisions
(as interpreted in the context of the Master Registration Agreement) and any similar provisions of this Agreement
(as defined in and interpreted in the context of this Agreement) the Parties agree that:-
1.7.1 if and for so long as a Party complies with the MRA Priority Provisions under the Master
Registration Agreement it will not be in breach of its obligations under this Agreement in respect of those provisions of this Agreement which are in conflict with the MRA Priority
Provisions; and
1.7.2 until such time as such conflict is resolved through the procedures set out in Clause 9 of the Master Registration Agreement and the applicable procedures under this Agreement, the MRA Priority Provisions shall prevail over those provisions of this Agreement which are in conflict with the MRA Priority Provisions provided that nothing in this Clause 1.7 or Clause 9.2 of the Master Registration Agreement shall prejudice the form or content of any proposed change to resolve the conflict.
2. Term
2.1 Term: This Agreement shall have effect from the 14 August 1998 ("Signing Date") and shall continue thereafter unless and until terminated in accordance with its terms.


20







































Shepherd & Wedderburn WS


Saltire Court
20 Castle Terrace
Edinburgh EH1 2ET

155 St Vincent Street
Glasgow
G2 5NR

Tel: 0131-228 9900
Fax: 0131-228 1222
Tel: 0141-566 9900
Fax: 0141-565 1222




	? Scottish Electricity Settlements Limited



7
Settlement Agreement for Scotland	14 August 1998


Settlement Agreement for Scotland	14 August 1998
 Part II:  Objects and Nature of Obligations

1. Objects and purpose of this Agreement
1.1 Objects and purpose: The objects and purpose of this Agreement are:-
1.1.1 to enable Private Electricity Suppliers to have their volumetric purchases of electricity from Generator Parties and from parties to the Pooling and Settlement Agreement correctly allocated to them;
1.1.2 to enable Private Electricity Suppliers and
Generator Parties other than the Scottish
Companies to have their volumetric residual electricity requirements and provisions correctly allocated to them;
1.1.3 to enable Public Electricity Suppliers and
Private Electricity Suppliers to have their volumetric supplies of electricity to customers correctly allocated to them;
1.1.4 to facilitate the calculation of accurate information regarding the aggregate amount of electricity provided to each Scottish Company by itself in its capacity as a Generator Party; and
1.1.5 to provide for such other matters ancillary to those specified in Clauses 3.1.1 to 3.1.4 as are or may be appropriate to facilitate competition in electricity supply in Scotland.
1.2 Interpretation: In the construction and interpretation of this Agreement due regard shall be had to the principal objects and purpose set out in Clause 3.1.
1.3 Exercise of rights: In exercising its rights under this Agreement each Party shall exercise and enforce such rights and perform its obligations in good faith having due regard to the principal objects and purpose set out in Clause 3.1.

2. Nature of obligations
2.1 Obligations contractually binding: Each Party acknowledges and agrees that it is bound to each other
Party as a matter of contract and will comply with its obligations under this Agreement and under any agreement entered into pursuant to this Agreement (whether by or on behalf of any Party). For the avoidance of doubt, the following agreements are not agreements entered into pursuant to this Agreement:-
2.1.1 a bilateral agreement for the sale and purchase of electricity;
2.1.2 a Connection Agreement; and
2.1.3 a Use of System Agreement.

2.2 Parties' obligations: Save as otherwise expressly provided in this Agreement no Party shall be responsible for the obligations or liabilities of any other Party.
The failure of any Party to carry out all or any of its obligations under this Agreement shall not relieve any other Party of all or any of its obligations hereunder.

3. Transitional arrangements
3.1 Transitional arrangements: The Parties shall comply with the provisions of Schedule 9 (Transitional Arrangements).
3.2 Commencement of trading: The Effective Trading Date for each Authorised Area shall be the earliest date specified (and not subsequently withdrawn or varied to a later date) in any direction or variation issued by the Director pursuant to Condition 3 of the Licence held by any Second Tier Supplier in relation to the supply of electricity to any premises within that Authorised Area.




1

10

Settlement Agreement for Scotland	14 August 1998
Part III: Admission, Resignation and Removal of Parties other than Scottish Settlements

1. Additional Parties
1.1 General: Subject to the following provisions of this Clause 6, the Parties shall admit as an additional party to this Agreement any person who applies to be admitted in the capacity or capacities requested by the Applicant (the "New Party") or any Party who applies to be re-admitted in a changed capacity.
1.2 Admission Application:  An Applicant pursuant to Clause
6.1 shall complete an Admission Application and shall deliver it to Scottish Settlements together with the appropriate Standard Charge (which shall be non-refundable) and other documents (if any) specified in the Admission Application.
1.3 Admission Conditions:
1.3.1 The Admission Conditions required to be fulfilled by an Applicant prior to it being admitted as a Supplier are:-
1.3.1.1 the due completion and the delivery to Scottish Settlements of an
Admission Application in the form
set out in Schedule 4, Chapter 5;
and
1.3.1.2 either:-
(i) it holding (and not having
received any notice of
intention to revoke from the
Director) or having made an
application for a Second Tier
Supply Licence and that
application not having been
rejected;  or
(ii) it being exempt from the
requirement to hold a Second
Tier Supply Licence;  and
1.3.1.3 the execution of any other agreement and document or the doing of such further acts as may be required under Clause 6.5.
1.3.2 The Admission Conditions required to be fulfilled by an Applicant prior to it being admitted as a Generator Party are:-
1.3.2.1 the due completion and the delivery to Scottish Settlements of an
Admission Application in the form
set out in Schedule 4, Chapter 6;
and
1.3.2.2 either:-
(i) it holding (and not having
received any notice of
intention to revoke from the
Director) or having made an
application for a Generation
Licence and that application
not having been rejected;  or
(ii) it being exempt from the
requirement to hold a
Generation Licence;  or
(iii) it holding (and not having
received any notice of
intention to revoke from the
Director) or having made an
application for a Second Tier
Supply Licence and that
application not having been
rejected;  or
(iv) it being exempt from the
requirement to hold a Second
Tier Supply Licence;  and
1.3.2.3 in respect of each Registrable
Generation Site (other than
Registrable Generation Sites
registered to the Host Company)
which, at the time of its admission
in accordance with this Part, will
require to be registered in respect
of that Applicant in a Generation
Registration Service before it can
begin marketing the output from that
Registrable Generation Site under
this Agreement either:-
(i) it having entered into or
procured that the relevant Non
Trading Generator has entered
into Connection Agreement(s)
with the appropriate Scottish
Company or Companies;  or
(ii) it having provided documentary
evidence from the relevant
parties that bona fide
negotiations to enter into
such Connection Agreement(s)
have been undertaken and
specified matters remain to be
resolved; and
 where appropriate either:-
(iii) it having entered into or
procured that the relevant Non
Trading Generators have
entered into Use of System
Agreement(s) with the
appropriate Scottish Company
or Companies;  or
(iv) it having provided documentary
evidence from the relevant
Parties that bona fide
negotiations to enter into
such Use of System
Agreement(s) have been
undertaken and specified
matters remain to be resolved;
and
1.3.2.4 execution of any other agreement and document or the doing of such further acts as may be required under Clause 6.5.
1.3.3 The Admission Conditions required to be fulfilled by an Applicant prior to being admitted as a Non Trading Generator are:-
1.3.3.1 the due completion and the delivery to Scottish Settlements of an
Admission Application in the form
set out in Schedule 4 Chapter 6A;
1.3.3.2 it holding (and not having received any notice of intention to revoke from the Director) or being exempt from the requirement to hold a Generation Licence; and
1.3.3.3 the execution of any other agreement and document or the doing of such further acts as may be required under Clause 6.5.
1.4 Scottish Settlements response to Admission Application:
1.4.1 Within seven (7) days of receipt by Scottish Settlements of any Admission Application it shall notify (for information only) the Director of such receipt.
1.4.2 Within thirty (30) days of receipt by Scottish Settlements of a completed Admission Application in accordance with Clause 6.2 from an Applicant, Scottish Settlements shall notify the Applicant and the Director either:-
1.4.2.1 that the Applicant shall be admitted as a Party to this Agreement (either as a New Party or accepted in its changed or additional capacity in accordance with Clause 6.8); or
1.4.2.2 that the Applicant has not fulfilled the relevant Admission Conditions
(and such notification shall specify
which of the Admission Conditions
have not been fulfilled), in which
case the Applicant's Admission
Application shall lapse (but without
prejudice to any new Admission
Application it may make thereafter).
1.4.3 If Scottish Settlements shall fail to notify the Applicant and the Director in accordance with Clause 6.4.2 the Applicant may within twenty eight (28) days after the expiry of the said period refer the matter to the Director.
1.4.4 In the event that the Applicant is not satisfied with the notification referred to in Clause 6.4.2 above, the Applicant may ask Scottish Settlements for a further explanation. If, in the opinion of the Applicant, a satisfactory response is not received within ten (10) Working Days, the Applicant may refer the matter to the Director for resolution and Scottish Settlements will comply with any such resolution made by the Director.
1.4.5 Within fourteen (14) days after the issue of a notification in terms of Clause 6.4.2.1 Scottish
Settlements shall (subject as hereinafter provided):-
1.4.5.1 prepare or cause to be prepared an Accession Agreement and shall have signed the Accession Agreement on behalf of all Parties and have it delivered to the Applicant. The
Applicant shall also execute and
deliver the Accession Agreement to
Scottish Settlements within fourteen
(14) days of receipt of the same and
the Applicant (other than any
Applicant to be admitted as a Non
Trading Generator) shall become a
Party for all purposes of this
Agreement with effect from the date
specified in such Accession
Agreement;
1.4.5.2 where there is to be a change of capacity (in accordance with Clause
6.8) prepare or cause to be prepared
within the timescales specified in
this Clause a notice accepting the
change of capacity in respect of an
Applicant specifying the date from
which the changed capacity shall be
recognised and in the case of a Non
Trading Generator the date on which
it shall become a Party for all
purposes of this Agreement;
 in each case Scottish Settlements shall promptly notify all Parties and the Director of the execution and delivery of each Accession
Agreement or notice of acceptance of change of capacity. Where the Applicant is to be admitted as a Non Trading Generator the Applicant shall become a party to this Agreement with effect from the date specified in the Accession
Agreement but only the provisions of Clause 6.9 shall apply to such Non Trading Generator.
1.4.6 Each Party and Non Trading Generator hereby authorises and instructs Scottish Settlements and each person authorised for the purpose by Scottish Settlements to sign on its behalf
Accession Agreements or issue a notice of changed or additional capacity and undertakes not to withdraw, qualify or revoke such authority and instruction at any time.
1.5 Additional agreements: Upon and as a condition of admission as a Party, an Applicant shall from time to time execute and deliver such agreements and such further agreements and documents and shall do all such other acts, matters and things as Scottish Settlements, with the consent of the Director, may reasonably require.
1.6 Application fees: All fees received by Scottish Settlements in respect of any application by an Applicant to become a Party shall be used to defray the costs and expenses of Scottish Settlements. The application fee shall be specified as a Standard Charge.
1.7 Compliance: Each Party and each Non Trading Generator shall procure that for so long as it is a Party (or a Non Trading Generator) it shall at all times satisfy or otherwise comply with the Admission Conditions and undertakings set out in its Admission Application (or in the case of a Founder Signatory set out in its letter of undertaking to Scottish Settlements) applicable to it (and/or such further or other conditions as Scottish Settlements may from time to time reasonably specify under Clause 6.5) and upon request from time to time shall promptly provide such evidence as Scottish
Settlements may reasonably require of such satisfaction and compliance.
1.8 Additional capacity: Any Party may, upon application to Scottish Settlements and satisfaction of the relevant Admission Conditions specified in Clause 6.3 and such conditions as Scottish Settlements may reasonably require, change or add to the capacity(ies) in which it participates as a Party. Any Non Trading Generator who wishes to apply to participate in the capacity of a Generator Party shall comply with the provisions of Clause 6.9 below.
1.9 Conditions applying to Non Trading Generators:
1.9.1 Save as expressly otherwise provided in this Clause 6.9, a Non Trading Generator shall not be entitled to any of the rights and benefits and shall not be subject to any of the obligations of this Agreement.
1.9.2 Each Non Trading Generator shall have the right to attend at each general meeting of SEF Members and shall have the right to speak (but not to vote thereat) and, accordingly each Non Trading
Generator shall be a Recognised Organisation.
1.9.3 Each Non Trading Generator shall be bound by the provisions of Clause 125 (Confidentiality) and Clause 126 (Release of information) as if it were a full Party to this Agreement.
1.9.4 Where a Non Trading Generator wishes to become a Party to this Agreement for all purposes such Non
Trading Generator shall only be entitled to do so on admission in the capacity of a Generator Party and in accordance with the remaining provisions of this Clause 6.9.
1.9.5 The Admission Conditions required to be fulfilled by a Non Trading Generator prior to being admitted in the changed capacity of a Generator Party are:-
1.9.5.1 the due completion and the delivery to Scottish Settlements of an
Admission Application in the form
set out in Schedule 4, Chapter 6B;
and
1.9.5.2 it continuing to hold (and not
having received any notice of
intention to revoke from the
Director) a Generation Licence;  and
1.9.5.3 in respect of each Registrable
Generation Site which, at the time
of its change of capacity in
accordance with this Part will
require to be registered in respect
of that Applicant in a Generation
Registration Service before it can
begin marketing the output from that
Registrable Generation Site under
this Agreement either:-
(i) it having entered into or
procured that any other
relevant Non Trading Generator
has entered into Connection
Agreement(s) with the
appropriate Scottish Company
or Companies;  or
(ii) it having provided documentary
evidence from the relevant
parties that bona fide
negotiations to enter into
such Connection Agreement(s)
have been undertaken and
specified matters remain to be
resolved;  and
 where appropriate either:-
(iii) it having entered into or
procured that any other
relevant Non Trading Generator
has entered into Use of System
Agreement(s) with the
appropriate Scottish Company
or Companies;  or
(iv) it having provided documentary
evidence from the relevant
Parties that bona fide
negotiations to enter into
such Use of System
Agreement(s) have been
undertaken and specified
matters remain to be resolved;
and
1.9.5.4 the execution of any other agreement and document or the doing of such further acts as may be required under Clause 6.5.
1.9.6 On receipt of any Admission Application pursuant to this Clause 6.9, the provisions of Clause 6.4 shall have effect and, with effect from the date specified in the relevant notice of change of capacity issued in accordance with Clause 6.4.5, the Non Trading Generator shall cease to be a Non
Trading Generator for the purposes of this Agreement and shall become a Party for all purposes of this Agreement.

2. Resignation and release of Parties or Non Trading
Generators
2.1 Resignation:  Subject as provided in Clause 7.3:-
2.1.1 a Party (other than Scottish Settlements) or a
Non Trading Generator shall be entitled at any time to resign as a Party (or Non Trading
Generator) by delivering a Resignation Notice to Scottish Settlements; and
2.1.2 such resignation shall take effect from the date specified in the Resignation Notice which in any event shall be no earlier than twenty eight (28) days after receipt of the Resignation Notice by Scottish Settlements. In the event that no date is specified in the Resignation Notice such resignation shall take effect twenty eight (28) days after receipt of the Resignation Notice by Scottish Settlements.
2.2 Restrictions on resignation:  A Party (or Non Trading
Generator) may not resign (and any Resignation Notice delivered pursuant to Clause 7.1.1 shall lapse and be of no effect) unless:-
2.2.1 as at the date its resignation would otherwise become effective in terms of Clause 7.1.2, all sums due under this Agreement (excluding for the avoidance of doubt sums due under any bilateral contracts for the sale or supply of electricity) from such Party to Scottish Settlements or any other Party and notified for the purposes of Clause 7.3 by Scottish Settlements to such Party prior to that date have been paid in full; and
2.2.2 it would not be a breach of any Licence condition applicable to such Party (or Non
Trading Generator) so to resign;  and
2.2.3 such other notice has been given as required under this Agreement.
2.3 Notification:  Promptly after receipt by Scottish
Settlements of a duly completed Resignation Notice from a Party (or Non Trading Generator), if Scottish Settlements is aware that:-
2.3.1 the Party (or Non Trading Generator) may not resign in terms of Clause 7.2 then Scottish
Settlements shall notify that Party or Non
Trading Generator that it may not resign; and
2.3.2 the Party (or Non Trading Generator) may resign, then Scottish Settlements shall notify (for information only) all of the other Parties, Non
Trading Generators and the Director of receipt of the completed Resignation Notice and the name of such Party (or Non-trading Generator) wishing to resign.
2.4 Release as a Party (or Non-trading Generator): Without prejudice to Clauses 127 (Default by Parties other than Scottish Settlements) and 128 (Termination) and its accrued rights and liabilities under this Agreement upon a Party's (or Non Trading Generator's) resignation becoming effective in accordance with Clause 7.1:-
2.4.1 such Party (or Non Trading Generator) shall be automatically released and discharged from all its obligations and liabilities under this Agreement; and
2.4.2 each of the other Parties shall be automatically released and discharged from its obligations and liabilities to such Party (or Non Trading
Generator) under this Agreement, for the avoidance of doubt any Dispute which relates to an accrued right or liability can be raised via the Disputes Process by a former Party or Non
Trading Generator after release as a Party or Non
Trading Generator.



64
24

Settlement Agreement for Scotland	14 August 1998
 Part IV:  Role and Function of Scottish Settlements

1. Powers and Responsibilities of Scottish Settlements
1.1 General power: Scottish Settlements shall, as between itself and the other Parties, exercise overall supervision of the Central Allocation System and its operations as specified in this Agreement. In fulfilling its duties as operator of the Central Allocation System, Scottish
Settlements shall act impartially and show no undue
preference to any Party or Parties.
1.2 Specific powers and responsibilities: Subject as otherwise provided in this Agreement, the powers and responsibilities of Scottish Settlements shall include (without
limitation):-
1.2.1 the specific powers, duties and responsibilities
set out in Part IX (Governance of this Agreement);
1.2.2 the power to appoint and remove Agents and/or an Operating Agent to carry out the functions specified for Scottish Settlements under this
Agreement including Supply Allocation, Generation
Allocation, Profiling Services, Market Domain Data
Services and the System Support Help Desk;
1.2.3 monitoring on a regular basis the performance of
its Agents as may be provided in any agreements
entered into in terms of Clause 8.2.2;
1.2.4 administration of applications by New Parties to
be admitted as parties to this Agreement in
accordance with Clause 6 (Additional Parties);
1.2.5 appointing and removing the Market Auditor, and instructing the Market Auditor to conduct audits, reviews, tests and checks and the monitoring and
review thereof, all in accordance with Schedule 6
(Role of the Market Auditor);
1.2.6 recovery of costs as set out in this Agreement;
1.2.7 securing and retaining ownership and/or licences
of relevant intellectual property rights regarding
the operation of the Central Allocation System and
any other activity pursuant to this Agreement;
1.2.8 carrying out or procuring the carrying out of its obligations relating to metering as set out in
Schedule 5 (Metering) and elsewhere in this
Agreement in consultation with the PAAP;
1.2.9 being a party to and participating in the User
Group established pursuant to the DTSA;
1.2.10 being a party to the Master Registration Agreement
and participating in the MEC and MRA Forum
established pursuant to that Agreement, to the
extent permitted therein;
1.2.11 considering the impact upon the Central Allocation System of any proposed changes to the MRA Priority
Provisions and providing such information to the
relevant forum under the Master Registration
Agreement;  and
1.2.12 performing, or procuring the performance of, the functions of Entry Process co-ordination in terms of Market Procedure MP-204, MP-511, MP-512 and MP-
513.
1.3 Central Allocation System Operation: Scottish Settlements shall or shall procure that its Agent shall in overseeing the operation of the Central Allocation System have
operational duties as specified in this Agreement including
the:
1.3.1 capture, input, review and Validation of data in accordance with Schedule 2 (Rules), and the relevant Market Procedure(s);
1.3.2 provision of estimated information and provisional determinations where data required for Initial
Runs and Reconciliation Runs is not available or
is the subject of a Dispute in accordance with
Part IX (Governance of this Agreement);
1.3.3 provision of information to the Parties, subject
to the provisions of Clause 125(Confidentiality),
in accordance with the relevant Rules and Market
Procedure(s) to enable bilateral settlement;
1.3.4 maintenance of records as required by this
Agreement and the Market Auditor;  and
1.3.5 provision of market level data (as agreed from
time to time between Scottish Settlements and the
Director).
1.4 Review of Central Allocation System and Modification
Management:  Scottish Settlements is required to:
1.4.1 make Modification Proposals in terms of Part IX
if, in the opinion of Scottish Settlements, so
doing will promote the objectives of this
Agreement;
1.4.2 accept, evaluate and, where necessary, act upon
any notification which alleges any defect in the
Central Allocation System, procedures or
arrangements.  In response to any such
notification, Scottish Settlements will be obliged
to take such steps as may be reasonably necessary
to ensure that the Central Allocation System
complies with the rules and procedures as set out
or referred to in this Agreement, and to advise
Parties in writing (where practical in advance) of
any such steps taken.  Where practical, Scottish
Settlements shall permit Parties to comment on any
such proposed steps;
1.4.3 manage changes to this Agreement and the Central Allocation System in accordance with Part IX; and
1.4.4 use its reasonable endeavours to ensure that implementation of any changes to the Central
Allocation System are carried out in a co-
ordinated manner.
1.5 Administrative/Secretarial Function:  Scottish Settlements
is required to:
1.5.1 provide or procure the provision of secretarial
and chairmanship services of all committees
established under this Agreement including the
Panels;  and
1.5.2 ensure that the business of the committees
referred to in 8.5.1 above is carried out in
conformity with this Agreement.
1.6 Reporting: Scottish Settlements shall report annually to the SEF on the operation of the Central Allocation System.
Such report (the "Annual Report") will include (without
limitation):
1.6.1 a report issued by the Modification Panel on the
business of the Modification Panel in the previous
Relevant Year to include details of all
outstanding and pending work of that Panel and on
the progress of any reference to Scottish
Settlements or any Review Work Group;
1.6.2 a report issued by the Disputes Panel on the
business of the Disputes Panel in the previous
Relevant Year to include details of all
outstanding and pending work of that Panel and any
matters of precedent arising from the work of that
Panel;
1.6.3 a report issued by the PAAP on the business of the
PAAP in the previous Relevant Year to include
details of all outstanding and pending work of
that Panel;
1.6.4 a report issued by the FAP in terms of Clause 123
(Reports);
1.6.5 a report issued by any other committees that may
be constituted from time to time by modifications
to this Agreement; and
1.6.6 a copy of the last audited accounts of Scottish
Settlements.
 Where sections of reports prepared in terms of this Clause require to be issued by a Panel, or committee in terms of Clause 8.6.5, and such approval of the section is either not obtained or not reached by unanimous resolution of such Panel, or such committee, the views of the dissenting Panel Members, or the dissenting members of such committee, shall also be reflected in the report. In the event that the
Panel, or such committee fails to agree on the contents of
the report, the reports shall reflect the views expressed
by all the Panel Members or committee members.
1.7 Operating Agent Responsibilities: Scottish Settlements shall be responsible for every act, breach, omission, neglect and failure of the Operating Agent.  Where any
right is stated in this Agreement to be exercisable by the Operating Agent, it shall also be capable of exercise by Scottish Settlements.
1.8 Market Domain Data Service: Scottish Settlements shall procure the provision of the Market Domain Data Service by the Market Domain Data Agent with effect from the first
Effective Trading Date.
1.9 Market Domain Data:   Scottish Settlements shall:-
1.9.1 where any Market Participant requests a change to Market Domain Data, which does not require any change to the services to be provided by the Market Domain Data Agent, or any Modification to this Agreement, use its reasonable endeavours to the extent permitted by any contract entered or to be entered into with the Market Domain Data
Agent to co-ordinate the implementation of such change with the Market Domain Data Agent;
1.9.2 where any Market Participant requests a change to Market Domain Data, which requires any change to the services to be provided by the Market
Domain Data Agent or any Modification to this Agreement:-
1.9.2.1 use its reasonable endeavours to the extent permitted by any contract entered or to be entered into with the Market Domain Data Agent to co-ordinate the implementation of such change with the Market Domain Data
Agent; and
1.9.2.2 raise a Review Proposal in respect of the proposed change, and, if it considers it appropriate following consideration of the Review
Proposal, raise a Modification
Proposal in respect of the proposed
change.
1.10 Master Registration Agreement: Where a Party which is not a party to the Master Registration Agreement wishes to make any appeal pursuant to the Master Registration Agreement, that Party may request Scottish Settlements on behalf of and at the cost of that Party, where Scottish Settlements has power to do so in terms of the Master Registration Agreement, to lodge the appeal in terms of the Master Registration Agreement. Scottish Settlements shall, where it has received notice from the relevant Party with sufficient time for it to meet the timescales for lodging an appeal pursuant to the Master Registration Agreement, lodge any such appeal in its capacity as a party to the Master Registration Agreement, save where Scottish
Settlements, in its sole opinion, acting reasonably, deems the request to be frivolous or vexatious or not in accordance with the objects of this Agreement. In any appeal so lodged Scottish Settlements may at its sole discretion choose to be represented by the Party or Parties making the request pursuant to this Clause 8.10.
1.11 Budget: Scottish Settlements shall prepare an annual budget to be provided to the FAP for consultation in accordance with Part IX prior to being sent to the Director for approval and shall determine the Audit Plan for the Market Auditor which is to be sent to the FAP for consultation in accordance with Part IX.
1.12 Determinations: In the event that Scottish Settlements is required in terms of this Agreement to determine values for data items used in the Allocation process, to clarify the nature or extent of a Party's obligations under this Agreement or to calculate an amount referred to in Schedule
8 (Liquidated Damages and Performance Levels), Scottish Settlements shall maintain a record of such determination, decision or calculation for such period as is appropriate in the circumstances of each case and shall make such record available to any Party on request therefor.

2. Termination of the Appointment of Scottish Settlements
2.1 Termination: The appointment of Scottish Settlements by Scottish Hydro-Electric and ScottishPower may be terminated either by the resignation of Scottish Settlements in accordance with Clause 10 (Resignation by Scottish Settlements) or by the removal of Scottish Settlements in accordance with Clauses 11 (Removal of Scottish Settlements by Consent) and/or 12 (Removal of Scottish Settlements).
2.2 Provisions: he Parties agree and acknowledge that it is their intention to follow the provisions set out in this Agreement for the removal and replacement of Scottish Settlements. However, the Parties agree and acknowledge that the provisions set out in this Agreement for the removal and replacement of Scottish Settlements may be subject to variation if:
2.2.1 the Director directs that the provisions are to be varied; or
2.2.2 all the Parties and the Director agree.

3. Resignation by Scottish Settlements
3.1 Resignation procedure: After consultation between Scottish Settlements and the other Parties, and the Director having given his prior written consent, Scottish Settlements may give three (3) months' notice in writing (the "Scottish Settlements Resignation Notice") to the other Parties and the Director of its intention to resign on a specified date. The Scottish Settlements Resignation Notice shall include reasons for such resignation. The appointment of Scottish Settlements shall terminate on the date specified in the Scottish Settlements Resignation Notice provided that a successor to Scottish Settlements has been appointed in accordance with Clause 13 (Appointment of successor to Scottish Settlements) failing which the appointment of Scottish Settlements shall not terminate until the date such successor is appointed.

4. Removal of Scottish Settlements by consent
4.1 Removal procedure: Scottish Settlements may be removed at any time where:-
4.1.1 Scottish Hydro-Electric and ScottishPower after consultation with and providing reasons to the Parties, request the Director's consent so to do;
and
4.1.2 the Director has given his prior written consent.
4.2 Removal: In the event that Scottish Settlements is removed in terms of Clause 11.1, such removal shall take effect on the date to which the Director has given his consent.

5. Removal of Scottish Settlements
5.1 Breach of obligations capable of remedy: If Scottish Settlements fails in any material respect to perform or comply with any of the obligations expressed to be assumed by it under this Agreement and such failure is capable of remedy, all the other Parties acting collectively and unanimously shall have the right to give notice in writing (the "Remediable Removal Notice") to Scottish Settlements giving details of the relevant failure and requiring that:-
5.1.1 such failure be remedied within thirty (30) days
(or such longer period as may be necessary but in any event within ninety (90) days or any longer period as may be reasonable and agreed between Scottish Settlements and the other Parties) from the date of receipt by Scottish Settlements of the Remediable Removal Notice; or
5.1.2 in the event that a longer period is agreed in terms of Clause 12.1.1, that within thirty (30) days from the said date of receipt Scottish
Settlements agree a timetable with the Parties for the remedy of such failure (such agreement not to be unreasonably withheld).
5.2 Breach of obligations incapable of remedy or failure to remedy: If Scottish Settlements fails in any material respect to perform or comply with any of the obligations expressed to be assumed by it under this Agreement and such failure is incapable of remedy or if Scottish Settlements shall have failed to comply with any requirement of a Remediable Removal Notice within the time specified in such Notice or within any timetable agreed between the Parties in accordance with Clause 12.1 above, all the other Parties acting collectively and unanimously shall have the right to give notice in writing (in this Clause 12 the "Irremediable Removal Notice") to Scottish Settlements giving details of the relevant failure and stating that Scottish Settlements is in breach of the terms of this Agreement and such breach is either incapable of remedy or remains unremedied after the time specified or agreed for remedy.
5.3 Insolvency:  If Scottish Settlements:-
5.3.1 shall go into liquidation whether compulsory or voluntary (except for the purposes of a bona fide reconstruction or amalgamation); or
5.3.2 makes a composition with its creditors; or
5.3.3 is unable to pay its debts (within the meaning of section 123(1) of the Insolvency Act 1986) or if any voluntary arrangement is proposed in relation to it under Section 1 of that Act. For the purposes of this sub-clause, section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "Pound 750" there was substituted "Pound 250,000"; or
5.3.4 has a receiver (which shall include an administrative receiver within the meaning of section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed; or
5.3.5 has an administrative order under section 8 of the Insolvency Act 1986 made in relation to it, the provisions of Clause 12.2 shall apply.
5.4 Removal: Scottish Settlements shall be deemed to be removed and shall cease to be a Party:-
5.4.1 with effect from the date of receipt by Scottish Settlements of an Irremediable Removal Notice in terms of Clause 12.2 above or such later date as may be specified in the Irremediable Removal
Notice;  or
5.4.2 with effect from the date of occurrence of any of the events specified in Clause 12.3 above.
5.5 Discharge: Subject to Clauses 14.1 and 14.2, with effect from the Termination Date Scottish Settlements shall (save as regards any rights and liabilities accrued as at the date of its resignation or removal) be discharged from any further obligation and shall have no further rights under this Agreement. For the avoidance of doubt any Dispute which relates to an accrued right or liability may be raised via the Disputes Process by Scottish Settlements after the Termination Date.

6. Appointment of successor to Scottish Settlements
6.1 Appointment mechanism:  In the event that Scottish
Settlements resigns in accordance with Clause 10
(Resignation by Scottish Settlements) or is removed in accordance with Clauses 11 (Removal of Scottish Settlements by Consent) or 12 (Removal of Scottish Settlements),
Scottish Hydro-Electric and/or ScottishPower, with the approval of the Director, shall appoint a person or persons agreed between them as being suitable as successor to Scottish Settlements.

7. Transfer of Services, Responsibilities and Assets
7.1 Transfer of services, responsibilities and assets: Upon a successor being appointed in terms of Clause 13.1 and accepting such appointment Scottish Settlements shall:-
7.1.1 grant to a nominee of Scottish Hydro-Electric and ScottishPower (who may be the Scottish Settlements successor) an unrestricted, non-exclusive, perpetual and transferable licence of all CAS
Software, all related documentation and other similar intellectual property belonging to
Scottish Settlements free of charge, to use, copy, adapt and translate such CAS Software and other property for any purpose related to the operation of the Central Allocation System;
7.1.2 use all reasonable endeavours to novate or procure the novation of, any licence or other agreement to use and/or maintain the CAS Software to such successor;
7.1.3 transfer to such successor all hardware belonging to Scottish Settlements and essential to such successor to carry out such successor's duties and responsibilities under this Agreement and which is not otherwise readily obtainable by such successor;
7.1.4 make over to such successor copies of all such records, manuals and data and other information not referred to in Clause 14.1.1 and in the ownership or under the control of Scottish
Settlements relating to the operation and necessary for the proper functioning of the Central Allocation System and the Panels;
7.1.5 in so far as permitted by the terms thereof assign or novate to any successor its rights and obligations in terms of any agreement with an Agent or Operating Agent or other third party which is necessary for such successor to operate the Central Allocation System in accordance with this Agreement; and
7.1.6 without prejudice to the foregoing provisions of this Clause 14.1, transfer or otherwise make available to such successor all assets (excluding heritable and leasehold property), equipment, facilities, rights, know-how and transitional assistance which it possesses and which is necessary for such successor to have to operate the Central Allocation System in accordance with this Agreement and which is not otherwise readily obtainable by such successor;
 in each case on such reasonable terms (other than as to price) as may be agreed (and in default of agreement the Dispute shall be referred to the Disputes Panel in accordance with
Part IX). Scottish Settlements further agrees to co-operate with any such successor and the other Parties so that the transfer of duties, services, responsibilities, assets and know-how to such successor is carried out causing as little disruption to the operation of the Central Allocation System and inconvenience to the other
Parties as is practical in all the circumstances.
7.2 Transitional Services: During the period of six (6) months from the Termination Date (or such other period as may be agreed between the Parties), the Parties (excluding
Scottish Settlements) acting collectively and unanimously may require Scottish Settlements to provide or procure the provision of, inter alia, the following services:-
7.2.1 training and systems support for any successor to Scottish Settlements appointed in terms of Clause
13 (Appointment of successor to Scottish
Settlements) above;
7.2.2 parallel running with any such successor;
7.2.3 move, relocate or deliver to such successor the assets referred to in Clause 14.1 above;
7.2.4 provide any successor with procedural or practice information not already recorded in writing and delivered; and/or
7.2.5 use reasonable endeavours to make available such employees for the purposes set out in Clauses
14.2.1 to 14.2.4 above.

8. Asset Transfer Costs
8.1 Payments to Scottish Settlements on Resignation or
Removal: In the event that Scottish Settlements resigns in terms of Clause 10 or is removed in terms of Clauses
11 or 12.4, Scottish Settlements shall be entitled to receive payment from any successor(s). The amount of the payment to be made under this Clause 15 shall:
8.1.1 insofar as it relates to assets, be fixed at a level which is equivalent to the outstanding revenue (after adjusting for approved finance costs) that Scottish Settlements would have received in accordance with the guidelines referred to in Clause 62.3 (Development Costs);
and
8.1.2 be determined by Scottish Settlements with the approval of the Director.

9. Escrow Arrangements
9.1 Scottish Settlements Escrow Agreement:   No later than six
(6) months after the Signing Date (or such later date as Scottish Hydro-Electric and ScottishPower may agree in writing) Scottish Settlements (for itself and on behalf of the Scottish Companies) shall enter into and deliver an escrow agreement (the "Scottish Settlements Escrow
Agreement") in the form to be agreed between Scottish Hydro-Electric and ScottishPower with a reputable escrow agent (the "SAS Custodian"). The Scottish Settlements
Escrow Agreement shall provide for Scottish Hydro-Electric and ScottishPower to have access to, and the right to make use of, the materials set out below in the event of the resignation or removal of Scottish Settlements. Forthwith upon entering into the Scottish Settlements Escrow
Agreement Scottish Settlements shall deposit with the SAS Custodian to the extent then in existence (and, if not in existence, as soon as possible after it comes into existence):-
9.1.1 a copy of all the source code, object code and load (machine executable) modules relating to Central Allocation System beneficially owned by it together with all job control language and licensed software system tables, each in a machine readable form and the source code and relevant job control language in a hard copy form;
9.1.2 a copy of all related manuals and other associated documentation including:-
9.1.2.1 any user requirement documents
together with all associated
authorised change requests;
9.1.2.2 any functional specification documents associated with those documents described in Clause 16.1.2.1 above, together with all authorised change requests associated with the relevant functional specification;
9.1.2.3 to the extent available to Scottish
Settlements, any design specification
documents associated with those
documents described in Clauses
16.1.2.1 and 16.1.2.2 above, together
with all authorised change requests
associated with the relevant design
specification;
9.1.2.4 any program and/or user guides
prepared to assist in the day to day
operation and future development of
the computer programs (including
records of test cases together with
the associated test input and output
data used for validation purposes);
9.1.2.5 any relevant test strategy schedules and acceptance test schedules as specified for functional and operational end to end testing;
9.1.2.6 any relevant test acceptance
certificates and reports for all tests
recording comments and observations
made on the appropriate tests where
such tests are commissioned by
Scottish Settlements;
9.1.2.7 any relevant acceptance certificates and Market Auditor's reports, together with any reports recording such acceptance and the Market Auditor's observations and comments on the tests;
9.1.2.8 any relevant compilation or detailed operating procedures required in connection with any of the relevant clauses in this Clause 16.1
9.1.2.9 all software licences for the Central
Allocation System licensed to Scottish
Settlements; and
9.1.2.10 a list detailing all versions of CAS
Software licensed to Scottish
Settlements (including operational
systems and compilers) used in
creating such versions of the object
code detailing the version numbers
used and any program temporary fixes
or equivalent modes; and
9.1.3 a copy of all historical data (including all transaction, reference and audit data and changes to standing data) relating to the Central
Allocation System operations of Scottish
Settlements over the preceding seven (7) years or, if shorter, over the period from the Signing Date.
9.1.4 All the material referred to in Clauses 16.1.1,
16.1.2 and 16.1.3 above is hereafter together referred to in this Agreement as the "SAS
Material".
9.2 Updating: Scottish Settlements shall ensure that the SAS Material deposited with the SAS Custodian is kept fully up-to-date in accordance with the terms of and subject to the conditions of the Scottish Settlements Escrow Agreement.



67

42

Settlement Agreement for Scotland	14 August 1998
 Part V:  Duties of the Scottish Companies

1. Introduction
1.1 General: The provisions of this Part shall have effect with respect to the provision of certain services by the Scottish Companies in relation to Registration, System
Data Provision Service, Grid Control Centres, metering,
Data Collection, the provision of Line Loss Factors,
Transformer Loss Factors, Transmission Loss Multipliers and other information and the performance of certain other additional responsibilities.

2. Compliance and information provision
2.1 General: Each Scottish Company shall comply with the provisions of this Agreement to the extent applicable to it.
2.2 Systems and information provision: Without limitation to Clause 18.1, each Scottish Company shall:-
2.2.1 have and maintain in place such personnel, systems, contracts and procedures as are necessary to enable it to comply with such provisions;
2.2.2 subject always to Clause 126 (Release of information), provide to any Party or any third party, such data, schedules, reports and other information required to be provided by it pursuant to the terms of this Agreement; and
2.2.3 retain appropriate records and data held by it for Allocation purposes securely for a period of not less than seven (7) years after the Final
Reconciliation Run for the Settlement Day to which the records or data relate.
2.3 Market Domain Data: Each Scottish Company shall and shall procure that its Agents shall:-
2.3.1 provide to Scottish Settlements such Market
Domain Data as is required from that Scottish
Company and its Agents fifteen (15) Working Days prior to the Effective Trading Date; and
2.3.2 forthwith on becoming aware of any amendments to such Market Domain Data being necessary or any additional Market Domain Data being required from that Scottish Company and/or its Agents, provide to Scottish Settlements such amended and/or additional Market Domain Data, and each Scottish Company shall ensure such data is complete and correct in all respects.
2.4 Accuracy of Information: Each Scottish Company shall use its reasonable endeavours to ensure that any data items for which it is responsible pursuant to this Agreement are complete and accurate.
2.5 Data Catalogue: Each Scottish Company shall or shall procure that its Agents comply with the Data Transfer Catalogue Requirements when sending data which has a corresponding Data Transfer Catalogue flow.
2.6 Second of January:  Notwithstanding the provisions of
Section 1.5 of Schedule 8 (Liquidated Damages and
Performance Levels) and Clause 87 (Urgent Response) and Clause 89.8 of Part IX (Governance of this Agreement) each Scottish Company shall use reasonable endeavours to ensure that any obligation that it or any of its Agents is required to perform shall be performed in accordance with the timescales specified in this Agreement, providing that nothing in this Clause 18.6 shall require a Scottish Company or any of its Agents to perform any of its obligations under this Agreement that it is required to perform on a Working Day on the second of January or when the second of January is not a Working Day on the next Working Day thereafter.

3. Installation of metering
3.1 Installation of metering before the Effective Trading
Date:  In respect of any Metering System at any Bulk
Supply Point which is operational as at the relevant
Effective Trading Date (other than a Bulk Supply Point at a Grid-connected Customer Site or a Grid-connected
Composite Site) the relevant Scottish Company shall install or procure the installation of Half Hourly
Metering Equipment (if the same has not already been installed) in accordance with the relevant Metering Code of Practice and Schedule 5 (Metering) prior to the relevant Effective Trading Date.
3.2 Installation of metering after the Effective Trading
Date:  In respect of any Metering System at any Bulk
Supply Point other than one which was operational as at the Effective Trading Date (other than a Bulk Supply
Point at a Grid-connected Customer Site or a Grid-connected Composite Site) in respect of which a Scottish
Company has or is to have an effective registration in its Bulk Supply Point Registration Service, that Scottish
Company shall install or procure the installation of Half
Hourly Metering Equipment in accordance with the relevant
Metering Code of Practice and Schedule 5 (Metering) no later than the date of such registration.

4. Co-operation with Market Auditor
4.1 Co-operation with Market Auditor: Each Scottish Company shall co-operate with the Market Auditor at all times and provide all such information and assistance as is from time to time reasonably required of that Scottish Company by the Market Auditor in fulfilling its obligations pursuant to Schedule 6 (Role of the Market Auditor).

5. Registration Services, System Data Provision Service and
Grid Control Centres
5.1 Registration Services:  Each Scottish Company shall:-
5.1.1 operate and maintain a Generation Registration
Service for its Area in accordance with the applicable Rules, the relevant Market
Procedure(s), including MP-201 and Service
Requirement S515;
5.1.2 operate and maintain a Bulk Supply Point
Registration Service for its Area in accordance with the applicable Rules, the relevant Market
Procedure(s), including MP-201 and Service
Requirement S515;
5.1.3 operate and maintain a Grid-connected Power
Stations (Import Registers) Registration Service for its Area in accordance with the applicable
Rules, the relevant Market Procedure(s), including MP-201 and Service Requirement S515.
5.2 System Data Provision Service: Each Scottish Company (or any person duly authorised to act on its behalf) shall operate and maintain a System Data Provision Service for its Area in accordance with the applicable Rules, the relevant Market Procedure(s), including MP-301 and Service Requirement S500.
5.3 Grid Control Centres: Each Scottish Company shall procure that its Grid Control Centre does such acts and provides such data and other information in accordance with the applicable Rules, the relevant Market
Procedure(s), including MP-702 and Service Requirement
S590.

6. Provision of services
6.1 Provision of services to Generator Parties: In relation to each Grid-connected Generation Site registered to a Generator Party (or a Non Trading Generator) in its Generation Registration Service, each Scottish Company
(or any Accredited person duly authorised to act on its behalf) shall offer to enter into an agreement for the provision of Data Collection services to such Generator Party (or Non Trading Generator) on request by such Generator Party (or Non Trading Generator).
6.2 Provision of Metering Point information: Each Scottish Company shall provide Scottish Settlements with a report, in a format to be agreed between the Scottish Companies and Scottish Settlements and on an agreed day every month, which report shall detail by Supplier Identifier the number of Metering Points registered in that Scottish Company's PES Registration Service, as at the date ten
(10) Working Days before the said agreed day.

7. Scottish Company Entry Processes
7.1 Scottish Company Entry Processes: Each Scottish Company shall ensure that it has satisfied the requirements of the Scottish Company Entry Process in respect of any requirement to repeat the Scottish Company Entry Process due to a change in that Scottish Company's systems and has submitted any readiness confirmation required to the Entry Process Co-ordinator before commencement of live operation of those changed systems with the Allocation System.

8. Metering  services for Bulk Supply Points
8.1 General: This Clause 24 sets out the rights and obligations of each Scottish Company with respect to Meter Operation for Bulk Supply Points which rights and obligations are in addition to any other rights and obligations detailed in Schedule 5 (Metering).
8.2 Appointment of Meter Operators for Bulk Supply
Points: Subject to Clause 24.8 each Scottish Company shall, in relation to each Metering System at a Bulk
Supply Point in respect of which it has an effective registration in its Bulk Supply Point Registration
Service (other than a Bulk Supply Point at a Grid-connected Customer Site or a Grid-connected Composite
Site), ensure that a Meter Operator is appointed with effect from the time when such registration first takes full effect and that such appointment is maintained for so long as it remains so registered.
8.3 Functions of Meter Operators for Bulk Supply Points: The principal functions of a Meter Operator appointed pursuant to Clause 24.2 shall be to install, inspect and maintain (repairing and replacing as necessary), commission, test, provide and maintain technical details of, change, Energise and De-energise Meters, take Meter readings, investigate suspected faults and invalid data and test and provide reports in respect of such activities, in respect of Metering Equipment at Bulk
Supply Points (other than a Bulk Supply Point at a Grid-connected Customer Site or a Grid-connected Composite
Site) in accordance with the relevant Market
Procedure(s), including MP-502 and Service Requirement
S510 and relevant Metering Codes of Practice or any Derogation.
8.4 Registration: Each Scottish Company shall register each Meter Operator which is appointed from time to time in respect of a Metering System at a Bulk Supply Point in its Bulk Supply Point Registration Service.
8.5 Choice of Meter Operators for Bulk Supply Points: Each Scottish Company shall determine the identity of each Meter Operator appointed pursuant to Clause 24.2 for Metering Systems at each Bulk Supply Point registered in its Bulk Supply Point Registration Service (other than a
Bulk Supply Point at a Grid-connected Customer Site or a Grid-connected Composite Site).
8.6 Provision of information: Each Scottish Company shall, without prejudice to the requirements of Clauses 18.2.2 and 24.11 and promptly after registration in respect of a particular Metering System takes full effect or (as the case may be) following a change in the Meter Operator appointed in relation to a Metering System at a Bulk
Supply Point send to the relevant Meter Operator (unless otherwise agreed with the relevant Meter Operator):-
8.6.1 details of such Meter Operator's registration in a Bulk Supply Point Registration Service in relation to that Bulk Supply Point, the related
Bulk Supply Point Identifier and the Identifier for the BSP Data Collector related to that Bulk
Supply Point;  and
8.6.2 confirmation of the time and date with effect from which that Meter Operator's appointment in relation to such Bulk Supply Point is to take effect.
8.7 Replacement of Meter Operators for Bulk Supply Points:
8.7.1 Subject to Clause 24.5 each Scottish Company may arrange for any Meter Operator for a Bulk Supply
Point (other than a Bulk Supply Point at a Grid-connected Customer Site or a Grid-connected
Composite Site) for which it is responsible to be removed from time to time provided that a replacement Meter Operator shall have been appointed with effect from the date of removal of the removed Meter Operator. Each Scottish
Company shall ensure that the appointment of any Meter Operator for which it is responsible shall automatically terminate on withdrawal of the Accreditation (where applicable) of the relevant
Meter Operator;  and
8.7.2 Subject to Clause 24.5 each Scottish Company shall ensure that there are appropriate arrangements in place in compliance with the Service Requirement S510 with each Meter
Operator for a Bulk Supply Point (other than a
Bulk Supply Point at a Grid-connected Customer
Site or a Grid-connected Composite Site) for which it is responsible from time to time to enable any replacement Meter Operator for which it is responsible to take over the functions of a Meter Operator whose appointment has expired or been terminated, including arrangements for the transfer of relevant data to such replacement Meter Operator.
8.8 Responsibility of Scottish Companies: Each Scottish Company shall be responsible for every act, breach, omission, neglect and failure of each Meter Operator for a Bulk Supply Point (other than a Bulk Supply Point at a Grid-connected Customer Site or a Grid-connected
Composite Site) appointed by it pursuant to Clause 24.2 in relation to their appointment as a Meter Operator for a Bulk Supply Point and shall itself comply, and procure compliance by each such Meter Operator, with this Agreement including the Rules, the relevant Market Procedure(s), including MP-502, Service Requirement S510 and Metering Codes of Practice or any Derogation.
8.9 Assistance to Meter Operators for Bulk Supply
Points: Each Scottish Company shall, in accordance with the relevant Market Procedure(s), including MP-502 and/or Service Requirement S510 and/or the relevant Metering
Codes of Practice, take such actions and provide such information as is reasonably necessary to enable each Meter Operator for Bulk Supply Points (other than a Bulk Supply Point at a Grid-connected Customer Site or a Grid-connected Composite Site), for which it is responsible to discharge its functions in accordance with the relevant Market Procedure(s), including MP-502 and/or Service Requirement S510 and/or the relevant Metering Codes of Practice or any Derogation.
8.10 Performance of duties by Scottish
Companies: Notwithstanding the duty of appointment contained in Clause 24.2 a Scottish Company may, instead of securing that a Meter Operator is appointed in relation to a Metering System at a Bulk Supply Point
(other than a Bulk Supply Point at a Grid-connected
Customer Site or a Grid-connected Composite Site), perform the relevant function itself provided that it is and remains Accredited for the relevant function, in which event the provisions of this Part V shall apply and be interpreted on the basis that the Scottish Company shall (in its capacity as a Meter Operator) itself perform the obligations with which it would otherwise be required to ensure compliance by the relevant Meter
Operator.
8.11 Access to records: Each Scottish Company shall use reasonable endeavours to ensure that all records and data held by each Meter Operator for a Bulk Supply Point
(other than a Bulk Supply Point at a Grid-connected
Customer Site or a Grid-connected Composite Site) appointed by that Scottish Company pursuant to Clause
24.2 are accessible to the Market Auditor and to any other person authorised to have access to all such records and data under this Agreement.
8.12 Service Levels: Each Scottish Company shall (as appropriate) meet or procure that the relevant Meter
Operator meets the Service Level specified in Service Requirement S510 in relation to each Bulk Supply Point
(other than a Bulk Supply Point at a Grid-connected
Customer Site or a Grid-connected Composite Site) registered with full effect in its Bulk Supply Point Registration Service.

9. Data Collection services for Bulk Supply Points
9.1 Appointment as BSP Data Collector for Bulk Supply
Points: Each Scottish Company shall, in relation to a Metering System at each Bulk Supply Point registered in its Bulk Supply Point Registration Service, ensure that it (or a person duly authorised to act on its behalf) obtains and maintains Accreditation as a Data Collector and acts as the BSP Data Collector.
9.2 Functions of BSP Data Collectors for Bulk Supply
Points: The principal functions of each Scottish Company acting as a BSP Data Collector for a Bulk Supply Point pursuant to Clause 25.1 shall be to collect, check, validate, provide estimates, report faults, update, process and provide and investigate inconsistencies in metering data in relation to Metering Equipment at Bulk Supply Points, in accordance with the relevant Market Procedure(s), including MP-502 and Service Requirement(s) S530 or any Derogation.
9.3 Registration: Each Scottish Company shall ensure that it is registered as the BSP Data Collector in respect of Metering Systems at each Bulk Supply Point registered in its Bulk Supply Point Registration Service.
9.4 Responsibility of Scottish Companies: Each Scottish Company shall in carrying out its obligations as a BSP
Data Collector for Bulk Supply Points pursuant to Clause
25.2 comply with applicable Rules, the relevant Market Procedure(s), including MP-502, Service Requirement S530 and Metering Codes of Practice or any Derogation.
9.5 Access to Records: Each Scottish Company shall use reasonable endeavours to ensure that all records and data held by each Scottish Company in respect of its activities as a BSP Data Collector for Bulk Supply Points pursuant to Clause 25.1 are accessible to the Market
Auditor and to any other person authorised to have access to all such records and data under this Agreement.
9.6 Access for Data Collectors: In respect of a Metering System registered in its Bulk Supply Point Registration Service a Scottish Company shall use reasonable endeavours to secure that the appointed BSP Data
Collector has such access to the relevant meters as the BSP Data Collector reasonably requires in order to read them all within the timescales required for Allocation.
9.7 Service Levels: Each Scottish Company shall meet the Service Levels specified in Service Requirement S530 in relation to each Bulk Supply Point effectively registered in its Bulk Supply Point Registration Service.

10. Radio Teleswitch Service Access Providers
10.1 Radio Teleswitch Service Access Providers:  Each Scottish
Company (or a person duly authorised to act on its behalf) shall obtain and maintain Accreditation as a Radio Teleswitch Service Access Provider to the extent that such Accreditation is available and shall act as the Radio Teleswitch Service Access Provider for all
Suppliers who request such Scottish Company to act on their behalf as Radio Teleswitch Service Access Provider.

11. Performance Assurance and Scottish Company Liquidated
Damages
11.1 Performance Assurance:  Each Scottish Company shall:-
11.1.1 provide, or procure the provision of, such reports to Scottish Settlements as may from time to time be reasonably required by it in order to enable Scottish Settlements to review compliance by that Scottish Company and by each Agent for which that Scottish Company is responsible with the relevant provisions of this Agreement, including this Part V, the Rules, Service
Requirements S500, S510, S515, S530 and S590, the relevant Market Procedure(s), including MP-
01, MP-201, MP-301, MP-702 and MP-502 and the
Metering Codes of Practice or any Derogation;
and
11.1.2 provide the PAAP with access to all of its records, data and other information (and those of its Agents) as may reasonably be required by the PAAP to carry out its functions in accordance with Clause 89 (Proceedings of PAAP) or otherwise pursuant to this Agreement or procure that such access is provided.
11.2 Scottish Company Liquidated Damages: Without prejudice to any other right of other Parties (other than in respect of claims for damages for loss), a Scottish
Company who fails to comply with the reporting requirements imposed on it pursuant to Clause 27.1.1 or with any of the Performance Levels set out in Schedule 8 (Liquidated Damages and Performance Levels) shall be liable to the relevant Liquidated Damages payment, if any, set out in Schedule 8, to be payable in accordance with Schedule 8.

12. Line Loss Factors, Transformer Loss Factors and
Transmission Loss Multipliers
12.1 Scottish Companies to provide Line Loss Factors,
Transformer Loss Factors and Transmission Loss
Multipliers: Each Scottish Company shall be responsible for providing to the appropriate parties :-
12.1.1 Line Loss Factors;
12.1.2 Transformer Loss Factors; and
12.1.3 Transmission Loss Multipliers;
 all in accordance with the applicable Rules, the relevant
Market Procedure(s), including MP-301 and MP-528 and
Service Requirement S500.

13. Notification in relation to seals
13.1 Notification of breaking and remaking of seals:  Each
Scottish Company shall, with respect to any Half Hourly
Metering System notify the Associated Responsible Party if any seal relating to that Metering System has been, or is likely to be, broken by that Scottish Company for more than 24 hours or which is, or is due to be, remade, in all cases as soon as is reasonably practicable
(including, if reasonably practicable, before breaking or remaking such seal), stating, in the case of notification of a breaking of a seal, the reason for breaking such seal.

14. Profile Administrator
14.1 Profile Administrator:  Each Scottish Company shall:-
14.1.1 co-operate with the Profile Administrator in the performance of the Scottish Company's obligations under the Profile Administrator
Contract and under any undertaking provided by the Scottish Company pursuant to the Profile
Administrator Contract;
14.1.2 co-operate with the Profile Administrator in the performance of the Scottish Company's obligations under the Profile Services Agreement and under any undertaking provided by the Scottish Company pursuant to the Profile
Services Agreement;
14.1.3 provide such information as the Profile
Administrator may reasonably require in the performance of its obligations pursuant to the Profile Administrator Contract and the Profile
Services Agreement; and
14.1.4 forthwith upon request comply with any directions as may from time to time reasonably be made by Scottish Settlements in respect of the Profile Administrator Contract and/or the Profile Services Agreement.

15. Master Registration Agreement
15.1 Provision of Assistance: Each Scottish Company shall and shall procure that each of its Agents shall consider the impact upon it of any proposed changes to the MRA
Priority Provisions and shall provide any relevant information relating to such changes to Scottish
Settlements in order to enable Scottish Settlements to comply with its obligations pursuant to the Master
Registration Agreement. Scottish Settlements shall be entitled to rely on all information given to it by either
Scottish Company or its Agents pursuant to this Clause
31.

16. Assistance
16.1 Assistance in relation to Queries: Each Scottish Company shall provide and shall use all reasonable endeavours to procure that each Meter Operator appointed by it, in relation to a Metering System at a Bulk Supply Point registered in its Bulk Supply Point Registration Service (other than a Bulk Supply Point at a Grid-connected
Customer Site or a Grid-connected Composite Site), its
System Data Provision Service and its Grid Control Centre provides all reasonable assistance and support to the Systems Support Help Desk or Scottish Settlements (as appropriate) as is required for the resolution of any Query pursuant to Schedule 10 (Operational and Other
Queries and Requests for Information Procedure).
16.2 Assistance to Scottish Settlements: Each Scottish Company shall provide and shall use all reasonable endeavours to procure that each of its Agents, its System
Data Provision Service and its Grid Control Centre provides all reasonable assistance and support to Scottish Settlements in carrying out its duties under Parts IV and IX (including without limitation carrying out impact assessments regarding the effect of proposed modifications or system changes if reasonably required to do so by Scottish Settlements), and in relation to the co-ordination of change.
16.3 Assistance to Entry Process Co-ordinator: Each Scottish Company shall provide and shall use all reasonable endeavours to procure that its Agents, its System Data Provision Service and its Grid Control Centre provides all reasonable assistance and support to the Entry
Process Co-ordinator with a view to ensuring appropriate testing environments are available.

17. Non Qualifying Parties
17.1 Schedule 3: Each Scottish Company shall comply with its obligations set out in Schedule 3 (Non Qualifying
Parties).




67

59

Settlement Agreement for Scotland	14 August 1998
Part VI:  Duties of Suppliers

1. Introduction
1.1 General: Subject to Clause 34.2, the provisions of this Part shall have effect with respect to certain responsibilities of Suppliers in respect of any Supplier
Hub in an Authorised Area in relation to which a Supplier is a Qualifying Supplier and with respect to the responsibilities of such Suppliers in relation to their appointment of Meter Operators, Data Collectors, and Data Aggregators for such Supplier Hub in that Authorised
Area.
1.2 Non Qualifying Suppliers: The provisions of this Part shall not apply in respect of any Supplier Hub in an Authorised Area in relation to which a Supplier is a Non Qualifying Supplier and the provisions of Schedule 3 (Non Qualifying Parties) shall apply to such Supplier in respect of any such Supplier Hub in that Authorised Area until such Supplier becomes a Qualifying Supplier in respect of that Supplier Hub in that Authorised Area.

2. Compliance and information provision
2.1 General: Each Supplier shall comply with the provisions of this Agreement to the extent applicable to it.
2.2 Systems and information provision: Without limitation to Clause 35.1, each Supplier shall:-
2.2.1 have and maintain in place such personnel, systems, contracts and procedures as are necessary to enable it to comply with such provisions; and
2.2.2 subject always to Clause 126 (Release of information) provide to any Party or any third party, such data, schedules, reports and other information required to be provided by it pursuant to the terms of this Agreement.
2.3 Market Domain Data: Each Supplier shall and shall procure that its Supplier Agents shall:-
2.3.1 provide to Scottish Settlements such Market
Domain Data as is required from that Supplier and its Supplier Agents fifteen (15) Working
Days prior to that Supplier's first registration in a PES Registration Service for either
Scottish Company's Authorised Area; and
2.3.2 forthwith on becoming aware of any amendments to such Market Domain Data being necessary or any additional Market Domain Data being required from that Supplier and/or its Supplier Agents, provide Scottish Settlements with such additional and/or amended Market Domain Data, and any Supplier shall ensure or procure its Supplier Agents ensure such data is complete and correct in all respects.
2.4 Accuracy of information: Each Supplier shall use its reasonable endeavours to ensure that any data items for which it is responsible pursuant to this Agreement are complete and accurate.
2.5 Data transfer: Each Supplier shall or shall procure that its Supplier Agents comply with the Data Transfer
Catalogue Requirements when sending data which has a corresponding Data Transfer Catalogue flow.
2.6 Second of January:  Notwithstanding the provisions of
Section 1.5 of Schedule 8 (Liquidated Damages and
Performance Levels) and Clauses 87 (Urgent Response) and
89.8 of Part IX (Governance of this Agreement) each
Supplier shall use reasonable endeavours to ensure that any obligation that it or any of its Agents is required to perform shall be performed within the timescales specified in this Agreement, providing that nothing in this Clause 35.6 shall require a Supplier or any of its Agents to perform any of its obligations under this Agreement that it is required to perform on a Working Day on the second of January or when the second of January is not a Working Day on the first Working Day thereafter.

3. Installation of metering
3.1 Installation of Mandatory Half Hourly Metering Equipment for Customers above 100kW before the Effective Trading
Date:  In respect of any Metering System at 100kW
Premises in relation to which a Supplier is registered in a PES Registration Service prior to the Effective Trading Date, that Supplier shall install Half Hourly Metering Equipment (if the same has not already been installed) in accordance with the relevant Metering Code of Practice and Schedule 5 (Metering) prior to the Effective Trading Date. Provided always that:-
3.1.1 there shall be no obligation to install such Metering Equipment in respect of any Site relating to an Unmetered Supply; and
3.1.2 the Supplier shall only be obliged to use its reasonable endeavours to comply with the provisions of this Clause 36.1 where the relevant Premises have become 100kW Premises during the period of three months immediately prior to the Effective Trading Date.
3.2 Installation of Mandatory Half Hourly Metering Equipment for Customers above 100 kW after the Effective Trading
Date:  In respect of any  Metering System at 100 kW
Premises in relation to which a Supplier is or is to be registered in a PES Registration Service after the Effective Trading Date, that Supplier shall use all reasonable endeavours to install Half Hourly Metering Equipment (if the same has not already been installed) in accordance with the relevant Metering Code of Practice and Schedule 5 (Metering) no later than the date on which such registration first takes full effect. Provided always that there shall be no obligation to install such Metering Equipment in respect of Sites relating to Unmetered Supplies.
3.3 Installation of metering for Customers of 100kW or less before the Effective Trading Date: In respect of any Metering System at any premises other than 100kW Premises in relation to which a Supplier is registered in a PES Registration Service prior to the Effective Trading Date, that Supplier shall install Non Half Hourly Metering Equipment (if not already installed) or (at its discretion) Half Hourly Metering Equipment in accordance with the relevant Metering Code of Practice and Schedule
5 (Metering) prior to the Effective Trading Date.
Provided always that there shall be no obligation to install such Metering Equipment in respect of any Site relating to Unmetered Supplies.
3.4 Installation of metering for Customers of 100 kW or less after the Effective Trading Date: In respect of any Metering System at any premises other than 100 kW
Premises in relation to which a Supplier is or is to be registered in a PES Registration Service after the Effective Trading Date, that Supplier shall use all reasonable endeavours to install Non Half Hourly Metering Equipment (if not already installed) or (at its discretion) Half Hourly Metering Equipment in accordance with the relevant Metering Code of Practice and Schedule
5 (Metering). Provided always that there shall be no obligation to install such Metering Equipment in respect of any Site relating to Unmetered Supplies.

4. Co-operation with Market Auditor
4.1 Co-operation with Market Auditor: Each Supplier shall and shall procure that its Supplier Agents co-operate with the Market Auditor at all times and provide all such information and assistance as is from time to time reasonably required of that Supplier or its Supplier
Agents by the Market Auditor in fulfilling its obligations pursuant to Schedule 6 (Role of the Market
Auditor).

5. PES Registration Service
5.1 PES Registration Service: A Supplier which intends to supply electricity measured by a Metering System shall sign and comply with the provisions of the Master
Registration Agreement.
5.2 Supplier Identifiers:
5.2.1 If and to the extent that a Supplier is to act on behalf of a supplier with an exemption under the Act which is not a Party for the purposes of this Agreement that Supplier shall be entitled, insofar as is possible having regard to any other relevant agreement, to have additional
Supplier Identifiers without limit in number for each such Supplier with such exemptions for the purpose of Allocation under this Agreement.
5.2.2 To the extent that a Supplier completes the Supplier Entry Process in an Authorised Area in respect of one or more Supplier Hubs but has not yet completed the Supplier Entry Process, for that Authorised Area in respect of one or more other Supplier Hubs then, that Supplier shall be entitled, insofar as is possible having regard to any other relevant agreement and in respect only of each such Supplier Hub, to have an additional Supplier Identifier (up to a maximum of two (2) only) for the purpose of Allocation under this Agreement.
5.2.3 In the event that a Supplier has any additional
Supplier Identifiers in accordance with Clauses
38.2.1 and 38.2.2 that Supplier shall, in respect of each such additional Supplier
Identifier, be deemed to be a Second Tier
Supplier for the purposes of this Agreement.

6. Supplier Agents
6.1 Appointment of Supplier Agents:  Subject to Clauses 40.3,
41.2 and 42.2 each Supplier shall, in relation to each Metering System in respect of which it has an effective registration in a PES Registration Service, secure that the following are appointed, and that such appointments are (where applicable) recorded in the relevant PES Registration Service, with effect from the time when such registration first takes effect and that an appointment of each of the following is maintained so long as the Supplier remains so registered:-
6.1.1 unless the Metering System relates to an Unmetered Supply, a Meter Operator;
6.1.2 a Data Collector;
6.1.3 a Data Aggregator; and
6.1.4 where applicable, a Radio Teleswitch Service
Access Provider.
6.2 Supplier Entry Processes: Each Supplier shall ensure that it and each of its Supplier Agents in respect of a particular Supplier Hub within an Authorised Area has satisfied the requirements of the Supplier Entry
Process:-
6.2.1 in the case of initial entry (except for a Non
Qualifying Supplier) prior to any registration of that Supplier in respect of a Metering System in the PES Registration Service relating to a Supplier Hub in that Authorised Area; and
6.2.2 in respect of any requirement to repeat the Supplier Entry Process due to a change in that Supplier or any of its Supplier Agents' systems relating to a Supplier Hub before live operation of those changed systems with other Allocation
Systems, and
 in each case has submitted any readiness confirmation required to the Entry Process Co-ordinator.
6.3 Replacement of Supplier Agents:  Subject to Clauses 40.3,
41.2 and 42.2, each Supplier:-
6.3.1 may arrange for any Supplier Agent for which it is responsible to be removed from time to time provided that a replacement Supplier Agent shall have been appointed with effect from the date of removal of the removed Supplier Agent. Each
Supplier shall ensure that the appointment of a Supplier Agent for which it is responsible shall terminate on withdrawal of the Accreditation
(where applicable) of the relevant Supplier
Agent;  and
6.3.2 shall ensure that there are appropriate arrangements in place in compliance with Service
Requirement(s) S510, S520, S530, S540 and S550 with each Supplier Agent for which it is responsible from time to time to enable any replacement Supplier Agent for which it is responsible to take over the functions of a Supplier Agent whose appointment has expired or been terminated, including arrangements for the transfer of relevant data to such replacement
Supplier Agent.
6.4 Responsibility of Suppliers: Each Supplier shall be responsible for every act, breach, omission, neglect and failure of each Supplier Agent appointed pursuant to Clause 39.1 in relation to their appointment as a Supplier Agent and shall itself comply, and procure compliance by each such Supplier Agent, with this Agreement including applicable Rules, relevant Market Procedure(s), including MP-502, MP-503, MP-504 and MP-
505, Service Requirement(s) S510, S520, S530, S540 and
S550 and Metering Codes of Practice or any Derogation;
6.5 Performance Assurance:  Each Supplier shall:-
6.5.1 provide, or procure the provision of, such reports to Scottish Settlements as may from time to time be reasonably required in accordance with the relevant Market Procedure(s), including MP-
532, or otherwise by it in order to enable
Scottish Settlements to review compliance by that Supplier and by each Supplier Agent for which that Supplier is responsible with the relevant provisions of this Agreement, including this Part
VI, Service Requirements S510, S520, S530, S540 and S550, relevant Market Procedure(s), including
MP-01, MP-502, MP-503, MP-504 and MP-505 and the
Metering Codes of Practice or any Derogation; and
6.5.2 provide or procure the provision of access for the PAAP to all of its records, data and other information (and those of its Supplier Agents) as may reasonably be required by the PAAP to carry out its functions in accordance with Clause 89
(Proceedings of PAAP) and relevant Market
Procedure(s), including MP-532, or otherwise pursuant to this Agreement.
6.6 Supplier Liquidated Damages: Without prejudice to any other right of other Parties (other than in respect of claims for damages for loss), a Supplier who fails to comply with the reporting requirements imposed on it pursuant to Clause 39.5.1, with Clause 44.1 or (as the case may be) Clause 44.2 or with any of the Performance
Levels shall be liable to the relevant Liquidated Damages payment set out in Schedule 8 (Liquidated Damages and Performance Levels), to be payable in accordance with
Schedule 8.
6.7 Assistance to Supplier Agents: Each Supplier shall, in accordance with the relevant Market Procedure(s), including MP-502, MP-503, MP-504 and MP-505 and/or
Service Requirement(s) S510, S520, S530, S540 and S550 and/or the relevant Metering Codes of Practice, take such actions and provide such information as is reasonably necessary to enable each Supplier Agent for which it is responsible to discharge its functions in accordance with this Agreement including relevant Market Procedure(s), including MP-502, MP-503, MP-504 and MP-505 and/or
Service Requirement(s) S510, S520, S530, S540 and S550 and/or the relevant Metering Codes of Practice or any Derogation.
6.8 Performance of duties as Meter Operator, Data Collector or Data Aggregator by Supplier: Notwithstanding the duty contained in Clause 39.1, but subject always to Clauses
40.3.2, 41.2.2, 41.2.3 and 42.2.2, a Supplier may,
instead of securing that a Meter Operator, Data Collector or Data Aggregator is appointed in relation to each Metering System registered to it, perform the relevant function or functions itself provided that it is and remains Accredited for the relevant function or functions, in which event the provisions of this Part VI shall apply and be interpreted on the basis that the Supplier shall (in its capacity as a Meter Operator, Data Collector or Data Aggregator) itself perform the obligations of which it would otherwise be required to ensure compliance by the relevant Supplier Agent.
6.9 Performance of duties as Radio Teleswitch Service Access Provider by Supplier: Notwithstanding the duty contained in Clause 39.1, a Supplier may, instead of securing that a Radio Teleswitch Service Access Provider is appointed in relation to each Metering System registered to it which incorporates a Radio Teleswitch perform the relevant function itself provided that the Supplier is and remains Accredited to the extent that such Accreditation is available as a Radio Teleswitch Service
Access Provider, in which event the provisions of this
Part VI shall apply and be interpreted on the basis that the Supplier shall itself (in its capacity as a Radio Teleswitch Service Access Provider) perform the obligations of which it would otherwise be required to ensure compliance by the relevant Radio Teleswitch
Service Access Provider.
6.10 Access to records: Each Supplier shall use reasonable endeavours to ensure that all records and data held by each Supplier Agent consequent on his appointment by that Supplier are accessible to the Market Auditor and to any other person authorised to have access to all such records and data under this Agreement.

7. Meter Operation
7.1 General: This Clause 40 sets out the rights and obligations of each Supplier with respect to Meter
Operation which rights and obligations are in addition to
any other rights and obligations detailed in Schedule 5
(Metering).
7.2 Functions of Meter Operators: The principal functions of a Meter Operator appointed pursuant to Clause 39.1 shall be to install, inspect, maintain (repairing and replacing
as necessary), commission, test, provide and maintain technical details of, change, Energise and De-energise Meters, take Meter readings, investigate suspected faults and invalid data and test and provide reports in respect
of such activities, in respect of Metering Equipment, in accordance with the relevant Market Procedure(s), including MP-502 and Service Requirement(s) S510 and
Metering Codes of Practice or any Derogation.
7.3 Choice of Meter Operators: The identity of each Meter Operator for which a Supplier is responsible shall be determined by that Supplier save that:-
7.3.1 there must be no more than one appointment
pursuant to Clause 39.1 of a Meter Operator in
effect at any time in relation to a particular
Metering System in respect of any particular
period;   and
7.3.2 a Supplier shall secure that (unless otherwise agreed by the Director) the functions of a Meter
Operator in relation to those Non Half Hourly
Metering Systems registered to it in a PES
Registration Service shall only be performed by the Host Company (or any Accredited person duly authorised to act on its behalf) in respect of the period beginning with the Signing Date and ending on 31 March 2000 or such other date determined by the Director.
7.4 Provision of information: Each Supplier shall, without prejudice to the requirements of Clauses 35.2.2 and 39.10 promptly after its registration in respect of a particular Metering System first takes full effect or (as the case may be) following a change in the Meter Operator appointed in relation to a particular Metering System, send to the relevant Meter Operator for each Metering
System registered to it in a PES Registration Service
(unless otherwise agreed with the relevant Meter
Operator):-
7.4.1 details of such Meter Operator's registration in a PES Registration Service in relation to that Metering System, the related Metering System
Identifier, the Identifiers for the Data
Collector and where appropriate BSP Data
Collector and Scottish Company related to that Metering System and the relevant Supplier
Identifier;  and
7.4.2 confirmation of the time and date with effect from which that Meter Operator's appointment in relation to such Metering System is to take effect.
7.5 Service Levels: Each Supplier shall (as appropriate) meet, or procure that the relevant Meter Operator meets, the relevant Service Levels specified in Service
Requirement S510 in relation to the Metering Systems in respect of which its registration first takes full effect in a PES Registration Service.

8. Data Collection
8.1 Functions of Data Collectors: The principal functions of a Data Collector appointed pursuant to Clause 39.1 shall be to collect, check, validate, provide estimates, report faults, update, process, provide and investigate inconsistencies in metering data in relation to Metering Systems and to provide such metering data to the relevant Data Aggregator, in accordance with the relevant Market Procedure(s), including MP-502 and MP-504 and Service Requirement(s) S520 and S530 or any Derogation.
8.2 Choice of Data Collector: The identity of each Data Collector for which a Supplier is responsible shall be determined by that Supplier save that:-
8.2.1 there must be no more than one appointment pursuant to Clause 39.1 of a Data Collector by a Supplier in effect at any time in relation to a particular Metering System in respect of any particular period;
8.2.2 a Supplier shall secure that (unless otherwise agreed by the Director) the functions of a Data
Collector in relation to those Non Half Hourly
Metering Systems registered to it in a PES
Registration Service shall only be performed by the Host Company (or any Accredited person duly authorised on its behalf) in respect of the period beginning with the Signing Date and ending on 31 March 2000 or such other date determined by the Director; and
8.2.3 each Supplier agrees that (unless otherwise agreed by the Director) for the purposes of this Agreement no-one other than the Scottish Company
(or any Accredited person duly authorised to act on its behalf) may be appointed pursuant to Clause 39.1 as the Data Collector in relation to any Metering System at a Grid-connected Customer
Site or a Grid-connected Composite Site which, in each case, is registered to that Supplier in a PES Registration Service.
8.3 Provision of information: Each Supplier shall, without prejudice to the requirements of Clauses 35.2.2 and 39.4, send to the relevant Data Collector for each Metering
System registered to it in a PES Registration Service:-
8.3.1 promptly after its registration in respect of a particular Metering System becomes effective or (as the case may be) following a change in Data
Collector appointed in relation to a particular
Metering System (unless otherwise agreed with the relevant Data Collector):-
8.3.1.1 details of such Data Collector's registration in a PES Registration
Service in relation to a Metering
System, the related Metering System
Identifier and the Identifiers for
the Meter Operator, Data Aggregator
and Scottish Company related to that
Metering System and the relevant
Supplier Identifier;  and
8.3.1.2 confirmation of the date with effect from which that Data Collector's appointment in relation to such
Metering System is to take effect;
and
8.3.1.3 any data in respect of consumption at a Metering System received by it directly from Customers (which shall be sent promptly after receiving such information), in order to enable the relevant Data Collector to validate and process such information.
8.4 Access for Data Collectors: In respect of a Metering System in relation to which it is effectively registered in a PES Registration Service a Supplier shall use reasonable endeavours to secure that the appointed Data Collector has such access to the relevant Meters as the Data Collector reasonably requires in order to read them all within the timescales required for Allocation.
8.5 Service Levels: Each Supplier shall (as appropriate) meet, or procure that the relevant Data Collector meets, the relevant Service Levels specified in Service Requirement(s) S520 and S530 in relation to the Metering Systems in respect of which it is effectively registered in a PES Registration Service.

9. Data Aggregation
9.1 Functions of Data Aggregator: The principal functions of a Data Aggregator appointed pursuant to Clause 39.1 shall be to receive, check, enter, update, aggregate and provide metering data and report on invalid, inconsistent or missing metering data received from Data Collectors and provide such aggregated data to the Operating Agent, in accordance with the relevant Market Procedure(s), including MP-503 and MP-505 and Service Requirement(s)
S540 and S550 or any Derogation.
9.2 Choice of Data Aggregator: Each Supplier shall be entitled to appoint a Data Aggregator of its choice save that:-
9.2.1 a Supplier shall not appoint more than one Data Aggregator pursuant to Clause 39.1 at any time in relation to a particular Metering System in respect of any particular period; and
9.2.2 a Supplier shall secure that (unless otherwise agreed by the Director) the functions of a Data
Aggregator in relation to those Non Half Hourly
Metering Systems registered to it in a PES
Registration Service shall only be performed by the Host Company (or any Accredited person duly authorised to act on its behalf) in respect of the period beginning with the Signing Date and ending on 31 March 2000 or such other date determined by the Director.
9.3 Provision of information: Each Supplier shall, without prejudice to the requirements of Clauses 35.2.2 and 39.4, promptly after its registration in respect of a particular Metering System first takes full effect or (as the case may be) following a change in Data Aggregator appointed in relation to a particular Metering System, send to the relevant Data Aggregator for each Metering
System registered to it in a PES Registration Service
(unless otherwise agreed with the relevant Data
Aggregator):-
9.3.1 details of such Data Aggregator's registration in a PES Registration Service in relation to a Metering System, the related Metering System
Identifier and the Identifiers for the Data
Collector and Scottish Company related to that Metering System and the relevant Supplier
Identifier; and
9.3.2 confirmation of the start of the period for which the Data Aggregator is appointed.
9.4 Service Levels: Each Supplier shall (as appropriate) meet, or procure that the relevant Data Aggregator meets, the relevant Service Levels specified in Service Requirement(s) S540 and S550 in relation to the Metering Systems in respect of which it is effectively registered in a PES Registration Service.
9.5 Investigation of anomalies: A Supplier shall ensure that any material anomaly reported to it by a Data Aggregator appointed by it in accordance with Clause 39.1 in relation to data received by that Data Aggregator from Data Collectors for which the Supplier is responsible is recorded and investigated and that a record is kept of the action (if any) taken to prevent a recurrence of the anomaly during the next Supply Reconciliation Run and shall ensure that all such details are provided to the PAAP. For this purpose, a "material anomaly" is one which is required to be so recorded and investigated in accordance with the relevant Service Requirements or one which the Supplier appreciates or should reasonably appreciate will have an impact on the quality of data for Allocation purposes.

10. Radio Teleswitch service access provision
10.1 Functions of Radio Teleswitch Service Access
Provider:  The functions of a Radio Teleswitch Service
Access Provider appointed pursuant to Clause 39.1 shall be to monitor messages concerning contact switching times sent to a Metering System for which the related Metering Equipment is equipped with a Radio Teleswitch and to provide details of those messages to Scottish Settlements
(by such means and in accordance with such Service Requirements as may from time to time be approved by Scottish Settlements).
10.2 Choice of Radio Teleswitch Service Access Provider: Each Supplier shall be entitled to appoint a Radio Teleswitch Service Access Provider (who must be Accredited to the extent that such Accreditation is available) of its choice save that there must at any time be no more than one Radio Teleswitch Service Provider appointed in relation to a particular Metering System in respect of any particular period.
10.3 Group Code Sponsors: Without prejudice to the duty in Clause 39.1 and Clause 39.9 a Supplier may, instead of securing that a Radio Teleswitch Service Access Provider is appointed in relation to each Metering System registered to it for which the related Metering Equipment is equipped with a Radio Teleswitch, use the Group
Code(s) of a Group Code Sponsor who has appointed a Radio Teleswitch Service Access Provider in relation to such Group Code(s).

11. Provision of data
11.1 Provision of data - 100 kW Premises: In respect of each Metering System at 100 kW Premises in relation to which it is registered in a PES Registration Service, a Supplier shall promptly submit or procure the submission of:-
11.1.1 the appropriate data (as specified by Market
Procedure MP-503) by Supplier Identifier to the
Operating Agent;
11.1.2 the appropriate SDP Data Inputs (as specified in the relevant Market Procedure(s) including MP-
502) by the relevant Data Collector appointed by it to the relevant SDP Service, before each Initial Supply Settlement Run in accordance with the relevant Market Procedure(s), including MP-
502 and MP-503.
11.2 Provision of data - non-100 kW Premises: In respect of any Metering System at premises other than 100 kW
Premises in relation to which it is registered in a PES
Registration Service, each Supplier shall submit or procure the submission of:-
11.2.1 the appropriate data (as specified by the relevant Market Procedure(s), including MP-503) by Supplier Identifier to the Operating Agent;
and
11.2.2 appropriate SDP Data Inputs (as specified in the relevant Market Procedure(s), including MP-503) by the relevant Data Collector appointed by it to the relevant SDP Service, in each case promptly after collection of such data and, in any event, before the relevant Final Supply Reconciliation
Run in accordance with the relevant Market Procedure(s), including MP-502, MP-503 and MP-505;
11.3 Provision of data - commencement or cessation of trading: A Supplier shall (to the extent that it has not already done so in accordance with the Supplier Entry
Process) submit, or procure the submission to the Operating Agent of, appropriate details of each Authorised Area in which the Supplier commences or ceases trading, in accordance with the relevant Market
Procedure(s).

12. Additional responsibilities
12.1 Profile Classes:
12.1.1 a Supplier shall allocate a Profile Class to a new Non Half Hourly Metering System in relation to which it is registered in a PES Registration
Service in accordance with the relevant Market
Procedure(s), including MP-516;
12.1.2 if any change is required to a Profile Class a Supplier shall change the Profile Class of any Non Half Hourly Metering System in relation to which it is registered in a PES Registration
Service in accordance with the relevant Market
Procedure(s), including MP-516;  and
12.1.3 a Supplier shall use reasonable endeavours to ensure that the relevant Data Collector allocates a Profile Class to a Half Hourly
Metering System in relation to which it is registered in a PES Registration Service for the purposes of data estimation by the Data
Collector in accordance with the relevant Market
Procedure(s), including MP-516.
12.2 Profile Administrator:  Each Supplier shall:-
12.2.1 co-operate with the Profile Administrator in the performance of the Supplier's obligations under the Profile Administrator Contract and under any undertaking provided by the Supplier pursuant to the Profile Administrator Contract;
12.2.2 co-operate with the Profile Administrator in the performance of the Supplier's obligations under the Profile Services Agreement and under any undertaking provided by the Supplier pursuant to the Profile Services Agreement;
12.2.3 provide such information as the Profile
Administrator may reasonably require in the performance of its obligations pursuant to the Profile Administrator Contract and the Profile
Services Agreement;  and
12.2.4 comply with any directions as may from time to time reasonably be made by Scottish Settlements in respect of the Profile Administrator Contract and/or the Profile Services Agreement.
12.3 Provision of teleswitch switching instructions: In relation to each Teleswitch Group in which it has Metering Systems for which it is responsible, a Supplier shall (where applicable) ensure that the teleswitch switching instructions and changes thereto are provided to the Radio Teleswitch Service Access Provider in accordance with the Radio Teleswitch Agreement.
12.4 Trading of Supplies recorded by Half Hourly Meters:  A
Supplier shall not change the basis of supply in respect of a Metering Point which is traded for Allocation purposes on a Half Hourly basis to one which is traded on a Non Half Hourly basis unless the relevant Meter is replaced by a Non Half Hourly Meter or its Half Hourly function is permanently disabled.

13. Master Registration Agreement
13.1 Provision of Assistance: Each Supplier shall and shall procure that each of its Supplier Agents shall consider the impact upon it of any proposed changes to the MRA Priority Provisions and shall provide any relevant information relating to such changes to Scottish
Settlements in order to enable Scottish Settlements to comply with its obligations pursuant to the Master Registration Agreement. Scottish Settlements shall be entitled to rely on all information given to it by any Supplier or any Supplier Agents pursuant to this Clause
46.

14. Residual Requirements
14.1 Adequate generation sources: Each Supplier shall use all reasonable endeavours to have in place adequate arrangements to obtain supplies of electricity by Supplier Programmed Transfer, Import from the Pool or from a Generator Party pursuant to a Trading Relationship or any combination of them.
14.2 Top-Up and Spill:  Each Supplier other than Scottish
Hydro-Electric or ScottishPower acting as a Supplier in its own Authorised Area, agrees to use all reasonable endeavours to minimise the amount of Top-Up required by them and Spill supplied by them.

15. Supplier Force Majeure
15.1 Supplier Force Majeure: A Supplier shall not be liable to any other Party for delay or failure in performing its obligations under this Part, to the extent that such delay or failure results from or is caused directly by
any event or circumstance beyond the reasonable control
of the Supplier including:-
15.1.1 act of public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion,
public demonstration, sabotage or act of
vandalism;
15.1.2 strikes, lockouts or other industrial
disturbances;
15.1.3 lightning, storm, accumulation of snow or ice, earthquake, fire, flood or act of God;
15.1.4 explosion, fault or failure of plant or
machinery which (in each case) could not have
been prevented by a Reasonable and Prudent
Operator;
15.1.5 governmental restraint, act of Parliament, other legislation, bye law and Directive (not being any order, rule, regulation or direction under
Section 32, 33, 34 or 35 of the Act);
15.1.6 a failure by:-
15.1.6.1 the Operating Agent to provide Daily
Profile Coefficients to a Data
Collector for which the Supplier is
responsible; or
15.1.6.2 the Market Domain Data Agent to
distribute Market Domain Data;
15.1.7 the provision to the Supplier or any Supplier
Agent for which it is responsible by:-
15.1.7.1 the Operating Agent of Daily Profile
Coefficients; or
15.1.7.2 the Market Domain Data Agent of any
Market Domain Data,
 which in each case is incorrect in any material
respect;
15.1.8 until 31st March 2000 or such other  date
determined by the Director, a design fault or
error in the Non Half Hourly Data Aggregation
System or the Non Half Hourly Data Collection
System;  or
15.1.9 a failure in the communication network or method
used by the Supplier Agent in accordance with
the relevant Service Requirements and Market
Procedures provided the Supplier has first used
reasonable  endeavours to ensure that its
Supplier Agent has used any reasonable
alternative method of communication available,
 ("Supplier Force Majeure"), provided that this
Clause 48 is subject to compliance by the
Supplier and its Supplier Agents in all respects
with the disaster recovery provisions from time
to time set out in the applicable Service
Requirements.  Lack of funds shall not be
interpreted as a circumstance beyond a
Supplier's reasonable control.
15.2 Mitigation: A Supplier which is affected by Supplier Force Majeure shall give immediate notice to Scottish Settlements, shall use all reasonable endeavours to mitigate the impact of the Supplier Force Majeure and to remedy as soon as practicable its inability to perform, and shall provide notice to Scottish Settlements within
one Working Day of the Supplier Force Majeure being
resolved or ceasing to apply. This shall be without prejudice to the disaster recovery provisions from time to time set out in the applicable Service Requirements.

16. Assistance
16.1 Assistance in relation to Queries: Each Supplier shall provide and shall use all reasonable endeavours to procure that each Supplier Agent from time to time appointed by it in respect of a Metering System registered to that Supplier in a PES Registration Service provides all reasonable assistance and support to the System Support Help Desk or Scottish Settlements (as appropriate) as is required for the resolution of a Query pursuant to Schedule 10 (Queries and Requests for Information Procedures).
16.2 Assistance to Scottish Settlements: Each Supplier shall provide and shall use all reasonable endeavours to procure that each Supplier Agent from time to time appointed by it provides all reasonable assistance and support to Scottish Settlements in carrying out its duties under Parts IV and IX (including without limitation carrying out any impact assessment regarding the affect of proposed modifications or systems changes if reasonably required to do so by Scottish Settlements), and in relation to the co-ordination of change.
16.3 Assistance in relation to Entry Process Co-ordinator: Each Supplier shall provide and shall use all reasonable endeavours to procure that each Supplier Agent from time to time appointed by it provides all reasonable assistance and support to the Entry Process Co-ordinator with a view to ensuring that appropriate testing environments are available.




67

85

Settlement Agreement for Scotland	14 August 1998
 Part VII:  Duties of Generator Parties

1. Introduction
1.1 General: The provisions of this Part shall have effect with respect to certain responsibilities of each Generator Party in an Area in relation to which a Generator Party is a Qualifying Generator Party and with respect to the responsibilities of each such Generator
Party in relation to their appointment of Meter Operators and Data Collectors in that Area.
1.2 Non Qualifying Generator: The provisions of this Part shall not apply in respect of any Generator Party in an Area in relation to which a Generator Party is a Non
Qualifying Generator Party and the provisions of
Schedule 3 (Non Qualifying Parties) shall apply to such
Generator Party in that Area.

2. Compliance and information provision
2.1 General: Each Generator Party shall comply with the provisions of this Agreement to the extent applicable to it.
2.2 Generator Identifier: For the avoidance of doubt, a Generator Party shall have only one Generator Identifier for the purposes of this Agreement.
2.3 Systems and information provision: Without limitation to Clause 50.1, each Generator Party shall:-
2.3.1 have and maintain in place such personnel, systems, contracts and procedures as are necessary to enable it to comply with such provisions; and
2.3.2 subject always to Clause 126 (Release of information) provide to any Party or any third party, such data, schedules, reports and other information required to be provided by it pursuant to the terms of this Agreement.
2.4 Market Domain Data: Each Generator Party shall and shall procure that its Agents shall:-
2.4.1 provide to Scottish Settlements such Market
Domain Data as is required from that Generator
Party and its Agents fifteen (15) Working Days prior to that Generator Party's first registration in a Generation Registration
Service for either Scottish Company's Area; and
2.4.2 forthwith on becoming aware of any amendments to such Market Domain Data being necessary or any additional Market Domain Data being required from that Generator Party and/or its Generator
Agents, provide to Scottish Settlements such amended and/or additional Market Domain Data, and each Generator Party shall ensure such data is complete and correct in all respects.
2.5 Accuracy of information: Each Generator Party shall use its reasonable endeavours to ensure that any data items for which it is responsible pursuant to this Agreement are complete and accurate.
2.6 Data transfer: Each Generator Party shall or shall procure that each Generator Agent appointed by it complies with the Data Transfer Catalogue Requirements when sending data which has a corresponding Data Transfer Catalogue flow.
2.7 Second of January:  Notwithstanding the provisions of
Section 1.5 of Schedule 8 (Liquidated Damages and
Performance Levels) and Clauses 87 (Urgent Response) and
89.8 of Part IX (Governance of this Agreement), each
Generator Party shall use reasonable endeavours to ensure that any obligation that it or any Agent is required to perform shall be performed within the timescales specified in this Agreement, providing that nothing in this Clause 51.7 shall require a Generator Party or any of its Agents to perform any of its obligations under this Agreement that it is required to perform on a Working Day on the second of January or when the second of January is not a Working Day on the first Working Day thereafter.

3. Installation of metering
3.1 Installation of metering for Registrable Generation Sites before Effective Trading Date: In respect of any Metering System at a Registrable Generation Site which is to be operational from and after the Effective Trading
Date, the relevant Generator Party shall install or procure the installation of Half Hourly Metering
Equipment (if the same has not already been installed) in accordance with the relevant Metering Code of Practice and Schedule 5 (Metering) prior to the Effective Trading Date.
3.2 Installation of Mandatory Half Hourly metering for Registrable Generation Sites after Effective Trading
Date: Each Generator Party shall use all reasonable endeavours to install or procure the installation of Half Hourly Metering Equipment at each Registrable Generation
Site registered or to be registered to it in a Generation Registration Service after the Effective Trading Date in accordance with the relevant Metering Code of Practice and Schedule 5 (Metering).
3.3 Installation of metering for Registrable Import Registers before Effective Trading Date: In respect of any Metering System comprising a Registrable Import Register which is operational as at the Effective Trading Date, the relevant Generator Party shall install or procure the installation of Half Hourly Metering Equipment (if the same has not already been installed) in accordance with the relevant Metering Code of Practice and Schedule 5 (Metering) prior to the Effective Trading Date.
3.4 Installation of Mandatory Half Hourly Metering for Registrable Import Registers: Each Generator Party shall use all reasonable endeavours to install or procure the installation of Half Hourly Metering Equipment at
Metering Systems comprising a Registrable Import Register registered or to be registered to it in a Grid-connected Power Stations (Import Registers) Registration Service after the Effective Trading Date in accordance with the relevant Metering Code of Practice and Schedule 5
(Metering).

4. Co-operation with Market Auditor
4.1 Co-operation with Market Auditor: Each Generator Party shall co-operate with the Market Auditor at all times and provide all such information and assistance as is from time to time reasonably required of that Generator Party by the Market Auditor in fulfilling its obligations pursuant to Schedule 6 (Role of the Market Auditor).

5. Generator Agents
5.1 Appointment of Generator Agents: Subject to Clauses 55.3 and 56.4 each Generator Party shall, in relation to:-
5.1.1 each Metering System at a Registrable Generation
Site registered to it in a Generation
Registration Service with the exception of Metering Systems at such Registrable Generation
Sites which are Composite Sites and which comprise an Import Register or Import Registers;
and
5.1.2 each Metering System comprising a Registrable
Import Register registered to it in a Grid-connected Power Stations (Import Registers)
Registration Service,
 secure that the following are appointed, and information is provided to ensure that such appointments are (where applicable) recorded in the relevant Generation
Registration Service or, as the case may be, Grid-connected Power Stations (Import Registers) Registration Service with effect from the time when such registration first takes full effect and that an appointment of each of the following is maintained so long as the Generator
Party remains so registered:-
5.1.3 a Meter Operator;  and
5.1.4 a Data Collector.
5.2 Generator Entry Processes: Each Generator Party shall ensure that it and each of its Generator Agents within an Area has satisfied the requirements of the Generator
Entry Processes:-
5.2.1 in the case of initial entry (except in the case of a Non Qualifying Generator) prior to any registration of that Generator Party or its Generator Agents in the Generation Registration
Service, Bulk Supply Point Registration Service, or the Grid-connected Power Stations (Import
Registers) Registration Service in that Area;
and
5.2.2 in respect of any requirement to repeat the Generator Entry Processes due to a change in that Generator Party's or any of its Generator
Agents' systems before live operation of those changed systems with other Allocation Systems, and in each case has submitted any readiness confirmation required to the Entry Process Co-ordinator.
5.3 Replacement of Generator Agents: Subject to Clauses 55.3 and 56.2 each Generator Party:-
5.3.1 may arrange for any Generator Agent for which it is responsible to be removed from time to time provided that a replacement Generator Agent shall have been appointed with effect from the date of removal of the removed Generator Agent.
Each Generator Party shall ensure that the appointment of a Generator Agent for which it is responsible shall terminate on withdrawal of the Accreditation (where applicable) of the relevant
Generator Agent;  and
5.3.2 shall ensure that there are appropriate arrangements in place in compliance with Service
Requirement S510 and S530 with each Generator
Agent for which it is responsible from time to time to enable any replacement Generator Agent for which it is responsible to take over the functions of a Generator Agent whose appointment has expired or been terminated, including arrangements for the transfer of relevant data to such replacement Generator Agent.
5.4 Responsibility of Generator Parties: Each Generator Party shall be responsible for every act, breach, omission, neglect and failure of each Generator Agent appointed pursuant to Clause 54.1.1 in relation to their appointment as a Generator Agent and shall itself comply, and procure compliance by each such Generator Agent, with this Agreement including the relevant Service
Requirements, relevant Market Procedures, relevant
Metering Codes of Practice and applicable Rules or any Derogation.
5.5 Performance Assurance:  Each Generator Party shall:-
5.5.1 provide, or procure the provision of, such reports to Scottish Settlements as may from time to time be reasonably required by it in order to enable Scottish Settlements to review compliance by that Generator Party and by each Generator
Agent for which that Generator Party is
responsible with the relevant provisions of this Agreement, including this Part VII, Service
Requirements S510 and S530, relevant Market
Procedures including MP-01 and MP-502 and the Metering Codes of Practice or any Derogation;
and
5.5.2 provide or procure the provisions of access for the PAAP to all of its records, data and other information (and those of any Generator Agent appointed by it) as may reasonably be required by the PAAP to carry out its functions in accordance with Clause 89 (Proceedings of PAAP) or otherwise pursuant to this Agreement.
5.6 Generator Party Liquidated Damages: Without prejudice to any other right of other Parties (other than in respect of claims for damages for loss), a Generator Party who fails to comply with the reporting requirements imposed on it pursuant to Clause 54.5.1, with Clause 60.1 or (as the case may be) Clause 60.2 or with any of the Performance Levels shall be liable to the relevant
Liquidated Damages payment, if any, set out in and to be payable in accordance with Schedule 8 (Liquidated Damages and Performance Levels).
5.7 Assistance to Generator Agents: Each Generator Party shall, in accordance with the relevant Market Procedure and/or Service Requirement(s) and/or the relevant
Metering Codes of Practice, take such actions and provide such information as is reasonably necessary to enable each Generator Agent for which it is responsible to discharge its functions in accordance with this Agreement including the relevant Market Procedure(s) and/or Service Requirement(s) and/or the relevant Metering Codes of Practice or any Derogation.
5.8 Performance of duties by Generator
Party:  Notwithstanding the duty contained in Clause
54.1, a Generator Party may, instead of securing that a Meter Operator and/or Data Collector is appointed in relation to each relevant Metering System at a Registrable Generation Site registered to it in a Generation Registration Service and each Metering System comprising a Registrable Import Register registered to it in a Grid-connected Power Stations (Import Registers) Registration Service, perform the relevant function or functions itself provided that it is and remains
Accredited for the relevant function or functions, in which event the provisions of this Part VII shall apply and be interpreted on the basis that the Generator Party shall (in its capacity as a Meter Operator and/or Data Collector) itself perform the obligations which it would otherwise be required to ensure compliance by the relevant Generator Agent.
5.9 Access to records: Each Generator Party shall use reasonable endeavours to ensure that all records and data held by each Generator Agent consequent on his appointment by that Generator Party are accessible to the Market Auditor and to any other person authorised to have access to all such records and data under this Agreement.

6. Meter Operation
6.1 General: This Clause 55 sets out the rights and obligations of each Generator Party in respect of Meter Operation which rights and obligations are in addition to any other rights and obligations detailed in Schedule 5 (Metering).
6.2 Functions of Meter Operators: The principal functions of a Meter Operator appointed pursuant to Clause 54.1 shall be to install, inspect, maintain (repairing and replacing as necessary), commission, provide and maintain technical details of, change, Energise and De-energise Meters, take Meter readings, investigate suspected faults and invalid data and text and provide reports in respect of such activities, maintain, and rectify faults in respect of, Metering Equipment, in accordance with the relevant
Market Procedure(s), including MP-502 and Service
Requirement S510 and Metering Codes of Practice or any
Derogation.
6.3 Choice of Meter Operators: The identity of each Meter Operator for which a Generator Party is responsible shall be determined by that Generator Party save that there must be no more than one appointment of a Meter Operator in effect at any time in relation to a particular
Metering System in respect of any particular period.
6.4 Service Levels: Each Generator Party shall (as appropriate) meet, or procure that the relevant Meter Operator meets, the relevant Service Levels specified in Service Requirement S510 in relation to any Metering
System in respect of which it is required to ensure the appointment of a Meter Operator.

7. Data Collection
7.1 Functions of Data Collectors: The principal functions of a Data Collector appointed pursuant to Clause 54.1 shall be to collect, check, validate, provide estimates, report faults, update, process, provide and investigate inconsistencies in metering data in relation to Metering Equipment, in accordance with the relevant Market Procedure(s), including MP-502 and Service Requirement
S530 or any Derogation.
7.2 SDP Data Inputs: Each Generator Party shall procure that each Data Collector for which it is responsible shall submit the appropriate SDP Data Inputs to the relevant Scottish Company in accordance with the relevant Market Procedure(s), including MP-502 and, in particular, within the timescales set out therein.
7.3 Reconciliation of SDP Data Inputs: Each Generator Party shall procure that each Data Collector for which it is responsible shall carry out Meter Advance Reconciliations in accordance with the relevant Market Procedure(s), including MP-502.
7.4 Choice of Data Collector: The identity of each Data Collector for which a Generator Party is responsible shall be determined by that Generator Party save that:-
7.4.1 there must be no more than one appointment of a Data Collector by a Generator Party in effect at any time in relation to a particular Metering
System in respect of any Trading Day;
7.4.2 each Generator Party agrees that no-one other than the Host Company (or any Accredited person duly authorised to act on its behalf) may be appointed pursuant to Clause 54.1 as the Data
Collector in relation to any Metering System at a Grid-connected Generation Site registered to that Generator Party in a Generation
Registration Service, other than such a Metering
System which comprises a Registrable Import
Register registered to that Generator Party in a Grid-connected Power Stations (Import Registers)
Registration Service and no other Import
Register or Export Register;
7.5 Access for Data Collectors: In respect of a Metering System in relation to which it is effectively registered in a Generation Registration Service or Grid-connected
Power Station (Import Registers) Registration Service a Generator Party shall use reasonable endeavours to secure that the appointed Data Collector has such access to the relevant Meters as the Data Collector reasonably requires in order to read them all within the timescales required for Allocation.
7.6 Service Levels: Each Generator Party shall (as appropriate) meet, or procure that the relevant Data Collector meets the relevant Service Levels specified in Service Requirement S530 in relation to the Metering
Systems in respect of which it is required to ensure the appointment of a Data Collector.

8. Master Registration Agreement
8.1 Provision of Assistance: Each Generator Party shall consider and shall procure that its Generator Agents consider the impact upon it of any proposed changes to the MRA Priority Provisions and shall provide any relevant information relating to such changes to Scottish
Settlements in order to enable Scottish Settlements to comply with its obligations pursuant to the Master
Registration Agreement. Scottish Settlements shall be entitled to rely on all information given to it by any Generator Party or its Generator Agent pursuant to this Clause 57.

9. Assistance
9.1 Assistance in relation to Queries: Each Generator Party shall provide and shall use all reasonable endeavours to procure that each Generator Agent from time to time appointed by it in respect of each Registrable Generation Site and/or Registrable Import Registers registered to that Generator Party in a Generation Registration Service or a Grid-connected Power Stations (Import Registers) Registration Service provides all reasonable assistance and support to the Systems Support Help Desk or Scottish Settlements (as appropriate) as is required for the resolution of any Query pursuant to Schedule 10 (Queries and Requests for Information Procedures).
9.2 Assistance to Scottish Settlements: Each Generator Party shall provide and shall use all reasonable endeavours to procure that each Generator Agent from time to time appointed by it provides all reasonable assistance and support to Scottish Settlements in carrying out its duties under Parts IV (Role and Function of Scottish Settlements) and IX (Governance of this Agreement)
(including carrying out impact assessments regarding the effect of proposed modifications or system changes if reasonably required to do so by Scottish Settlements), and in relation to the co-ordination of change.
9.3 Assistance in relation to Entry Process Co-ordinator: Each Generator Party shall provide and shall use all reasonable endeavours to procure that each Generator Agent from time to time appointed by it provides all reasonable assistance and support to the Entry Process Co-ordinator with a view to ensuring that appropriate testing environments are available.

10. Residual Requirements
10.1 Adequate Supply arrangements: Each Generator Party shall use all reasonable endeavours to have in place adequate arrangements to supply its output by way of Generator
Trades, Generator Programmed Transfers, Exports through the Pool or to Suppliers pursuant to a Trading
Relationship or any combination of them.
10.2 Top-up and Spill:  Each Generator Party, other than
Scottish Hydro-Electric or ScottishPower acting as a Generator Party in its own Area, agrees to use all reasonable endeavours to minimise the amount of Top-up required by them and Spill supplied by them.

11. Provision of data
11.1 Provision of data - 100 kW Premises: In respect of each Metering System at 100 kW Premises registered to it in a Generation Registration Service or a Grid-connected Power Stations (Import Register) Registration Service, each Generator Party shall procure the prompt submission of the appropriate SDP Data Inputs (as specified by the relevant Market Procedure(s), including MP-502) by the relevant Data Collector appointed by it to the relevant
SDP Service in accordance with the timescales provided for in accordance with the relevant Market Procedure(s), including MP-502.
11.2 Provision of data - non-100 kW Premises: In respect of any Metering System at any premises other than 100 kW Premises registered to it in a Generation Registration Service or a Grid-connected Power Stations (Import
Register) Registration Service, each Generator Party shall procure the submission of the appropriate SDP Data Inputs (as specified by the relevant Market Procedure(s), including MP-502) by the relevant Data Collector appointed by it to the relevant SDP Service promptly after collection of such data in accordance with the relevant Market Procedure(s), including MP-502.

12. Generator Force Majeure
12.1 Generator Force Majeure: A Generator Party shall not be liable to any other Party for delay or failure in performing its obligations under this Part, to the extent that such delay or failure results from or is caused directly by any event or circumstance beyond the reasonable control of the Generator Party including:-
12.1.1 act of public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage or act of vandalism;
12.1.2 strikes, lockouts or other industrial disturbances;
12.1.3 lightning, storm, accumulation of snow or ice, earthquake, fire, flood or act of God;
12.1.4 explosion, fault or failure of plant or machinery which (in each case) could not have been prevented by a Reasonable and Prudent
Operator;
12.1.5 governmental restraint, act of Parliament, other legislation, bye law and Directive (not being any order, rule, regulation or direction under
Section 32, 33, 34 or 35 of the Act);
12.1.6 a design fault or error in the systems used by the Generator Party's Agents relating to Data
Collection at Grid Connected Generation Sites until such time as this is no longer a monopoly service;
12.1.7 a failure in the communication network or method used by the Generator Party's Agent in accordance with the relevant Service
Requirements and Market Procedures provided the Generator Party has first used reasonable endeavours to ensure that its Generator Agent has used any reasonable alternative method of communication available,
 ("Generator Force Majeure"), provided that this Clause 61.1 is subject to compliance by the Generator Party and its Generator Agents in all respects with the disaster recovery provisions from time to time set out in the applicable Service Requirements. Lack of funds shall not be interpreted as a circumstance beyond a Generator
Party's reasonable control.
12.2 Mitigation: A Generator Party which is affected by Generator Force Majeure shall give immediate notice to Scottish Settlements, shall use all reasonable endeavours to mitigate the impact of the Generator Force Majeure and to remedy as soon as practicable its inability to perform, and shall provide notice to Scottish Settlements within one Working Day of the Generator Force Majeure being resolved or ceasing to apply. This shall be without prejudice to the disaster recovery provisions from time to time set out in the applicable Service Requirements.


67

101

Settlement Agreement for Scotland	14 August 1998
 Part VIII:  Charging/Cost Recovery

1. Settlement Charges
1.1 Total Cost Recovery: The total amount of costs which are recoverable through Settlement Charges in any Relevant
Year ("Total Cost Recovery") shall be the total of the recoverable operating costs calculated in terms of Clause
62.2 (as adjusted in terms of Clause 63.2) and, from the last Effective Trading Date, the recoverable development costs in terms of Clause 62.3.
1.2 Operating Costs: The recoverable operating costs shall be calculated in respect of any Relevant Year or other period as the total of the following costs:-
1.2.1 the lesser of (i) the recoverable amount as agreed by Scottish Settlements with the Director in respect of Core Services, after consultation with the FAP in terms of Part IX or (ii) the actual costs incurred in respect of Core Services;
1.2.2 the total Ordered Costs incurred by Scottish Settlements in the Relevant Year;
1.2.3 the total Certification Costs incurred by Scottish Settlements in the Relevant Year;
1.2.4 the aggregate  finance and interest costs
(allowing for any interest earned) incurred by Scottish Settlements in the Relevant Year or other period; and
1.2.5 the aggregate taxation costs (allowing for any rebate in taxation) incurred by or paid in respect of the activities of Scottish
Settlements in the Relevant Year or other period.
1.3 Development Costs: The recoverable development costs in respect of any Relevant Year or other period shall be agreed by Scottish Settlements with the Director in accordance with guidelines approved by the Director and published by Scottish Settlements from time to time.
1.4 Intellectual Property Revenue: In the event that Scottish Settlements receives any income from the licensing of any intellectual property rights owned by it in terms of Clause 8.2.7, such income (after deduction of the costs of entering into any such licence) shall, in each Relevant Year or other period during the Cost
Recovery Period be divided equally and paid to the Scottish Companies. In each Relevant Year or other period after the end of the Cost Recovery Period, any such income (after deduction of the costs of entering into any such licence) shall be deducted from Total Cost Recovery in the calculation of Settlement Charges payable by all Parties in terms of this Part VIII for the Relevant Year or other period.

2. Charging Structure
2.1 Charging: Scottish Settlements shall set for the Relevant Year or other period Charges for Generator
Parties and Suppliers in accordance with the procedures set out in this Agreement.
2.2 Correction Factor: In the event that there is any difference between the amount recovered by Scottish Settlements in respect of any Relevant Year, and Total
Cost Recovery for that Relevant Year, the Total Cost
Recovery for the following Relevant Year and, where appropriate, any subsequent Relevant Years shall be adjusted as follows:-
2.2.1 where the actual amount of Settlement Charges and Standard Charges (referred to in Clause
63.4) accrued is less than Total Cost Recovery then Total Cost Recovery for the following
Relevant Year shall be increased by an amount equal to the shortfall; or
2.2.2 where the actual amount recovered exceeds Total
Cost Recovery then Total Cost Recovery for the following Relevant Year shall be reduced by an amount equal to the excess.
2.3 Division of Settlement Charges: Scottish Settlements shall charge Settlement Charges as follows:
2.3.1 Generator Parties shall pay Settlement
Charges on the basis of kWh of Adjusted
Output to the intent that Generator Parties bear 30% of the Total Cost Recovery in any Relevant Year;
2.3.2 Suppliers to Half Hourly metered Customers shall pay Settlement Charges on the basis of a figure in Pound per MSID agreed between Scottish Settlements and the Director from time to time after consultation with the FAP;
and
2.3.3 Suppliers to Non-Half Hourly Customers shall pay Settlement Charges on the basis of per kWh of the Supplier BSP Group Purchases supplied by the Supplier to its Non-Half
Hourly Customers, to the intent that
Suppliers of both Half-Hourly and Non-Half
Hourly Customers bear 70% of the Total Cost
Recovery in any Relevant Year.
2.4 Standard Charges: Scottish Settlements shall be entitled to charge for standard services in accordance with a schedule of standard charges agreed between Scottish Settlements and the Director from time to time after consultation with the FAP (the "Standard Charges") and published by Scottish Settlements.
2.5 Other Charges: In the case of any other services not covered by Settlement Charges or Standard Charges,
Scottish Settlements shall agree a charge for the relevant service with the purchaser.

3. Recovery of Total Cost Recovery
3.1 Collection of Total Cost Recovery: The due proportion (determined in accordance with Clause 63.3) of Total Cost Recovery payable by each Party shall be recovered by payments from each Party in respect of each Initial Run.
3.2 Reconciliation of Charges: The due proportion of Total Cost Recovery payable by each Party shall be recalculated at Reconciliation Runs determined by Scottish Settlements and notified to the FAP and any increases or decreases in the amounts payable by each Party shall be reflected in the next invoice prepared for such Party in terms of Clause 64.3.
3.3 Invoicing: Scottish Settlements shall prepare for each month an invoice for each Party detailing:
3.3.1 the due proportion of Total Cost Recovery payable by such Party in respect of that month and the basis of calculation of such proportion;
3.3.2 any adjustments to previous invoices arising as a result of Reconciliation Runs in terms of Clause 64.2;
3.3.3 any Standard Charges or other charges payable by such Party in terms of Clauses 63.4 and 63.5;
3.3.4 any Liquidated Damages payable by such Party in terms of Clause 89 (Proceedings of PAAP);
3.3.5 any amounts to be deducted in terms of Clause
62.4;  and
3.3.6 the total amount payable by such Party and any Value Added Tax payable thereon.
 Each invoice shall be despatched to each Party at least twenty one (21) days prior to the due date for payment or, as the case may be, other period agreed between the Parties and notified to the FAP. Such invoice shall be paid no later than the due date for payment unless otherwise agreed with Scottish Settlements.
3.4 Payment: Each Party shall pay all amounts due hereunder by electronic transfer to a bank account specified from time to time by Scottish Settlements in sterling in cleared funds in full without set off or counterclaim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy. All charges are exclusive of United Kingdom Value Added Tax which shall be added to such charges, if applicable.
3.5 Withholding on Disputes: Subject to Clause 113 (Powers of Disputes Panel), no Party may withhold payment of any invoiced amount in the event of any Dispute being raised regarding Charges in any month or period.
3.6 Interest on non-payment: If any amount due to Scottish Settlements in terms of this Agreement is not received on the due date the Party required to pay such amount shall pay interest to Scottish Settlements on such amount from and including the date of default to the date of actual payment (whether after or before judgement) at the rate which is two (2) per cent. per annum above the base rate from time to time of the Royal Bank of Scotland during each period of default.



105

Settlement Agreement for Scotland	14 August 1998
Part IX:  Governance of this Agreement

1.	The Scottish Electricity Forum ("SEF")
1.1	Establishment:  The Parties to this Agreement hereby
establish the SEF upon the terms and subject to the conditions of this Agreement.

2.	Membership of the SEF
2.1	Membership Entitlement:  Each Party to this Agreement
shall, on becoming a Party to this Agreement, become a
member of the SEF with the entitlement to be represented at
all meetings of the SEF.
2.2	Removal:  An SEF Member shall cease to be a member of the
SEF on the date of its ceasing to be a Party to this
Agreement.
2.3	SEF Objectives:  The objectives of the SEF will be:
2.3.1	to elect or appoint individuals to sit on each of
the Panels;  and
2.3.2	to provide a forum for discussion among Market
Participants and each Recognised Organisation in
respect of the operation and development of the
Central Allocation System and the objects of  this
Agreement including consideration of reports from
each Panel, Review Work Group and the Market
Auditor.
2.4	Secretary:  Scottish Settlements shall, from time to time,
appoint an individual (being a representative of Scottish Settlements and an individual other than a representative of a SEF Member) as the Secretary of the SEF, and may
remove and replace such individual so appointed from time
to time.
2.5	Selection of Panel Members:  The SEF shall from time to
time in accordance with this Part IX, elect or appoint
individuals to be the members of the following:-
2.5.1	the Modification Panel;
2.5.2	the Disputes Panel;
2.5.3	the Performance Assurance and Accreditation Panel
("PAAP");  and
2.5.4	the Finance and Audit Panel ("FAP").
The term of office of Panel Members shall subject to Clause 66.11 be until the next annual general meeting of the SEF or the next extraordinary general meeting of the SEF at which
Panel Members are chosen, provided that no Disputes Panel
Member may be nominated, elected or appointed to serve contemporaneously on the Modification Panel, PAAP or FAP
(including as an Alternate).
2.6	Panel Election Procedure:  The procedures set out in this
Clause 66.6  shall apply to the election of Panel Members
by SEF Members other than Scottish Settlements, members of
the Scottish Hydro-Electric Group and members of the
Scottish Power Group ("Non-Scottish Company Members") to
the Panels referred to in Clause 66.5.
2.6.1	Consistent with the voting rights referred to in
Clause 69 (Voting) each Non-Scottish Company
Member shall be entitled, by notice to the
Secretary given no earlier than ninety (90) days
before the day of and no later than twenty four
(24) hours before the stated commencement time of
the annual general meeting or relevant
extraordinary general meeting of the SEF, to
nominate for each Panel in order of preference up
to four (4) individuals (each a "Panel Nominee")
to be Panel Members.  A Panel Nominee need not be
an officer or employee of an SEF Member.  Any such
proposal to be valid shall be accompanied by a
written statement from the relevant Panel Nominee
stating that he is aware of the proposal and would
be prepared to serve as a Panel Member if elected.
2.6.2	At the annual general meeting (or, as the case may
be, extraordinary general meeting) the Secretary
shall circulate (or cause to be circulated) to all
SEF Members and the Director a list of  the names
of each first preference Panel Nominee and of the
Non-Scottish Company Members who proposed them
(the "Panel Nominee List").  The Panel Nominee
List shall also be circulated at the annual
general meeting or, as the case may be,
extraordinary general meeting to each SEF Member
present in person.
2.6.3	At the annual general meeting or (as the case may
be) extraordinary general meeting of SEF Members
held to appoint Panel Members and in the event
that the number of Panel Nominees exceeds the
number of Panel Members to be elected or appointed
by the Non-Scottish Company Members, the following
procedures shall be applied in sequence:-
2.6.3.1	each Non-Scottish Company Member shall
be given a voting paper for each Panel
(in this Clause 66.6, a "Voting
Paper") with the name of every Panel
Nominee who appears on the Panel
Nominee List for that Panel;
2.6.3.2	subject to Clauses 66.6.3.3 and
66.6.3.4 below, a Non-Scottish Company
Member shall rank each Panel Nominee
on its Voting Paper in order of
preference by marking the Panel
Nominee which is its first choice for
membership of the relevant Panel (its
"Preferred Panel Nominee") with the
number "1" and continuing numbering
sequentially in order of preference
until it is indifferent as to the
preference it accords to any remaining
Panel Nominees, at which point no
further preferences should be marked.
The same preference may not be
expressed by a Non-Scottish Company
Member for more than one Panel
Nominee;
2.6.3.3	if a Non-Scottish Company Member has
proposed a Panel Nominee in accordance
with Clause 66.6.1, then such Non-
Scottish Company Member must choose
that Panel Nominee as its Preferred
Panel Nominee;
2.6.3.4	the Secretary shall collect in each
Voting Paper and for each Preferred
Panel Nominee shall calculate the
number of Weighted Votes cast by those
Non-Scottish Company Members in his
favour and for this purpose each Non-
Scottish Company Member shall be
deemed to have cast all its Weighted
Votes in favour of its Preferred Panel
Nominee;
2.6.3.5	the Secretary shall prepare a list
(the "Panel Preference List") ranking
the Preferred Panel Nominees in order
according to the number of Weighted
Votes cast for each such Preferred
Panel Nominee, with the Preferred
Panel Nominee with the greatest number
of Weighted Votes being at the head of
the list;
2.6.3.6	the Panel Nominee whose name appears
last on the Panel Preference List
shall be removed from the Panel
Preference List and shall take no
further part in the election process
for the Panel Members and the
Secretary shall transfer the Weighted
Votes of all those Non-Scottish
Company Members who voted for that
Panel Nominee to the second preference
Panel Nominee(s) on the relevant
Voting Papers.  The Secretary shall
then prepare a revised Panel
Preference List and the procedure set
out in this Clause 66.6.3.6 shall be
repeated as often as may be necessary
until the number of Panel Nominees on
the Panel Preference List equals the
number of Panel Members to be elected
by the Non-Scottish Company Members
(on each occasion the Panel Nominee
whose name appears last on the Panel
Preference List being removed from it
and the Secretary transferring the
Weighted Votes of all those Non-
Scottish Company Members attributable
to that Panel Nominee to the Panel
Nominee(s) who is the Non-Scottish
Company Members next respective
preference);
2.6.3.7	if, at any point in the procedure set
out in Clause 66.6.3.6, the Weighted
Votes cast in favour of the Panel
Nominees ranked at the bottom of the
Panel Preference List are equal, then
the Panel Nominee to be removed from
the Panel Preference List shall be the
Panel Nominee with the least first
preferences.  In the event that the
first preferences are equal reference
shall be made to second preferences
and repeated in relation to each
subsequent preference until either a
Panel Nominee can be eliminated or the
preferences are exhausted.  In the
event that all preferences are equal
the Panel Nominee to be removed from
the Panel Preference List shall be
decided by the drawing of lots in a
manner to be determined by the SEF
Chairman;
2.6.3.8	if no further preference is expressed
on a Voting Paper to be redistributed,
that Voting Paper shall be discarded.
If the next preference expressed on a
Voting Paper is for a Panel Nominee
who has already been removed from the
Panel Preference List then the next
preference again shall  be referred
to;
2.6.3.9	once the procedure set out in Clause
66.6.3.6 above results in a number of
Panel Nominees on the Panel Preference
List which is equal to the number of
Panel Members to be elected by the
Non-Scottish Company Members, then
those Panel Nominees on the Panel
Preference List shall be elected to
the relevant Panel.
2.7	Spoilt Paper:  If any Voting Paper is incorrectly completed
or otherwise spoilt, Scottish Settlements shall take no
account of it or of the preferences purported to be
expressed in the conduct of the procedures set out in
Clause 66.6.
2.8	Default Appointment:  If the procedures set out in this
Clause 66 shall result in a number of first preference
Panel Nominees which is equal to the prescribed number of
Panel Members permitted, then those Panel Nominees shall be appointed to the relevant Panel without the requirement for a vote.  In the event that the number of first preference
Panel Nominees is less than the prescribed number of
Panel Members permitted then those first preference Panel
Nominees shall be appointed to the relevant Panel.
Thereafter, reference shall be had to the next preference
Panel Nominees, and for the purposes of electing or
appointing Panel Members to the remaining seats on the
relevant Panel, the procedures set out in this Clause 66
for electing or appointing Panel Members shall be
followed in relation to such Panel Nominees as if they
were the first preference Panel Nominees.  This procedure
shall be repeated in relation to each following
preference of Panel Nominees until all available seats on
the relevant Panel are filled.  In the event that the
total number of Panel Nominees is less than the prescribed
number of Panel Members permitted on any Panel, Scottish Settlements shall, after consultation with those representatives present at the relevant meeting, appoint in
its sole discretion individuals (who may include employees
of Scottish Settlements, Scottish Hydro-Electric and
ScottishPower) to represent the Non-Scottish Company
Members such that the Panel shall have the prescribed
number of Panel Members.  Panel Members so appointed shall,
subject to Clauses 66.10 and 66.11, serve until the next
annual general meeting or extraordinary general meeting at
which Panel Members are appointed of the SEF.
2.9	Notification to SEF Members:  Scottish Settlements shall
promptly notify all SEF Members and the Director of the
appointment and removal of any Panel Member.
2.10	Vacation of Office by Panel Members:  The office of a Panel
Member shall be vacated if:-
2.10.1	he becomes of unsound mind or a patient for any
purpose of any statute relating to mental health;
or
2.10.2	he and his Alternate fail to attend more than
three consecutive meetings of the requisite Panel;
or
2.10.3	he resigns his office by giving prior written
notice of not less than twenty eight (28) days
delivered to Scottish Settlements;  or
2.10.4	he dies.
2.11	Removal of Panel Member:  All SEF Members whose Weighted
Votes were cast in favour of a Panel Member in an election
pursuant to Clause 66.6 may, at any time and from time to
time, agree acting collectively and unanimously that such
Panel Member shall be removed and replaced by another
individual.  Such removal and replacement shall be notified
to the relevant Panel Member, the Secretary of the relevant
Panel and to the Secretary of the SEF and shall take effect
on notice being received by the Secretary of the SEF,
provided that no such notice shall be given during any
meeting of the relevant Panel.
2.12	Election of Replacement Panel Members:  At the time of the
vacation of office of a Panel Member elected or appointed
by a Non-Scottish Company Member (for the purposes of this
Clause 66 an "Outgoing Panel Member") or as soon as it is reasonably practicable thereafter, a replacement Panel
Member shall be agreed by the relevant SEF Members and,
failing such agreement, shall be elected following the
procedures set out in Clause 66.6, provided that only SEF
Members whose Weighted Votes were cast in favour of the
Outgoing Panel Member in an election pursuant to Clause
66.6, may take part in the election or agreement of a
replacement Panel Member pursuant to this Clause 66.12.
2.13	Scottish Hydro-Electric and ScottishPower Panel
Members:  Scottish Hydro-Electric and ScottishPower shall
be entitled to nominate and appoint representatives to each
Panel, in accordance with its appointee entitlement to the
relevant Panel, without the operation of any voting or
other selection procedure. Scottish Hydro-Electric and ScottishPower shall notify the Secretary of such appointments fourteen (14) days prior to the relevant
general meeting of the SEF.  In the event that the total
number of representatives to be appointed to any Panel by
Scottish Hydro-Electric and ScottishPower is an odd number, Scottish Hydro-Electric and/or ScottishPower shall further nominate one person to serve for the period of time until
the next appointment of Panel Members at which point the
other shall nominate a person to serve for the next period.
In the event that a Panel Member appointed in terms of this
Clause 66.13 vacates his office in terms of Clause 66.10,
then whichever Scottish Company appointed such Panel Member
shall appoint a replacement Panel Member by notifying the
Secretary and the secretary of the relevant Panel of such
appointment.
2.14	Alternates:
2.14.1	Each Panel Member shall have the power to appoint
one person at any time (who may be an existing
member of that Panel or an existing Alternate of a
member of that Panel) to be his alternate
("Alternate") and may at his discretion remove an
Alternate so appointed.  Any appointment or
removal of an Alternate shall be effected by
notice in writing executed by the appointor and
delivered to the secretary of the relevant Panel
in advance of the next meeting of the Panel
concerned.  The secretary shall inform all other
Panel Members of such appointment.  If his
appointor so requests, an Alternate shall be
entitled to receive notice of all meetings of the
Panel or of sub-committees or sub-groups of which
his appointor is a member.  Unless provided
otherwise in this Agreement, he shall also be
entitled to attend, speak and vote in place of the
appointing Panel Member at any part of a meeting
at which the Panel Member appointing him is not
personally present and at such meeting or part of
a meeting to exercise and discharge all the
functions, powers and duties of his appointor as a
Panel Member and for the purposes of the
proceedings at the meeting the provisions of this
Part IX shall apply as if he were a Panel Member.
2.14.2	An Alternate shall ipso facto cease to be an
Alternate if his appointor ceases for any reason
to be a Panel Member.
2.14.3	References in this Agreement to a Panel Member
shall, unless the context otherwise requires,
include his duly appointed Alternate.
2.15	Experience:  SEF Members shall nominate or appoint Panel
Members with due regard to the need for relevant experience
of individuals sitting on each Panel.
2.16	Confidentiality:  Panel Members elected or appointed in
terms of this Clause 66 and any Alternates or others
attending a Panel meeting shall, before taking their place
on the relevant Panel, sign a confidentiality undertaking
in the form  set out in Schedule 11 which shall include
(without limitation) an obligation on Panel Members not to
disclose information which is likely to cause a change in
the price of the shares of any Party or Agent.  Any members
of a Work Group shall also sign such an undertaking prior
to taking their place on the relevant Work Group.
2.17	Conflict of Interest:  In the event that any meeting of a
Panel requires to consider an issue which concerns the employer of a Panel Member, such Panel Member shall immediately inform the chairman and Panel Members of the relevant Panel of his interest and the chairman shall ensure that any such interest ("Conflict of Interest") is noted in the minutes of the meeting. For the purposes of this Clause 66.17 the term "employer" shall be taken to include any affiliate, related undertaking or Agent of such employer from time to time, provided that, for this purpose only, Scottish Settlements shall not be considered an affiliate, related undertaking or Agent of either of the Scottish Companies.

3.	SEF Meetings
3.1	Location:  Meetings of the SEF shall be held in Scotland.
3.2	Annual General Meeting:  Once in July of each calendar year
the SEF Members shall hold a general meeting as their
annual general meeting in addition to any other meetings of
SEF Members in that year, and notices calling such general
meetings shall specify it as the annual general meeting. At
each annual general meeting the SEF Members shall be
required to consider the following, namely:-
3.2.1	the Annual Report, which report shall include:-
3.2.1.1	reports from Panels as provided for in
Clause 8.6;
3.2.1.2	a review of the operation of the
Central Allocation System during the
previous Relevant Year;  and
3.2.1.3	such other information or matters as
Scottish Settlements shall consider
appropriate;
3.2.1.4	details of the budget and operating
costs for the previous and present
Relevant Year;  and
3.2.1.5	details of Scottish Settlements'
proposed priorities for development of
this Agreement over the following
Relevant Year;
3.2.2	the selection of Panel Members pursuant to Clause
66 (Membership of the SEF);
3.2.3	a report prepared by the Market Auditor on the
operation of the Central Allocation System over
the previous Relevant Year and other relevant
matters;
3.2.4	such matters relating to the operation of this
Agreement as any SEF Member present in person may
wish to raise at such meeting, notice of which has
been given to the Secretary no later than seven
(7) days before the date of such meeting, it being
acknowledged and agreed that failure by a SEF
Member so to notify shall not prejudice the right
of any SEF Member to ask questions at such meeting
on any matter then before such meeting;
3.2.5	a report by the Director if so requested by the
Director;
3.2.6	the last audited accounts of Scottish Settlements;
and
3.2.7	such other matters as Scottish Settlements sees
fit to propose and of which notice has been given
in accordance with Clause 67.5.
3.3	General Meetings:  All general meetings of SEF Members
other than annual general meetings shall be extraordinary
general meetings.
3.4	Calling meetings:  Unless otherwise provided in this
Agreement, all general meetings of SEF Members shall be
called by twenty-one (21) days' notice in writing at the
least, provided that a general meeting of SEF Members
shall, notwithstanding that it is called by shorter notice,
be deemed to have been duly called if it is so agreed in
writing by all the SEF Members.
3.5	Convening Meeting:
3.5.1	An annual general meeting of the SEF shall be
convened by Scottish Settlements and any notice
convening such a meeting shall set out or append
details of any such matters as are referred to in
Clause 67.2 and shall be accompanied by a copy of
the reports referred to in Clause 67.2 and any
other relevant documentation.  Scottish
Settlements shall use its reasonable endeavours to
notify SEF Members in advance of the relevant
annual general meeting of any such matters
referred to in Clause 67.2.4 of which Scottish
Settlements has received notice in accordance with
that Clause.
3.5.2	Extraordinary general meetings shall be convened
by Scottish Settlements:-
3.5.2.1	where Scottish Settlements considers
such a meeting to be necessary;  or
3.5.2.2	within one month of receipt of a SEF
Members' requisition if Scottish
Settlements considers that such a
meeting is merited.
3.5.3	An SEF Members' requisition shall state the
objects of the meeting and must be signed by or on
behalf of the requisitionists and deposited at the
office of Scottish Settlements, and may consist of
several documents in like form each signed by one
or more requisitionists.  If Scottish Settlements
does not within thirty (30) days from the date of
the deposit of the requisition proceed duly to
convene an extraordinary general meeting for a
date not later than sixty (60) days after the said
date of deposit, the requisitionists may
themselves convene a meeting, but any meeting to
be convened shall not be held after the expiration
of ninety (90) days from such date of deposit.  A
meeting convened under this Clause 67.5.3 by
requisitionists shall be convened in the same
manner, as nearly as possible, as that in which
meetings are to be convened by Scottish
Settlements.
3.6	Notice of General Meetings:  Any notice convening any
general meeting of SEF Members shall be exclusive of both
the day on which it is served or deemed to be served and of
the day for which it is given, and shall specify the place,
the day and the hour of the meeting and the draft agenda
for such meeting and shall be given to all SEF Members, the Director, the Market Auditor, and any Recognised
Organisation which requests it.  The accidental omission to
give notice of a meeting to, or the non-receipt of notice
of a meeting by, any person entitled to receive notice
shall not invalidate the proceedings at that meeting.  For
the purposes of this Clause 67.6 and Clause 68.5 the
Scottish Electricity Consumers' Committees shall be deemed
to be Recognised Organisations.
3.7	Proxies:  Any Non-Scottish Company Member entitled to
attend and vote at any general meeting of SEF Members shall
be entitled to appoint another person (whether a SEF Member
or not) as its proxy to attend, speak and vote in its
place.
3.8	Authentication of proxy:  The instrument appointing a proxy
shall be in writing either under seal or under the hand of
an officer or attorney duly authorised.  A proxy need not
be an employee of a SEF Member.
3.9	Deposit of proxy:  The instrument appointing a proxy and
the power of attorney or other authority, if any, under
which it is signed or a certified copy of that power or
authority shall be deposited at the office of  Scottish
Settlements or at such other place within Scotland as is
specified by Scottish Settlements, not less than ten (10)
Working Days before the time for holding the meeting or
adjourned meeting, at which the person named in the
instrument proposes to vote, and in default the instrument
of proxy shall not be treated as valid.
3.10	Form of proxy:  An instrument appointing a proxy shall be
in the following form or a form as near thereto as
circumstances admit:-
"SETTLEMENT AGREEMENT FOR THE ELECTRICITY INDUSTRY IN SCOTLAND
We,                           , of                          ,
being an Non-Scottish Company Member (as defined in the
above mentioned Agreement), hereby appoint
                          of                           or,
failing him,                           of
                          , as our proxy to vote for us on
our behalf at the [annual or extraordinary, as the case may
be] general meeting of SEF Members, to be held on the
                          day of
19    , and at any adjournment thereof.
Signed this                           day of
                          19    ."
3.11	Proxy valid:  A vote given in accordance with the terms of
an instrument of proxy shall be valid notwithstanding the previous revocation of the proxy or of the authority under which the proxy was executed, provided that no intimation in writing of such revocation shall have been received by Scottish Settlements at its office on the day before the commencement of the meeting or adjourned meeting at which the proxy is used.

4.	Proceedings at SEF General Meetings
4.1	Quorum:  No Panel Members shall be elected or appointed at
any general meeting of SEF Members unless a quorum of SEF
Members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, a quorum shall be SEF Members present in person representing:-
4.1.1	Scottish Hydro-Electric and ScottishPower
respectively;  and
4.1.2	30 per cent. or more of the aggregate number of
Weighted Votes to which Non-Scottish Company
Members are entitled under Clause 69.1.
4.2	Lack of quorum:  If within half an hour from the time
appointed for the general meeting a quorum is not present,
the meeting shall stand adjourned to the same day in the
next week, at the same time and place or to such other day
and at such other time and place as Scottish Settlements
may determine, and if at the adjourned meeting a quorum is
not present within half an hour from the time appointed for
the meeting, those SEF Members present in person or by
proxy shall constitute a quorum for the purposes of that
general meeting only.
4.3	Chairman:  Scottish Settlements' representative shall
preside as independent chairman at every general meeting
and separate general meeting of SEF Members ("SEF
Chairman") or, if there is no SEF Chairman or if he shall
not be present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unwilling to act, the SEF Members present shall choose one of their
number to be SEF Chairman of the meeting.  The SEF Chairman
shall not have a vote at any meetings of the SEF.
4.4	Adjournments:  The SEF Chairman may, with the consent of
any general meeting of SEF Members at which a quorum is
present (and shall if so directed by the meeting) adjourn
the meeting from time to time and from place to place, but
no business shall be transacted at any adjourned meeting
other than the business left unfinished at the meeting from
which the adjournment took place.  When a meeting is
adjourned for thirty (30) days or more, notice of the
adjourned meeting shall be given as in the case of an
original meeting.  Save as aforesaid, it shall not be
necessary to give any notice of an adjournment or of the
business to be transacted at an adjourned meeting.
4.5	Representation of non-SEF Members and Advisors:  Each of
the non-SEF Members referred to in Clause 67.6 shall have
the right to attend at each general meeting of SEF Members,
and each of them shall have the right to speak (but not to
vote) thereat.  Any person or body attending a meeting may
be accompanied by any advisors that person or body
requires.
4.6	Minutes:  The Secretary shall prepare minutes of all
general meetings of SEF Members and shall circulate copies
thereof to all SEF Members and the non-SEF Members
attending the relevant general meeting as soon as
practicable (and in any event within fourteen (14) days)
after the relevant meeting has been held.
4.7	Written Resolution:  Any matter on the agenda for an
extraordinary general meeting may be decided outwith such general meeting by written resolution signed on behalf of all relevant SEF Members by their representatives for such meeting. In particular, any decision in terms of Clause
66.11, may be taken by written resolution.

5.	Voting
5.1	Weighted Votes for Panel Election:  In respect of any
Relevant Year each Non Scottish Company Member shall be entitled in that capacity to one vote for each MWh of Energy Traded falling in the previous Relevant Year, with the number of MWh being rounded up or down (0.5 or over being rounded upward to the nearest whole number), in accordance with the following formula:-

WV =

"WV" is the total number of Weighted Votes of the relevant Non Scottish Company Member for the Relevant Year;
"Energy Traded" is the total of the relevant Non-Scottish Company Member's Energy Traded as calculated in terms of Clause
69.2 and 69.3 for the months from October to March
(inclusive) in the previous Relevant Year;  and
"Total Energy Traded" is the aggregate summation of the Energy Traded for the previous Relevant Year.
5.2	If the Non Scottish Company Member is an Independent
Generator the Energy Traded will be calculated as the total
of the Independent Generator's Adjusted Output as
calculated in the Initial Run in both Scottish Hydro-
Electric's and ScottishPower's Areas for each Half Hour for
the months from October to March (inclusive) in the
previous Relevant Year as adjusted by any Reconciliation
Runs computed up to the last day of the following May.
5.3	If the Non Scottish Company Member is a Second Tier
Supplier the Energy Traded will be calculated as the total
of the Supplier's Supplier BSP Group Purchases as
calculated in the Initial Run in both BSP Groups for each Settlement Period in the months from October to March
(inclusive) in the previous Relevant Year as adjusted by
any Reconciliation Runs computed up to the last day of the
following May.
5.4	Records:  Scottish Settlements shall maintain, and retain
for a period of not less than seven (7) years, a register recording the Weighted Votes of a Non-Scottish Company
Member, which register shall be made available to any Party
by Scottish Settlements on payment of the relevant Standard
Charge.
5.5	Voting on a poll:  Voting in respect of Non Scottish
Company Members shall only be by way of a poll.  On a poll
votes must be given personally or by proxy.
5.6	Objections:  No objection shall be raised to the
qualification of any voter except at the meeting or
adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made
shall be referred to the SEF Chairman whose decision shall
be final and conclusive.
5.7	Scrutiny:  At each meeting at which a Non Scottish Company
Member casts a vote, the Secretary or another person
specifically appointed for the purpose by Scottish
Settlements shall ensure that proper scrutiny of all such
votes takes place, such that it is entirely satisfied that
every vote cast was so cast properly and in accordance with
all relevant provisions of this Agreement and any other
applicable agreement between all SEF Members or rules or regulations governing such votes.
5.8	Corporation acting by representatives at meetings:  Any
company, corporation, partnership, firm, joint venture,
trust, association or other organisation which is a SEF
Member may by resolution of its directors or other
governing body authorise such person as it thinks fit to
act as its representative at any general meeting of SEF
Members, and references in this Agreement to a SEF Member
acting in person (howsoever expressed) shall be deemed to
include SEF Members acting by their duly authorised
representatives.
5.9	Appeals:  Any SEF Member who believes that the calculation
of their Weighted Votes has been carried out incorrectly
may appeal the matter to Scottish Settlements.  In the
event that the matter cannot be resolved to the
satisfaction of the relevant SEF Member, that SEF Member
may raise a Dispute.  In the event that the Dispute cannot
be resolved before any SEF general meeting, the relevant
SEF Member shall be deemed to have the Weighted Votes as calculated by Scottish Settlements.
5.10	Allocation of Votes to Non-Trading Parties:  If there are
less than four Non Scottish Company Members with Energy
Traded (in the case of elections to the Modification
Panel) or less than three Non Scottish Company Members
with Energy Traded (in the case of elections for any
other panel), Weighted Votes shall be calculated as
follows:
5.10.1	when electing members of the Modification Panel,
and in the event that the number of Non Scottish
Company Members who have Energy Traded is less
than four, an initial calculation of Weighted
Votes shall be carried out according to Clause
69.1 provided that as a result of this initial
calculation, no Non Scottish Company Member
shall be entitled to Weighted Votes exceeding
25% of the total available votes.  The remainder
of the total available votes shall then be
divided equally between all Non Scottish Company
Members who are, at the time of the relevant
meeting, parties to a Trading Relationship.  For
the avoidance of doubt, this includes those
Parties who have Energy Traded and who
participated in the initial calculation of
Weighted Votes;
5.10.2	in electing members to a Panel which has three
(3) Non Scottish Company Members, and in the
event that the number of Non Scottish Company
Members who have Energy Traded is less than
three, an initial calculation of Weighted Votes
shall be carried out according to Clause 69.1
provided that as a result of this initial
calculation, no Non Scottish Company Members
shall be entitled to Weighted Votes exceeding
33% of the total available votes.  The remainder
of the total available votes shall then be
divided equally between all Non Scottish Company
Members who are, at the time of the relevant
meeting, parties to a Trading Relationship.  For
the avoidance of doubt, this includes those
Parties who have Energy Traded and who
participated in the initial calculation of
Weighted Votes.
5.10.3	In the event that no Non Scottish Company
Members have any Energy Traded in terms of
Clause 69.1, then each Non Scottish Company
Member who is at the time of the relevant
meeting a party to a Trading Relationship shall
be entitled to one vote.
5.11	Provision of Information:  For the avoidance of doubt,
all information required for the calculation of votes in terms of this Clause 69 shall be provided by Scottish
Settlements.

6.	The Modification Panel
6.1	Establishment:  The Parties to this Agreement hereby
establish the Modification Panel.
6.2	Functions:  The functions of the Modification Panel are:
6.2.1	to review the contents of this Agreement and the
MRA Requirements within the purpose and objectives
stated in Part II;
6.2.2	to express the views of Market Participants on the
contents of this Agreement and the MRA Priority
Provisions by:
6.2.2.1	considering and voting upon any
proposal for a review of a section of
this Agreement (a "Review Proposal");
or
6.2.2.2	considering and voting upon any
proposal for modification of this
Agreement (a "Modification Proposal");
6.2.3	to give adequate publicity to matters brought
before it as set out in this Agreement;
6.2.4	to consider and comment upon any Modification
Report produced by Scottish Settlements related to
the implementation or otherwise of a Modification
Proposal or Review Proposal for this Agreement in
order to provide the Director with the views of
the Modification Panel;
6.2.5	to consider changes to the MRA Priority Provisions
in accordance with the Master Registration
Agreement;  and
6.2.6	to report to Scottish Settlements, the Market
Auditor and the Director on the activities of the
Modification Panel.
6.3	Members:  The members of the Modification Panel
("Modification Panel Members") shall be:
6.3.1	one representative appointed by Scottish
Settlements as a non-Voting Modification Panel
Member;
6.3.2	two (2) representatives of Scottish Hydro-Electric
each as a Voting Modification Panel Member
appointed in terms of Clause 66.13;
6.3.3	two (2) representatives of ScottishPower each as a
Voting Modification Panel Member appointed in
accordance with Clause 66.13;  and
6.3.4	four (4) representatives of Non-Scottish Company
Members, each as a Voting Modification Panel
Member elected in accordance with Clause 66.6, or
appointed in terms of Clause 66.8.
6.4	Chairman:  Scottish Settlements shall, from time to time,
appoint an individual (being a representative of Scottish Settlements and an individual other than a representative appointed in terms of Clause 70.3.1) as the independent chairman of the Modification Panel, and may remove and
replace such individual so appointed from time to time.
The chairman shall not be entitled to vote at any meeting
of the Modification Panel.  The chairman will preside at
meetings of the Modification Panel. In the event that the chairman is not present within fifteen (15) minutes of the start of any meeting, those Modification Panel Members
present shall appoint an individual to act as chairman for
such meeting.  The chairman's functions will include
(without limitation):-
6.4.1	to preserve order at meetings and to conduct
proceedings in a proper manner;
6.4.2	to call on Modification Panel Members and non-
member representatives to speak at the meeting and
to regulate discussion in an impartial manner;
6.4.3	to curtail discussion and put a resolution to a
vote at any stage of the meeting, provided all
Modification Panel Members and non-member
representatives present have been given reasonable
opportunity to speak on the subject matter of the
resolution;
6.4.4	to put any resolution to a vote at the conclusion
of the meeting, provided all Modification Panel
Members and non-member representatives present
have been given reasonable opportunity to speak on
the subject matter of the resolution ;  and
6.4.5	to dissolve or adjourn the meeting with the
consent of all Modification Panel Members and non-
member representatives present.
6.5	Secretary:  Scottish Settlements shall, from time to time,
appoint an individual (being a representative of Scottish Settlements and an individual other than a representative appointed in terms of Clause 70.3.1) as the secretary of the Modification Panel ("Modification Panel Secretary"),
and may remove and replace such individual so appointed
from time to time.  The Modification Panel Secretary shall
not be entitled to vote at any meeting of the Modification
Panel.  In the event that the Modification Panel Secretary
is not present within fifteen (15) minutes of the start of
any meeting, those Modification Panel Members present shall appoint an individual to act as Modification Panel
Secretary for such meeting.
6.6	Non-Member Representatives:  At every meeting of the
Modification Panel the following non-member representatives
may attend and shall be entitled to receive all
documentation relating to such meetings:-
6.6.1	a representative of the Market Auditor shall be
entitled to attend and to speak at any such
meeting, but shall have no voting rights and shall
not be included in the membership of the
Modification Panel;
6.6.2	a representative of the Director shall be entitled
to attend and speak at any such meeting, but shall
have no voting rights and shall not be included in
the membership of the Modification Panel;  and
6.6.3	subject to the prior agreement of the chairman of
the Modification Panel, representatives of any
Recognised Organisations shall be entitled to
attend and, if invited by the chairman, to speak
at any such meeting, but shall have no voting
rights and shall not be included in the membership
of the Modifications Panel, provided that, for the
purposes of this Clause 70.6.3 only, the Pool
shall be deemed to be a Recognised Organisation.
6.7	Additional Representatives:  Unless the Modification
Panel resolves otherwise the chairman of the Modification
Panel either of his own volition or on the request of any Modification Panel Member (provided the chairman considers such request to be appropriate) and/or any
Proposer may require the presence at any meeting of an
individual to speak to particular items on the agenda.
Any such individual shall be entitled to attend and speak
to such particular items at the relevant meeting but
shall have no vote and shall not be included in the
membership of the Modification Panel.  Any such
individual attending as an additional representative
shall require to execute a confidentiality undertaking in
terms of Clause 66.16.
6.8	Powers of Alternates:  Alternates in respect of the
Modification Panel shall have the following rights and
obligations in addition to those set out in Clause 66
(Membership of the SEF):-
6.8.1	Alternates once nominated may not sit
contemporaneously as a Disputes Panel Member until
their appointment as an Alternate is removed. Such
appointment or removal shall not take effect until
notice has been received by the Modification Panel
Secretary;
6.8.2	in the event that any notice requires to be sent
to the Modification Panel Members, such notice
shall also be sent to any Alternate who has from
time to time been notified to the Modification
Panel Secretary in accordance with Clause 66.14.1;
and
6.8.3	an Alternate may sign written resolutions pursuant
to Clause 71.8, provided that if an Alternate and
the Panel Member who appointed him shall sign a
written resolution the signature of the Panel
Member shall be effective and the signature of the
Alternate shall be disregarded.

7.	Meetings of the Modification Panel
7.1	Purpose:  Meetings of the Modification Panel will provide a
forum in which Modification Proposals and Review Proposals
can be discussed pursuant to and in accordance with the modification procedures and review procedures set out in this Agreement. Other than as expressly provided in this
Agreement, the Modification Panel shall have no ability to determine any matter and no competence to discharge any function or to exercise any power.
7.2	Frequency of Meetings:  Meetings of the Modification Panel
shall be convened to take place not less than once a month
unless there is no business which would require such a
meeting to be convened. In any event, a meeting of the Modification Panel shall take place within six months of the date of the last meeting.
7.3	Notice Convening Meetings:  Meetings of the Modification
Panel shall be convened by the Modification Panel Secretary
as follows:-
7.3.1	meetings will be convened on not less than
fourteen (14) days notice;  and
7.3.2	every notice convening a meeting of the
Modification Panel shall specify the place, day
and time of the meeting and enclose an agenda
together with all available relevant materials.
Each Modification Panel Member shall be entitled
to receive such notice, agenda and all relevant
materials and at the same time as such notice,
agenda and all relevant materials are despatched a
copy of the notice, agenda and all relevant
materials shall be sent to the Director, the
Market Auditor and any Recognised Organisation
which requests them.
7.4	Short Notice:  The Modification Panel may determine that
the next following meeting of the Modification Panel be
convened on shorter notice than specified in Clause 71.3.1
and where the Modification Panel shall so determine the Modification Panel Secretary shall convene a meeting of the Modification Panel in accordance with that determination.
Meetings of the Modification Panel may also be convened on
short notice if all Members agree in writing that such
meeting is to be convened on shorter notice than that set
out in Clause 71.3.1.  In either case the meeting so
convened shall be deemed to have been duly and properly
convened notwithstanding the short notice period.
7.5	Quorum:  Modification Panel Members present at any meeting
of the Modification Panel who are capable of exercising
four (4) votes shall form a quorum provided that two (2) of
the Modification Panel Members comprising such a quorum
shall be representatives of Non-Scottish Company Members,
one (1) shall be a representative of Scottish Hydro-
Electric and one (1) shall be a representative of
ScottishPower.  Any such meeting shall be competent to
discharge any functions of the Modifications Panel. In the
event that a quorum as defined in this Clause 71.5 is not
present within fifteen (15) minutes of the time specified
in the notice of meeting for the commencement of such
meeting or shall cease to be present during the course of
the meeting, the meeting shall be adjourned and the
Modification Panel Secretary shall reconvene the meeting
within seven (7) days.  Any business conducted prior to a
meeting ceasing to be quorate shall be validly concluded.
In the event that a quorum is not present at any reconvened
meeting the Modification Panel Members present in person or
by Alternate at such meeting shall be deemed to constitute
a quorum for the purposes of such meeting only.
7.6	Conduct of Meetings:  At any meeting of the Modification
Panel:-
7.6.1	any resolution shall be determined on a vote
decided by a show of hands or by such other method
as the chairman of the Modification Panel may
earlier have decided from time to time;
7.6.2	save where expressly provided otherwise in this
Agreement, any such vote shall be decided by a
simple majority of the members present and voting,
provided always that a quorum is present in
accordance with Clause 71.5;  and
7.6.3	Modification Panel Members elected or appointed in
terms of Clauses 66.6, 66.8 and Section 2 of
Schedule 9 shall, subject to Clause 66.17,
represent all views put to them by Non-Scottish
Company Members.
7.6.4	in any such vote referred to in Clause 71.6.1,
each Modification Panel Member shall have regard
to the promotion of the objects of this Agreement,
provided that Modification Panel Members shall not
be prevented from reflecting the interests of the
SEF Members which they represent in any discussion
at such meeting.
7.7	Location of Meetings:  Meetings of the Modification Panel
shall be held in Scotland, unless otherwise agreed by
unanimous resolution of the Modification Panel.
7.8	Written Resolutions:  A resolution in writing signed by all
the Modification Panel Members (or their Alternates) shall
be valid and effective for the purposes of discharging any
function requiring a determination of the Modification
Panel. All such resolutions shall be treated as if the
relevant resolution had been passed at a duly convened
meeting of the Modification Panel. The Modification Panel Secretary shall send copies of any such resolution to any non-member representatives in terms of Clause 70.6.
7.9	Minutes:  The Modification Panel Secretary shall ensure
that minutes are taken of the meetings of the Modification
Panel, and that the attendance at such meeting of any
Modification Panel Member or non-member representative in
terms of Clause 70.6 shall be recorded. Following any such
meeting the Modification Panel Secretary shall within ten
(10) Working Days of the date of any such meeting, send
copies of such minutes to every Modification Panel Member,
all Parties, the Director, the Market Auditor, to any such non-member representatives and to any Recognised
Organisation which requests a copy.
7.10	Provision of Information:  The Modification Panel shall be
entitled to instruct the Modification Panel Secretary to
circulate, subject to any confidentiality requirements of
Clauses 66.16 and 125 (Confidentiality), to any person,
copies of any document which is related to, or derives
from, any proceeding of the Modification Panel in terms of
this Part IX.
7.11	Information from Parties and Agents
7.11.1	Each Party shall provide and shall procure that
any Agent appointed by it shall provide such data,
reports and other information to the Modification
Panel or any Work Group as is reasonably required
by the Panel or Work Group for the purposes of
fulfilling its functions set out in this
Agreement.
7.11.2	Save in any case where the Director has expressly
required provision of the information, each Party
shall be entitled to withhold information
requested from it by the Modification Panel and/or
Work Group in the event that such information is
commercially sensitive.
7.11.3	In the event that the Modification Panel, Scottish
Settlements or any Work Group cannot progress a Review Proposal or Modification Proposal due to insufficient information, the matter may be referred by Scottish Settlements to the Director.

8.	Modification Proposals
8.1	Proposers:  A Modification Proposal may be submitted to the
Modification Panel Secretary by:-
8.1.1	any SEF Member;
8.1.2	Scottish Settlements;
8.1.3	any Work Group;  or
8.1.4	the Disputes Panel, the PAAP or the FAP.
In any of the above cases the Proposer shall be the body
submitting the Modification Proposal itself or any
Modification Panel Member nominated by it.
8.2	No Modification Proposal may propose the modification
directly or indirectly of, or the introduction of any
provision which pursues in whole or in part any object or
purpose not contained in, Clause 3 (Objects and purpose of
this Agreement).-
8.3	Form of Modification Proposals:  Each Modification Proposal
submitted in accordance with Clause 72.1 above shall:-
8.3.1	be in writing;
8.3.2	contain a reference to all principal relevant
parts of this Agreement and (if relevant) the
Master Registration Agreement, to which it refers;
8.3.3	contain a description (in reasonable but not
excessive detail) of its objects and purpose and
the basis upon which the body submitting the
Modification Proposal considers that it would
better achieve the stated objectives of this
Agreement;
8.3.4	if the body submitting the Modification Proposal
considers that it should be treated as urgent,
contain a statement to this effect;
8.3.5	in any event, contain a statement of the views of
the body submitting the Modification Proposal as
to the timescale(s) within which such proposal
should be implemented;  and
8.3.6	include any supporting information or
documentation relevant to the Modification
Proposal.
8.4	Initial Meeting:  Upon receipt of a Modification Proposal,
the Modification Panel Secretary shall:-
8.4.1	add the Modification Proposal to the next unissued
agenda for a meeting of the Modification Panel or
convene a meeting of the Modification Panel in
accordance with Clause 71 (Meetings of the
Modification Panel) all at the discretion of the
Modification Panel Secretary;  and
8.4.2	together with the notice of such meeting,
circulate such Modification Proposal to all
Modification Panel Members, to the Director, the
Market Auditor and to all SEF Members.
8.5	Written Submissions:  SEF Members may make written
submissions in response to any Modification Proposal. Such
written submissions shall be provided to the Modification
Panel Secretary not less than seven (7) days prior to the
date of any initial meeting convened in terms of Clause
72.4.1.  The Modification Panel Secretary shall circulate
copies of such written responses to all Modification Panel
Members, to the Director, to the Market Auditor and to all
SEF Members prior to any such meeting.
8.6	Determination on Modification Proposals:  After initial
consideration by the Modification Panel of any Modification Proposal and any written submissions, supporting documentation and/or representations from the Proposer:-
8.6.1	the Modification Panel may resolve, taking account
of the Settlements Budget, that the Modification
Proposal:-
8.6.1.1	be implemented and referred to
Scottish Settlements for preparation
of a Modification Report in accordance
with Clause 74 (Modification Reports);
8.6.1.2	be abandoned, in which case the
provisions of Clause 75 (Proposals
abandoned by Modification Panel) shall
apply;
8.6.1.3	be referred to Scottish Settlements
for further consideration of the
specific proposal in terms of Clause
78 (Referral to Scottish Settlements);
or
8.6.1.4	be referred to a Review Work Group for
further consideration of the wider
context of the Modification Proposal
in accordance with Clause 79 (Review
Work Groups);
8.6.2	if the Modification Panel shall have failed to
reach a determination due to a deadlock situation
or otherwise within ninety (90) days of the date
of receipt of the Modification Proposal, then the
Modification Panel shall be deemed to have decided
that the Modification Proposal be abandoned.
8.7	Systems Impact:  In the event that, in the opinion of
Scottish Settlements, a Modification Proposal is likely to
affect the Central Allocation System and/or CAS Software,
Scottish Settlements shall use its reasonable endeavours to
obtain from the Operating Agent and any suppliers of
Software or other contractor an initial assessment of the
costs and timescale of implementing the Modification
Proposal.  Scottish Settlements shall, where practical,
provide any such assessment to the Modification Panel
Members at a meeting convened in terms of Clause 72.4,
failing which such assessment shall be circulated to each Modification Panel Member.

9.	Urgent Modification Proposals
9.1	Determination of Target Date:  In the event that
implementation or consideration of a Modification Proposal
is deemed by Scottish Settlements at any time to be
urgently required to maintain the integrity of the Central Allocation System (an "Urgent Modification"), Scottish Settlements shall make such changes to the procedure for evaluating such Urgent Modification or stipulate a date by which the implementation of the Modification Proposal shall
be completed (the "Target Date"). In doing so Scottish Settlements shall keep the Director advised of such changes.
9.2	Programme of Work:  Scottish Settlements may prepare and
commence a programme of work to implement any Urgent Modification. In preparing and carrying out any such programme of work, Scottish Settlements shall use
reasonable endeavours to comply with the purpose and
objectives of the relevant Modification Proposal.  In doing
so Scottish Settlements shall keep the Director advised of
such programme of work.
9.3	Urgent Modification Report:  Scottish Settlements shall,
within five (5) Working Days of taking any action in terms
of this Clause 73, notify all SEF Members that such action
has been commenced and shall prepare and submit a
Modification Report for any Urgent Modification in
accordance with Clause 74.1.  Such a Modification Report
shall be prepared as soon as reasonably practicable and
shall be circulated by the Modification Panel Secretary in accordance with Clause 74.4.
9.4	Ratification by the Director:  A Modification Report
prepared in terms of Clause 73.3 above shall be subject to ratification only by the Director. In the event that the Director does not ratify any such Modification Report, Scottish Settlements shall immediately cease the programme of work referred to in Clause 73.2 above, and restore any modified items to their original state.

10.	Modification Reports
10.1	Preparation of Modification Reports:  In the event that the
Modification Panel requires the preparation of a
Modification Report in terms of Clause 72.6.1.1, Scottish Settlements shall prepare such a Modification Report within the timescale stipulated by the Modifications Panel which
shall contain:-
10.1.1	the Modification Proposal to which it relates,
together with all supporting documentation and any
written submission made to the Modification Panel
Secretary in terms of Clause 72.5;
10.1.2	a statement from Scottish Settlements on the
consistency of the Modification Proposal with the
stated objectives of this Agreement;
10.1.3	a budget for implementation of the Modification
Proposal;
10.1.4	a recommendation from Scottish Settlements as to
whether the Modification Proposal should be
implemented;  and
10.1.5	a recommendation as to whether any Entry Processes
require to be undertaken again by any Market
Participants in relation to such Modification
Proposal.
10.2	Contents of Report:  In any Modification Report prepared in
terms of Clause 74.1, Scottish Settlements may, where it
considers it appropriate, include any of the following:-
10.2.1	advice from the solicitors to Scottish Settlements
as to any necessary amendments or revisals to this
Agreement required to implement the relevant
Modification Proposal;
10.2.2	a statement from Scottish Settlements on the
possible effects that the Modification Proposal
may have on the operation of the Central
Allocation System;
10.2.3	a statement from Scottish Settlements of the
potential consequences of implementation of the
Modification Proposal, which may include (without
limitation):-
10.2.3.1	the potential operational and/or
financial consequences for the
operation of this Agreement;
10.2.3.2	the likely impact on computer and
other operational systems including
the Data Transfer Network;
10.2.3.3	the administrative implications;  and
10.2.3.4	the likely capital cost and operating
cost implications for Scottish
Settlements;
10.2.4	an opinion from the Market Auditor on the audit
implications of the Modification Proposal;
10.2.5	a detailed breakdown of the tasks required,
including any associated testing, to implement the
proposal;
10.2.6	an implementation plan detailing proposed
timescales for each task required and a total
proposed timescale for implementation of the
Modification Proposal (taking account of any
requirement to liaise with the relevant forum
under the Master Registration Agreement);  and/or
10.2.7	details of the reports that Scottish Settlements
would propose to make throughout the
implementation of the Modification Proposal.
10.3	Submission of the Modification Report:  On completion of a
Modification Report by Scottish Settlements, the Report
shall be submitted forthwith to the Modification Panel
Secretary who shall:-
10.3.1	amend the next unissued agenda of any forthcoming
meeting of the Modification Panel, allowing
sufficient time for comment on the Modification
Report, for the purposes of discussing the
Modification Report;  and
10.3.2	distribute the Modification Report to SEF Members,
Modification Panel Members, the Director and the
Market Auditor and, where appropriate, to the
Certification Agent.
SEF Members may provide written responses to the Modification Report which shall be provided to the Modification Panel
Secretary not less than seven (7) days prior to the date of
the meeting of the Modification Panel at which the
Modification Report is to be discussed.  The Modification
Panel Secretary shall circulate such written responses to
all SEF Members, Modification Panel Members, the Director
and Market Auditor.
10.4	Acceptance of Modification Report:  At any meeting of the
Modification Panel convened to discuss a Modification
Report, the Modification Panel shall:-
10.4.1	consider the Modification Report and any responses
thereto from SEF Members;  and
10.4.2	resolve whether the recommendation by Scottish
Settlements in the Modification Report as to
whether or not the Modification Proposal should be
implemented should be ratified by the Modification
Panel.
10.5	Submission to the Director:  Following a resolution of the
Modification Panel in terms of Clause 74.4, Scottish
Settlements shall amend the Modification Report to include the resolution with details of votes cast but shall not be required to make any other alteration. The amended
Modification Report shall then be submitted to the Modification Panel Secretary who shall submit it to the Director for a determination in terms of Clause 76
(Determination by the Director) and circulate it to all SEF Members, Modification Panel Members, the Market Auditor and, where appropriate, to the Certification Agent.

11.	Proposals Abandoned by Modification Panel
11.1	Report by Scottish Settlements:  In the event that the
Modification Panel resolves, in terms of Clauses 72.6.1.2
or 72.6.2, to recommend that a Modification Proposal be
abandoned, Scottish Settlements shall within fourteen (14)
days prepare a report which shall include:-
11.1.1	the Modification Proposal to which it relates,
together with all supporting documentation and any
written submission made to the Modification Panel
Secretary in terms of Clause 72.5;
11.1.2	a statement from Scottish Settlements on the
consistency of the Modification Proposal with the
stated objectives of this Agreement;
11.1.3	a recommendation from Scottish Settlements as to
whether the Modification Proposal should be
implemented.
11.2	Contents of Report:  In any report prepared in terms of
Clause 75.1, Scottish Settlements may, where it considers
it appropriate, include any of the following:-
11.2.1	a statement from Scottish Settlements on the
possible effects that the Modification Proposal
may have on the operation of the Central
Allocation System and related matters;
11.2.2	a statement from Scottish Settlements of the
likely consequences of implementation of the
Modification Proposal for the Central Allocation
Systems;  and/or
11.2.3	details of any determination of the Modification
Panel.
11.3	Circulation of Report:  On completion of a report in terms
of Clause 75.1, Scottish Settlements shall submit such report to the Modification Panel Secretary who shall distribute the report to all Parties, the Market Auditor, Director and members of the Modification Panel and, where appropriate, the Certification Agent. SEF Members may provide written responses to any such report which shall be provided to the Modification Panel Secretary not less than twenty one (21) days after the date of the meeting of the Modification Panel at which the resolution electing to recommend the abandonment of the Modification Proposal was passed. If required to do so by the Director the Modification Panel Secretary shall circulate such written responses to all Parties, the Market Auditor and members of the Modification Panel.

12.	Determination by the Director
12.1	Determination:  No Modification Proposal shall be abandoned
or implemented on the recommendation or otherwise of the Modification Panel alone. The Modification Panel Secretary shall ensure that the Director is sent any Modification
Report or report in terms of Clause 75.1, any resolution of
the Modification Panel and any written representations
submitted by SEF Members and any other information which
the Director requests which is held by the Modification
Panel.  The Director shall consider such reports,
resolutions and representations and shall determine:-
12.1.1	that the Modification Proposal is to be abandoned;
or
12.1.2	that the Modification Proposal should be referred
to Scottish Settlements for further consideration
in terms of Clause 78 (Referral to Scottish
Settlements);  or
12.1.3	subject to Clause 76.5, that the Modification
Proposal should be implemented.
12.2	Implementation:  In the event that the Director determines
that the Modification Proposal should be implemented,
Scottish Settlements shall, subject to Clauses 76.4 and
76.7, carry out such implementation in accordance with the implementation plan in the Modification Report, or as otherwise agreed with the Director.  In the event that a
report in terms of Clause 75.1 has been provided to the
Director and the Director determines that the Modification
Proposal should be implemented, the Director and Scottish Settlements shall, subject to Clauses 76.4 and 76.7, agree an implementation plan.
12.3	Variation:  In the event that the Director determines that
a Modification Proposal should be implemented in terms of
this Clause 76, this Agreement shall, subject to Clauses
76.4 and 76.7, be deemed to be varied with effect from the
date specified by the Director, without any requirement for
further action unless required by the Director.
12.4	Change Co-ordination:  Modifications and changes to the
Master Registration Agreement shall be co-ordinated as
follows:-
12.4.1	Control over Change:  the Parties agree that no
change shall be made to any provision of this
Agreement which relates to or affects the MRA
Priority Provisions without first ensuring that
the relevant changes to the MRA Priority
Provisions under the Master Registration
Agreement have been approved under the Master
Registration Agreement;  and
12.4.2	Implementation of Changes:  Parties shall, and
shall procure that their Agents shall, co-
operate with Scottish Settlements in the co-
ordination and implementation of any changes to
this Agreement.  The Parties agree that where
changes to any provision of this Agreement are
approved for implementation under this Agreement
and such changes relate to or affect the MRA
Priority Provisions, they shall use all
reasonable endeavours to ensure that any changes
to this Agreement and the Master Registration
Agreement are made with effect from the same
date.
12.4.3	Disagreement on Change:  where either:-
12.4.3.1	a Modification Proposal to a
provision of this Agreement which
relates to or affects the MRA
Priority Provisions is accepted
pursuant to the procedures set out
in this Agreement and the equivalent
change request is rejected by the
relevant forum under the Master
Registration Agreement;  or
12.4.3.2	a Modification Proposal relating to
any provision of this Agreement
which relates to or affects the MRA
Priority Provisions is rejected
pursuant to procedures set out in
this Agreement but the equivalent
change request is accepted by the
relevant forum under the Master
Registration Agreement,
the relevant provisions of this Agreement and/or the
Master Registration Agreement shall not be
amended pursuant to the Modification Proposal.
12.4.4	Co-ordination of Changes:  Scottish Settlements
shall be responsible for liaising with the
relevant forum under the Master Registration
Agreement to ensure co-ordination of the
implementation of changes to the MRA Priority
Provisions.
12.5	Abandoned Proposals:  The Director shall not be entitled to
determine that a Modification Proposal in respect of which
a report has been issued pursuant to Clause 75.1 shall be implemented unless he has first determined that the interests of the Proposer or any Party would otherwise be
unfairly prejudiced.
12.6	Notification:  Any determination by the Director shall be
notified by the Modification Panel Secretary to all SEF
Members. Modification Panel Members and the Market Auditor.
12.7	Modifications to Part IX:  In respect of any Modification
Proposal which:-
12.7.1	proposes the modification directly or indirectly
of any Clauses contained in Part IX of this
Agreement;  and
12.7.2	the Director has determined should be implemented
in terms of Clauses 76.1 or 76.5,
Scottish Settlements shall only implement such Modification Proposal where Parties representing the greater of either
(i) the ninety five per cent (95%) of the sum of the Supplier Traded Volume and Generator Traded Volume or (ii) the sum of the Scottish Companies' Supplier Traded Volume and Generator Traded Volume plus one per cent (1%) of the sum referred to in (i) all for the preceding Relevant Year have agreed to such Modification Proposal in writing.

13.	Review Proposals
13.1	Proposers:  A Review Proposal may be submitted to the
Modification Panel Secretary by:-
13.1.1	any SEF Member;
13.1.2	Scottish Settlements;
13.1.3	any Work Group;  or
13.1.4	the Disputes Panel, the PAAP or the FAP.
In any of the above cases the proposer of the Review Proposal ("Proposer") shall be the body submitting the Review
Proposal itself or any Modification Panel Member nominated
by it.
13.2	Form of Review Proposals:  Each Review Proposal submitted
in accordance with Clause 77.1 above shall:-
13.2.1	be in writing;
13.2.2	contain a reference to all principal relevant
parts of this Agreement to which it refers;
13.2.3	contain a description (in reasonable but not
excessive detail) of its nature and purpose and
the basis upon which the Proposer considers that
it would better achieve the stated objectives of
this Agreement;
13.2.4	if the Proposer considers that it should be
treated as urgent, contain a reasoned statement to
this effect;
13.2.5	in any event, contain a statement of the views of
the Proposer as to the timescale(s) within which
such proposal should be implemented;  and
13.2.6	include any supporting information or
documentation relevant to the Review Proposal.
13.3	Reference to Review Work Group:  On receipt of a Review
Proposal, the Modification Panel Secretary shall add the
Review Proposal to the next unissued agenda for a meeting
of the Modification Panel or convene a meeting of the Modification Panel, all at the discretion of the
Modification Panel Secretary for the purposes of either:-
13.3.1	establishing a Review Work Group in terms of
Clause 79 (Review Work Groups);  or
13.3.2	resolving to recommend to the Director that the
Review Proposal be abandoned.

14.	Referral to Scottish Settlements
14.1	Submissions:  In the event that a Modification Proposal
is referred to Scottish Settlements in terms of Clauses
72.6.1.3 or 76.1.2, any SEF Member or the Market Auditor
may make written representations to Scottish Settlements
within 21 days after the date of such referral and
Scottish Settlements shall have regard to those
submissions.
14.2	Consultation:  When considering the Modification
Proposal, Scottish Settlements shall consult with any
body, organisation or person stipulated by the
Modification Panel and may consult with any other body, organisation or person Scottish Settlements shall consider appropriate.
14.3	Return to Modification Panel:  On completing its
consideration of the Modification Proposal Scottish
Settlements shall:
14.3.1	return the Modification Proposal to the
Modification Panel with any minor modifications
necessary and a document setting out the merits
of the Modification Proposal as amended,
together with all submissions received in
accordance with Clause 78.1;  or
14.3.2	submit a replacement Modification Proposal to the
Modification Panel, together with a recommendation
that the original Modification Proposal be
abandoned and a document setting out the merits of
the replacement Modification Proposal;  or
14.3.3	submit a Review Proposal to the Modification
Panel, having regard to the Settlements Budget set
from time to time;  or
14.3.4	report to the Modification Panel that the
Modification Proposal discloses no basis upon
which to alter the terms of this Agreement.
14.4	Document setting out the merits:  When preparing a
document setting out the merits of the Modification
Proposal in terms of Clauses 78.3.1 or 78.3.2 Scottish Settlements may include in the document:
14.4.1	a statement on the consistency of the Modification
Proposal with the stated objectives of this
Agreement;
14.4.2	a statement on the possible effects that the
Modification Proposal may have on the operation of
the Central Allocation System;  and/or
14.4.3	a statement of the potential consequences of
implementation of the Modification Proposal, which
may include (without limitation):-
14.4.3.1	the potential operational and/or
financial consequences for the
operation of this Agreement;
14.4.3.2	the likely impact on computer and
other operational systems including
the Data Transfer Network;
14.4.3.3	the administrative implications;  and
14.4.3.4	the likely capital cost and operating
cost implications for Scottish
Settlements.

15.	Review Work Groups
15.1	Establishment:  In the event that a Modification Proposal
is referred to a Review Work Group in terms of Clause
72.6.1.4 or a Review Proposal is referred to a Review Work
Group in terms of Clause 77.3, a Review Work Group shall be established in the following manner:-
15.1.1	The Modification Panel Secretary shall convene a
meeting of the Modification Panel for the purposes
of establishing a Review Work Group, details of
which shall be provided to the Proposer.
15.1.2	Scottish Settlements shall prepare draft terms of
reference for such Review Work Group which shall
include (without limitation):-
15.1.2.1	the scope and extent of the review to
be undertaken;
15.1.2.2	a timescale for completion of the
terms of reference;
15.1.2.3	a budget;
15.1.2.4	the members of the Review Work Group;
and
15.1.2.5	the obligations of the Review Work
Group in relation to reporting to the
Modification Panel.
15.1.3	The draft terms of reference shall be submitted to
the Modification Panel Secretary who shall, not
less than fourteen (14) days prior to the relevant
meeting of the Modification Panel, circulate them
to all Modification Panel Members, and all SEF
Members together with the Director and Market
Auditor. The Modification Panel Members, the
Market Auditor, and all Parties to this Agreement
shall be entitled to submit written
representations on the draft terms of reference to
the Modification Panel Secretary, who shall
circulate such representations in similar fashion.
Provided that such representations shall be
submitted to the Modification Panel Secretary not
less than seven (7) days prior to the date of the
relevant meeting of the Modification Panel who
shall distribute them to the Modification Panel
Members, SEF Members, the Director and Market
Auditor.
15.1.4	The Modification Panel may, taking account of the
then current Settlements Budget, resolve that the
Review Work Group be established in accordance
with the draft terms of reference or such other
terms of reference as the Modification Panel may
stipulate.
15.1.5	In the event that the Modification Panel fails to
agree on the establishment of a Review Work Group
or the terms of reference thereof, Scottish
Settlements shall provide a written recommendation
to the Director, who shall determine the terms of
reference, if any.
15.1.6	The Modification Panel Secretary shall circulate
details of the resolution of the Modification
Panel to all Parties to this Agreement, the
Director and Market Auditor.
15.1.7	SEF Members and/or Modification Panel Members may
from time to time request an amendment to the
terms of reference of a Review Work Group by
submitting such a request to the Modification
Panel Secretary for consideration by the
Modification Panel.
15.2	Conduct of Business:  Each Review Work Group shall be
chaired by Scottish Settlements or such other person or
body as nominated by Scottish Settlements from time to
time. All minutes of proceedings of a Review Work Group
shall be provided to the Modification Panel Secretary.
15.3	Completion of Terms of Reference:  A Review Work Group
shall consider the Review Proposal or Modification Proposal
in accordance with its terms of reference, and having
regard to the Settlement Budget set from time to time,
shall:-
15.3.1	submit one or more Modification Proposals to the
Modification Panel;
15.3.2	submit a further Review Proposal to the
Modification Panel;
15.3.3	report to the Modification Panel that the Review
Proposal discloses no basis upon which to alter
the terms of this Agreement;  or
15.3.4	submit a report to the SEF to allow wider debate
of the issues raised by the Review Proposal and
the terms of reference of the Review Work Group.
15.4	Relationship with Modification Panel:  Each Review Work
Group may, from time to time:-
15.4.1	seek clarification of any matter arising from the
Modification Proposal or Review Proposal or from
its terms of reference from the Modification
Panel;  or
15.4.2	submit to the Modification Panel a request for an
amendment to its terms of reference and/or the
timescales or budget detailed therein.
Such requests shall be submitted to the Modification Panel Secretary who shall include the requests on the next unissued agenda of a meeting of the Modification Panel, and
shall circulate details of the request to all members of
the Modification Panel, the Director, the Market Auditor
and all Parties to this Agreement not less than five (5)
Working Days prior to such meeting.
15.5	Response to Requests:  The Modification Panel shall
consider any request from a Review Work Group in terms of Clause 79.4, having regard to issues from time to time.
Any resolution of the Modification Panel in such request shall be circulated by the Modification Panel Secretary to the Parties to this Agreement and to the Director and Market Auditor within five (5) Working Days of the relevant meeting.

16.	Withdrawal of Proposals
16.1	Withdrawal of Modification Proposed:  The Proposer of a
Modification Proposal may, at any time prior to
consideration of such proposal by the Modification Panel,
by notice in writing to the Modification Panel Secretary,
withdraw such Modification Proposal.
16.2	Withdrawal of Review Proposal:  The Proposer of a Review
Proposal may at any time prior to the meeting of the
Modification Panel convened in terms of Clause 77.3, by
notice in writing to the Modification Panel Secretary,
withdraw such Review Proposal.
16.3	Notification:  On receipt of any notice in terms of this
Clause 80, the Modification Panel Secretary shall notify each SEF Member, the Director, the Market Auditor and
Modification Panel Member of such withdrawal within fourteen (14) days.

17.	Master Registration Agreement
17.1	Change Co-ordination:  The Parties to this Agreement
agree that any changes to this Agreement which will
affect the MRA Priority Provisions or cause the MRA
Priority Provisions to be inconsistent with this
Agreement shall be proposed and considered in accordance
with the Modification Process as varied by this Clause
81.
17.2	Notification to MEC:  In the event that a Modification
Proposal is submitted which, if implemented, will affect
the MRA Priority Provisions, the Modification Panel
Secretary shall ensure that a copy of the Modification Proposal is provided to the MEC forthwith, indicating the timescale for submitting comments. The MEC may then provide comments to the Modification Panel Secretary.
The Modifications Panel Secretary shall ensure that
copies of any comments received from the MEC are
circulated to all Modification Panel Members, SEF
Members, the Director and the Market Auditor forthwith ,
and shall in addition circulate all written submissions
received to the MEC.
17.3	Circulation of Reports:  Scottish Settlements shall
ensure that copies of any Modification Report or report
in terms of Clause 75 (Proposals abandoned by
Modification Panel), together with relevant parts of
minutes of meetings of the Modification Panel are
provided to the MEC where they relate to a Modification Proposal which will affect the MRA Priority Provisions.
17.4	Notification of Determination:  The Modification Panel
Secretary shall notify the MEC of any determination by the Director in terms of Clause 76 (Determination by the Director).

18.	Reporting
18.1	The Modification Panel Secretary will submit at the end
of each month a written report in respect of the
preceding month both to Scottish Settlements and to each Modification Panel Member setting out:-
18.1.1	information on the number and type of
Modification Proposals and Review Proposals
made;  and
18.1.2	information on the progress of all Modification
and Review Proposals under consideration by the
Modification Panel.
18.2	Copies of the report referred to in Clause 82.1 above
will be provided to the Parties, Director and Market
Auditor by the Modification Panel Secretary on request.
18.3	The Modification Panel Secretary will prepare the
modification section of the draft Annual Report by
Scottish Settlements to the SEF, setting out the
following information in respect of the preceding year
ended 31 March:-
18.3.1	information on the number and type of
Modification Proposals and Review Proposals
made;  and
18.3.2	information on the progress of all Modification
and Review Proposals under consideration by the
Modification Panel, including details of all
outstanding and pending work of the Modification
Panel and on the progress of any reference to
Scottish Settlements or any Review Work Group;
and
18.3.3	any other matters the Modification Panel
considers appropriate.
18.4	Modification Panel Members must have the opportunity to
approve the draft modification section before it is incorporated in the Annual Report. In the event that unanimous approval cannot be obtained or no decision can be reached, the provisions of Clause 8.6 shall apply.

19.	Variation of Procedure
19.1	Scottish Settlements Right to Vary:  The Modifications
Panel may resolve from time to time that Scottish
Settlements shall be entitled to exclude or vary any step
or otherwise alter the procedure for Modification and/or
Review of this Agreement set out above.  Where any such
resolution is not unanimous, it shall not be implemented
without the approval of the Director.
19.2	Director's Approval:  No variation in terms of Clause 83.1
shall have effect to remove the requirement for a determination by the Director in terms of Clause 76
(Determination by the Director).

20.	The Performance Assurance and Accreditation Panel ("PAAP")
20.1	Establishment:  The Parties to this Agreement hereby
establish the PAAP.
20.2	Performance Assurance Functions:  The functions of the PAAP
are to:
20.2.1	give effect to the objects and terms of this
Agreement;
20.2.2	receive information about the failure by any
Market Participant to perform its obligations
under this Agreement;
20.2.3	agree with the defaulting Party the remedial
action to be undertaken, or require the Party to
take certain remedial action;
20.2.4	consider and respond to applications for
derogations in terms of Clause 93 (Derogations);
20.2.5	acting as the Accreditation Authority withdraw the
Accreditation and/or Certification of any Market
Participant if appropriate;
20.2.6	declare an Event of Default where it has power to
do so in terms of Clauses 89 (Proceedings of PAAP)
and 127 (Default by Parties other than Scottish
Settlements), and in its discretion request
Scottish Settlements to give notice to the Party
to cease to be a Party to this Agreement in
accordance with Clause 127;
20.2.7	report to Scottish Settlements, the Market Auditor
and the Director on the activities of the PAAP;
20.2.8	submit Modification Proposals or Review Proposals
where the PAAP resolves that these are
appropriate, including modification to the
performance assurance arrangements;
20.2.9	carry out or procure the carrying out of its
supervisory functions in relation to Metering as
set out in Schedule 5 (Metering) to this
Agreement, in consultation with the FAP from time
to time in relation to audit implications.
Provided that the PAAP shall consult the FAP at
least once in every Relevant Year;
20.2.10	process and consider applications for Derogations
under this Agreement and the Master Registration
Agreement in terms of Clause 93 (Derogations);
and
20.2.11	establish transitional and other arrangements for
Liquidated Damages in accordance with Schedule 8
(Liquidated Damages and Performance Levels).
20.3	Accreditation Authority Functions:  The PAAP shall act as,
and perform the functions of, the Accreditation Authority.
The functions of the Accreditation Authority shall be as
set out in Clauses 94 (The Accreditation Authority) to 99 (Limitation of Liability of the Accreditation Authority) of
this Part IX and Schedule 18 (Market Procedure for
Accreditation and Certification) and shall include such
power and authorities as may be necessary or incidental to
the performance of such functions.
20.4	Entry Process Functions:  The PAAP shall carry  out the
functions in relation to Entry Processes as specified in
this Part IX and in Market Procedure MP-204 in Schedule
14 (Market Procedures for Generation Allocation), MP-512
in Schedule 15 (Market Procedures for Supply Allocation)
and MP-511 and MP-513 in Schedule 16 (Market Procedures
for SA and GA).
20.5	Members:  The PAAP Members shall be:-
20.5.1	three representatives of the Scottish Companies;
and
20.5.2	three representatives of Non-Scottish Company
Members.
The PAAP Members shall be appointed and elected in accordance with Clause 66 (Membership of the SEF).
20.6	Chairman:  Scottish Settlements shall, from time to time,
appoint an individual (being a representative of Scottish Settlements and an individual other than a PAAP Member) as the independent chairman of the PAAP, and may remove and
replace such individual so appointed from time to time.
The chairman will preside at meetings of the PAAP.  In the
event that the chairman is not present within fifteen (15)
minutes of the start of any meeting, those PAAP Members
present shall appoint an individual to act as chairman for
such meeting.  The chairman's functions will include
(without limitation):-
20.6.1	to preserve order at meetings and to conduct
proceedings in a proper manner;
20.6.2	to call on PAAP Members and non-member
representatives to speak at the meeting and to
regulate discussion in an impartial manner;
20.6.3	to call and remove additional representatives to
or from the meeting and to call upon them to speak
at the meeting to particular items on the agenda;
20.6.4	to curtail discussion and put a resolution to a
vote at any stage of the meeting, provided all
PAAP Members, non-member representatives and any
additional representatives called by the Chairman
present have been given reasonable opportunity to
speak on the subject matter of the resolution;
20.6.5	to put any resolution to a vote at the conclusion
of the meeting, provided all PAAP Members, non-
member representatives and any additional
representatives called by the Chairman present
have been given reasonable opportunity to speak on
the subject matter of the resolution ;  and
20.6.6	to dissolve or adjourn the meeting with the
consent of all PAAP Members and non-member
representatives present.
20.7	Secretary:  Scottish Settlements shall, from time to time,
appoint an individual (being a representative of Scottish Settlements and an individual other than a PAAP Member) as the secretary of the PAAP (the "PAAP Secretary"), and may
remove and replace such individual so appointed from time
to time.  In the event that the PAAP Secretary is not
present within fifteen (15) minutes of the start of any
meeting, those PAAP Members present shall appoint an
individual to act as PAAP Secretary for such meeting.
20.8	Non-member representatives:  At every meeting of the PAAP
the following non-member representatives may attend and
shall be entitled to receive all documentation relating to
such meetings:-
20.8.1	a representative of the Market Auditor shall be
entitled to attend and speak at any such meeting,
but shall have no voting rights and shall not be
included in the membership of the PAAP;  and
20.8.2	a representative of the Director shall be entitled
to attend and speak at any such meeting, but shall
have no voting rights and shall not be included in
the membership of the PAAP.
20.9	Additional Representatives:  Unless the PAAP resolves
otherwise the chairman of the PAAP, of his own volition
or on the request of any PAAP Member (provided the
chairman considers any such request to be appropriate),
and/or any Party whose performance is being discussed may
require the presence at any meeting of an individual to
speak to particular items on the agenda.  Any such
individual shall be entitled to attend and speak to such
agenda items at the relevant meeting but shall have no
vote and shall not be included in the membership of the
PAAP. Any such individual attending as an additional representative shall require to execute a confidentiality undertaking in terms of Clause 66.16.
20.10	Powers of Alternates:  Alternates in respect of the PAAP
Members shall have the following rights and obligations in
addition to those set out in Clause 66 (Membership of the
SEF):-
20.10.1	Alternates once appointed may not sit
contemporaneously as a Disputes Panel Member until
their appointment as an Alternate is removed. Such
appointment or removal shall not take effect until
notice has been received by the PAAP Secretary;
and
20.10.2	in the event that any notice requires to be sent
to the PAAP Members, such notice shall also be sent to any Alternate who has from time to time been notified to the PAAP Secretary in accordance with Clause 66.14.1.

21.	Meetings of the PAAP
21.1	Purpose:  Meetings of the PAAP will provide a forum in
which failure to meet any obligation in terms of this
Agreement under this Agreement can be addressed pursuant to
and in accordance with procedures set out in this Agreement
and/or for the PAAP to fulfil its role as the Accreditation Authority. Other than as expressly provided in this
Agreement, the PAAP shall have no ability to determine any
matter and no competence to discharge any function or to
exercise any power.
21.2	Frequency of Meetings:  Meetings of the PAAP shall take
place not less than once a month unless there is no
business to be performed at any such meeting.
21.3	Notice Convening Meetings:  Meetings of the PAAP shall be
convened by the PAAP Secretary as follows:-
21.3.1	meetings will be convened on not less than
fourteen (14) days notice;  and
21.3.2	every notice convening a meeting of the PAAP shall
specify the place, day and time of the meeting and
enclose an agenda together with all relevant
materials.  Each PAAP Member shall be entitled to
receive such notice and agenda and all relevant
materials and at the same time as such notice is
despatched a copy of the notice and agenda and all
relevant materials shall be sent to the Director
and the Market Auditor.
21.4	Short Notice:  The PAAP may at any meeting of the Panel
determine by simple majority that the next following
meeting of the PAAP may be convened on shorter notice than specified in Clause 85.3.1 and where the PAAP shall so determine the PAAP Secretary shall convene a meeting of the
PAAP in accordance with that determination.
21.5	Quorum:  PAAP Members present at any meeting of the PAAP
who are capable of exercising four (4) votes shall form a
quorum provided that one (1) of the PAAP Members comprising
such a quorum shall be a representative of Scottish Hydro-Electric and one (1) shall be a representative of
ScottishPower and two shall be representatives of the Non-Scottish Company Members. Any such meeting shall be competent to discharge any functions of the PAAP. In the
event that a quorum as defined in this Clause 85.5 is not
present  within fifteen (15) minutes of the time specified
in the notice of meeting for the commencement of such
meeting or shall cease to be present during the course of
the meeting, the meeting shall be adjourned and the PAAP
Secretary shall reconvene the meeting within seven (7)
days.  Any business conducted prior to a meeting ceasing to
be quorate shall be validly concluded.  In the event that a
quorum is not present at any reconvened meeting, the PAAP
Members present shall be deemed to constitute a quorum for
the purposes of such meeting only.
21.6	Conduct of Meetings:  At any meeting of the PAAP:-
21.6.1	any resolution  shall be determined on a vote
decided by a show of hands or by such other method
as the chairman of the PAAP may earlier decide
from time to time, provided that the chairman
shall not have any entitlement to vote;
21.6.2	save where expressly provided otherwise in this
Agreement, any such vote shall be decided by a
simple majority of the PAAP Members present and
voting, provided always that a quorum is present
in accordance with Clause 85.5;  and
21.6.3	in any such vote referred to in Clause 85.6.2, the
PAAP Members shall have regard to the objects of
this Agreement.
21.7	Conflicts of Interest:  A PAAP Member shall be required to
act independently of the interests of his employer and of
those SEF Members whose interests he represents.  In
particular, but without prejudice to the generality of the
foregoing:
21.7.1	a PAAP Member shall declare to the PAAP and to the
chairman of the PAAP any Conflict of Interest
which arises and the chairman of the PAAP shall
ensure that such Conflict of Interest is noted in
the minutes of the meeting;  and
21.7.2	a PAAP Member shall not disclose to his employer
confidential information which he has received in
his capacity as a PAAP Member unless:
21.7.2.1	required to do so by any Competent
Authority or by law;
21.7.2.2	in order for his employer to comply
with the conditions of any Licence
with which his employer is required to
comply;
21.7.2.3	required to do so by any stock
exchange or regulatory authority or
the Panel on Take-overs and Mergers;
or
21.7.2.4	pursuant to the arbitration rules of
the Electricity Arbitration
Association or pursuant to any
judicial or other arbitral process or
tribunal having jurisdiction in
relation to him or his employer,
in any of which events the PAAP Member shall first be required to give written notice of the required disclosure to the PAAP.
For the purposes of this Clause 85.7, 'employer' shall be
taken to include any affiliate, related undertaking or
Agent of such employer, provided that, for the purpose of
this Clause only, Scottish Settlements shall not be
considered an affiliate, related undertaking or Agent of
either of the Scottish Companies.
21.8	Location of Meetings:  Meetings of the PAAP shall be held
in Scotland, unless otherwise agreed by unanimous
resolution of the PAAP.
21.9	Minutes:  The PAAP Secretary shall ensure that minutes are
taken of any meeting of the PAAP, and that the attendance
at such meeting of any PAAP Member or representatives of
the Director or Market Auditor shall be recorded.
Following any such meeting the PAAP Secretary shall within
ten (10) days of the date of any such meeting, send copies
of such minutes to every PAAP Member and to the Director
and Market Auditor.
21.10	Provision of Information:  The PAAP shall be entitled to
instruct the PAAP Secretary to circulate to any person
copies of any document which is related to, or derives
from, any proceeding of the PAAP in terms of this Part IX
provided that the PAAP may require the PAAP Secretary to
obtain from any such person, a confidentiality undertaking
in a form to be approved by the PAAP.
21.11	Information from Parties and Agents:
21.11.1	Each Party shall provide and shall procure that
any Agent appointed by it shall provide such data,
reports and other information to the PAAP as is
reasonably required by the PAAP for the purposes
of fulfilling its functions set out in this
Agreement.
21.11.2	Save in any case where the Director has expressly
required provision of the information, each Party
shall be entitled to withhold information
requested from it or its Agent by the PAAP in the
event that such information is commercially
sensitive.
21.11.3	In the event that a Party wishes to withhold
information in terms of Clause 85.11.2, such Party
shall notify the PAAP Secretary and the Director
of their intention to withhold such information,
and detail the reasons therefor.  In the event
that the Director requires the Party to provide
such information to the Director, the Director may
advise the PAAP on how to proceed.
21.11.4	In the event that the PAAP cannot progress its
work due to insufficient information, the matter
may be referred by the PAAP Secretary to the
Director.
21.11.5	The Director may request from the PAAP Secretary
information held by the PAAP in connection with the referral to the Director under Clause 85.11.4.

22.	Notification of Failure to Perform and Reports from Panels
22.1	Notifications:  Failure to perform any obligation in terms
of this Agreement may be notified to the PAAP Secretary in
the following manner:-
22.1.1	a written report by Scottish Settlements;
22.1.2	a written report from the Market Auditor, in
accordance with the Market Auditor's
responsibilities under this Agreement, including
as a result of an investigation requested by the
PAAP;
22.1.3	a written report submitted by any Party outlining
the circumstances and details of a failure to
perform by any Market Participant;
22.1.4	in consequence of the results of any re-
Certification process under Clause 97.4 or any
other re-Certification process that may be
implemented from time to time;
22.1.5	written notice from the Director;  or
22.1.6	written report from any Panel.
22.2	Costs:  In the event that a Party provided the PAAP
Secretary with a report in terms of Clause 86.1.3 which report proves to be unfounded as resolved by the PAAP, the PAAP may, without prejudice to any other remedy or right available, require the relevant Party to meet the costs of any investigation resulting from such report.

23.	Urgent Response
23.1	Action by PAAP Secretary:  On receipt of the notification
referred to in Clause 86.1 the PAAP Secretary will consider
whether an urgent response ("Urgent Response") is required.
This will only apply where the integrity of the Central
Allocation System is or is likely to be jeopardised or
fraudulent intent is indicated.  In those circumstances,
the PAAP Secretary may take any action which would have
been available to the PAAP as the PAAP Secretary sees fit
to protect the Central Allocation System.  The PAAP
Secretary will immediately notify the Party involved and
the PAAP Members, and confirm the action taken to the
Director and the Market Auditor.  The response will be
reviewed at the next PAAP meeting, and the Party may appeal
to the Director against the action taken pursuant to the
Urgent Response.  The Director may request from the PAAP
Secretary information held by the PAAP in connection with
the referral to the Director under this Clause 87.1.
23.2	In the event that the Director, as a result of any appeal,
instructs Scottish Settlements to take any remedial action,
Scottish Settlements shall follow such instructions.
23.3	Second of January:  In considering any investigation or
response in terms of this Clause 87 or otherwise in terms of this Part IX the PAAP Secretary shall have regard to the fact that, notwithstanding any provision of this Agreement, the second day of January in any year (or, where the second day of January is not a Working Day, the first Working Day thereafter) need not be treated by Parties as a Working
Day.

24.	Investigation
24.1	Preliminary Investigation:  In circumstances other than
those requiring an Urgent Response, the PAAP Secretary
shall inform the non-performing Party, and ascertain from
such Party:-
24.1.1	whether circumstances detailed in the notification
under Clause 86.1 have been remedied;
24.1.2	whether the failure to perform has been persistent
or material;  and
24.1.3	whether loss appears to have been incurred by
other Market Participant(s) as a result of the
failure to perform.
24.2	If in the view of the PAAP Secretary the circumstances
detailed in the notification under Clause 86.1 have not
been remedied to the reasonable satisfaction of the PAAP Secretary, the PAAP Secretary will endeavour to expedite the procurement by the relevant Party of a remedy.
24.3	If the circumstances detailed in the notification under
Clause 86.1 have been remedied, the failure to perform has
not been  persistent or material, and no loss appears to
have been incurred by other Market Participant(s) as a
result of the failure to perform, the PAAP Secretary will
note the occurrence of the failure to perform and report it
to the next meeting of the PAAP.  In deciding whether to
refer the matter to the PAAP, the PAAP Secretary will be
under an obligation to act reasonably.  A Party may insist
that non-performance by another Party is referred to the
PAAP.
24.4	If the circumstances detailed in the notification have not
been remedied, or the failure to perform has been
persistent or material, or it appears that loss has been
incurred by other Market Participant(s) as a result of the
failure to perform, the Secretary will refer the matter to
the PAAP.
24.5	The PAAP Members will be informed of the identity of the
Party failing to perform.

25.	Proceedings of PAAP
25.1	Investigation:  Following receipt of the notification
referred to in Clause 86.1, where the PAAP Secretary has referred the matter to the PAAP and where an Urgent
Response is not required:-
25.1.1	the Party which has, according to the notification
failed to perform will be asked by notice in
writing to attend a meeting of the PAAP and
invited to clarify the circumstances of the
alleged failure to perform, in writing or by
personal representation.  The PAAP may also
request information from any other relevant Party
regarding the failure to perform and any loss
incurred as a result of that failure.
25.1.2	The PAAP may require the non-performing Party to
provide, within any timescale specified by the
PAAP for provision of same:-
25.1.2.1	at that Party's expense, a report on
its performance in carrying out its
activities under this Agreement;
25.1.2.2	at that Party's expense, a report on
the performance of any Agent appointed
to carry out those activities;  and
25.1.2.3	its data and reports for audit by the
Market Auditor.  The cost of such
audit shall be reimbursed by the Party
to Scottish Settlements if he is found
not to be performing to the required
standard.
25.1.3	The PAAP may request that the Market Auditor or
Scottish Settlements undertakes an investigation
of the non-performing Party's compliance with this
Agreement and the performance of its Agents. The investigation may include an assessment of any losses incurred by Market Participants as a
result, including related administrative costs.
The Market Auditor or Scottish Settlements shall
produce a report which shall be delivered to the
PAAP Secretary within the timescale specified by
the PAAP who shall circulate the report to all
PAAP Members within two (2) Working Days of
receipt.
25.1.4	In the event that a report is requested from the
Market Auditor or Scottish Settlements in terms of
Clause 89.1.3 and the non-performing Party is
found to have failed in performance of any
obligation under this Agreement then the PAAP may
resolve that the non-performing Party shall bear
the costs of the Market Auditor or Scottish
Settlements.
25.2	PAAP Response:
25.2.1	Within twenty (20) Working Days of receipt by the
PAAP of any items requested in terms of Clause
89.1, the PAAP may resolve to respond by:-
25.2.1.1	taking no action;  or
25.2.1.2	undertaking a Level One Response in
terms of Clause 89.2.2 to be followed
sequentially if the PAAP so resolves
by undertaking a Level Two Response in
terms of Clause 89.5.
In each case the PAAP shall base its response on the information provided to it and the PAAP Secretary shall notify the non-performing Party of the
resolution of the PAAP.
25.2.2	Level One Response:  The PAAP may:
25.2.2.1	agree the course of action with the
non-performing Party and issue a
formal notice (a "Notice to Remedy")
to the Party proposing a reasonable
course of remedial action (which may
include removal or replacement of its
Agent) to be taken by him (and his
Agent(s) if relevant) and the
timescale;  or

25.2.2.2	if no agreement is reached with the
relevant Party within a reasonable
timescale as specified by the PAAP
having regard to the circumstances of
the failure to perform:-
(i)	require that the Party provide
to the PAAP, within a specified
time limit, a proposal (a
"Proposal for Remedy"), setting
out a course of remedial action
to be taken by him (and his
Agent(s) if relevant) and the
timescale;  and
(ii)	consider a Proposal for Remedy
and either
(a)	confirm it as a Notice to
Remedy, or
(b)	if no acceptable Proposal
for Remedy is made by the
Party within the
specified time limit,
issue a Notice to Remedy.
25.3	In the event that any non-performing Party is found by the
PAAP to have failed in the performance of any Performance
Level which is set out in Schedule 8 (Liquidated Damages
and Performance Levels), the PAAP may levy the appropriate Liquidated Damages on such non-performing Party as detailed in Schedule 8 as follows:-
25.3.1	the PAAP Secretary shall calculate the
Liquidated Damages and interest, where
applicable which may be levied;  and
25.3.2	the Liquidated Damages so calculated and
interest, where applicable shall be included in
any invoice issued for the non-performing Party
in terms of Part VIII.
25.4	The PAAP may resolve that the Market Auditor monitor
implementation of the Notice to Remedy or Proposal to
Remedy, at the expense of the relevant non-performing
Party.  If the non-performance is not remedied within the
timescale specified in the Notice to Remedy, the Market
Auditor will report this to the PAAP Secretary and the PAAP
may make a Level Two Response.
25.5	Level Two Response:  If a Party has failed to comply with a
Level One Response from the PAAP within the timescale set
out in any Notice to Remedy, the Level Two Response may
comprise all or any of the following actions.
25.5.1	The PAAP acting as the Accreditation Authority may
withdraw Accreditation of the relevant Market
Participant(s) and impose conditions on those
Market Participant(s) to be fulfilled prior to any
further application for Accreditation.  Any such
conditions must be reasonable in all the
circumstances.  A copy of any notice withdrawing
Accreditation in accordance with this Clause will
also be addressed to the Managing Director or Chief
Executive of the relevant Party.  The PAAP will
formally notify the Director of any such action.
25.5.2	The PAAP may declare such failure to be an Event of
Default in terms of Clause 127 (Default by Parties
other than Scottish Settlements).
25.5.3	If a Party or its Agent has had Accreditation
withdrawn, and is subject, within one year after
re-obtaining Accreditation, to a further
investigation by the PAAP, this may be regarded as
a persistent breach of this Agreement and the PAAP
may declare an Event of Default in terms of Clause
127 (Default by Parties other than Scottish
Settlements).  The PAAP shall serve a notice
wherein the Party will be invited to demonstrate to
the PAAP the steps it has taken (which may include
removal or replacement of its Agent) to ensure that
such non-performance is not likely to recur.  A
copy of any such notice will also be addressed to
the Managing Director or Chief Executive of the
non-performing Party.
25.5.4	The PAAP may resolve to take no further action in
which event the PAAP Secretary shall notify the
non-performing Party of such  resolution.
25.5.5	The PAAP may, where appropriate, resolve to
instruct Scottish Settlements to take any action it
has power to take in terms of this Agreement.
25.6	Persistent or Material Breach:  In the event that the PAAP
resolves that a notification of failure to perform in
respect of a Party, which notification gives rise to a
Notice to Remedy being issued by the PAAP Secretary, should
be regarded as a persistent or material breach of this
Agreement and an Event of Default in terms of Clause 127
(Default by Parties other than Scottish Settlements), the
PAAP shall serve a notice to this effect on the non-
performing Party.  A copy of any such notice will also be
addressed to the Managing Director or Chief Executive of
the relevant Party.
25.7	If, following a notice in terms of Clause 89.5.3 or Clause
89.6 above, the Party or its Agent cannot satisfy the PAAP
that such non-performance is not likely to recur, the PAAP
may:
25.7.1	declare an Event of Default under the this
Agreement, and
25.7.2	require Scottish Settlements to give notice to the
relevant Party to cease to be a Party in terms of
Clause 127.2.
A copy of any such request will also be addressed to the Managing Director or Chief Executive of the Party.
25.8	Second of January:  In considering any investigation or
response in terms of this Clause 89 or otherwise in terms of this Part IX the PAAP shall have regard to the fact that, notwithstanding any provision of this Agreement, the second day of January in any year (or, where the second day of January is not a Working Day, the first Working Day thereafter) need not be treated by Parties as a Working
Day.

26.	Failure of Panel Members to Agree
26.1	If the PAAP Members are unable to agree a decision in
terms of Clauses 86 (Notification of Failure to Perform and Reports from Panels) to 89 (Proceedings of PAAP) by majority, the matter shall be referred to an independent arbiter. Such independent arbiter shall be appointed by resolution of the PAAP subject to agreement with the relevant Party. In the event that the PAAP and the relevant Party are unable to agree on the appointment of an independent arbiter within fourteen (14) days of the date when the matter first came before the PAAP for such decision, then the matter shall be referred to the Chartered Institute of Arbitrators (Arbiters) for the appointment of an arbiter and the Dispute shall be resolved in accordance with the rules of the Chartered Institute of Arbitrators (Arbiters).

27.	Appeals
27.1	Appeals:  A Party may appeal any decision of the PAAP
relating to Clauses 86 (Notification of Failure to Perform
and Reports from Panels) to 90 (Failure of Panel Members to
Agree) to the Disputes Panel.
27.2	Disputes:  Failure to reach agreement with a non-performing
Party on a course of action will not constitute grounds for
raising a dispute under the Disputes Procedure.  A non-
performing Party may query, and subsequently raise a
Dispute regarding, the terms of a Notice to Remedy.
27.3	Suspension:  A notice withdrawing a non-performing Party's
or its Agent's Accreditation in terms of Clause 89.5.1
shall not have effect until the final resolution of any
Dispute or Appeal in terms of this Clause 91, provided
that:-
27.3.1	such Dispute or appeal has been raised or
commenced by the relevant Party within seven (7)
days of the receipt of such notice;  and
27.3.2	the Director has not stated that Accreditation
should be removed until the Dispute or Appeal is resolved.

28.	Reporting
28.1	The PAAP Secretary will provide by the end of each month a
written status report in respect of the preceding month to
Scottish Settlements circulated to each PAAP Member,
setting out:
28.1.1	the circumstances of each notification noted but
not referred to the PAAP in terms of Clause 88.3;
and
28.1.2	for each notification referred to the PAAP in
terms of Clause 88.4:
28.1.2.1	brief details of the failure to
perform, and
28.1.2.2	details of the PAAP actions in
response to such failure to perform,
including timescales.
28.2	The PAAP Secretary will prepare a summary of the status
report referred to in Clause 92.1 to be circulated to each
PAAP Member, all Parties, the Director, the Market Auditor
and, if requested, to any Recognised Organisation.
28.3	The PAAP will have discretion to direct that the identity
of the non-performing Party should be disclosed in any such
summary of the status report, taking into account the
degree of co-operation and initiative shown by such non-
performing Party in resolving the failure to perform.
28.4	The PAAP Secretary will prepare the draft PAAP section of
the Annual Report setting out:-
28.4.1	a summary of information in respect of the
business of the PAAP during the preceding year
ended 31 March including details of all
outstanding and pending work of the PAAP;  and
28.4.2	any other matter the PAAP deems appropriate.
28.5	PAAP Members must have the opportunity to approve the draft
section before it is incorporated in the Annual Report. In the event that unanimous approval can not be obtained or no decision can be reached, the provisions of Clause 8.6 shall apply.

29.	Derogations
29.1	Applications for Derogations:  Any Market Participant or
person proposing to become a Market Participant
("Derogation Applicant") shall be entitled to apply at
any time and from time to time, for a derogation from any obligation which is, or may be, placed upon it in terms of this Agreement.  Such applications shall be made in
writing to the PAAP Secretary, in a form to be set by the
PAAP Secretary from time to time, which shall include:-
29.1.1	the specific obligation from which the
Derogation Applicant seek to be released;
29.1.2	the reasons for the application;
29.1.3	a detailed justification for the application;
29.1.4	the period of time for which the Derogation is
sought;
29.1.5	details of the action the Derogation Applicant
shall take to become compliant with the relevant
obligation, the costs and timescales involved
and any circumstances which may affect the
Derogation Applicant's ability to achieve
compliance;
29.1.6	details of the anticipated cost to the
Derogation Applicant of compliance without the
Derogation applied for;
29.1.7	the Derogation Applicant's view as to why the
derogation requested would not impose
significant extra costs or risks on Scottish
Settlements or other Market Participants;
29.1.8	details of any derogations obtained in terms of
the Pooling and Settlement Agreement which
relate to similar circumstances to the
Derogation applied for;  and
29.1.9	any further supporting documentation the
Derogation Applicant wishes to include.
Any application which does not include the above items shall be disregarded by the PAAP Secretary.
29.2	Initial Meeting:  Upon receipt of an application in terms
of Clause 93.1, the PAAP Secretary shall:-
29.2.1	add consideration of the application to the next
unissued agenda for a meeting of the PAAP, or
convene a meeting for consideration of the
application, all at the discretion of the PAAP
Secretary;  and
29.2.2	together with the notice of such meeting,
circulate such application to the Market
Participants, the Certification Agents, the
Market Auditor and the Director.
29.3	Written Submissions:  Market Participants, the
Certification Agents, Scottish Settlements, and the
Market Auditor may make written submissions in response
to any application for a Derogation.  Such written
submissions shall be provided to the PAAP Secretary
within such timescale as may be specified by the PAAP
Secretary.  The PAAP Secretary shall circulate copies of
such written responses to all PAAP Members, the Market Participants, the Certification Agents, the Market
Auditor and the Director prior to any such meeting.
29.4	Determination of Applications for Derogations:  The PAAP,
after consideration of the application, any written
submissions and the results of any impact assessment, may
resolve to and thereby:-
29.4.1	grant a Derogation (subject to any conditions
that the PAAP thinks fit);
29.4.2	reject the application;  or
29.4.3	postpone a decision on the application to the
next PAAP meeting, but no further, and/or
request further comments in writing from any
person.
29.5	In considering any application for a Derogation the PAAP
shall have regard to the following (without limitation):-
29.5.1	whether the Derogation applied for would
threaten the integrity of the Central Allocation
System;
29.5.2	whether the risks introduced by the proposed
Derogation would be acceptable to the Parties to
this Agreement;
29.5.3	whether the Derogation applied for would place
significant extra additional costs on Scottish
Settlements or other Market Participants;
29.5.4	whether the obligation from which a Derogation
is sought can be met by the Derogation Applicant
within a period of time acceptable to the
Parties to this Agreement;  and
29.5.5	whether the cost to the Derogation Applicant of
meeting the obligation would be reasonable
having regard to the nature of the obligation
and the Derogation Applicant.
29.6	Resolutions Granting Derogations:  Any resolution
granting a Derogation in terms of Clause 93.4 shall
include (without limitation):-
29.6.1	details of the specific obligations under this
Agreement from which Derogation has been
granted;
29.6.2	any conditions attaching to the grant of
Derogation, including any requirements to take
action to comply with the obligations in respect
of which the Derogation is granted;  and
29.6.3	the dates on which the Derogation is to take
effect and terminate.
29.7	Resolutions Rejecting Derogation Applications:  Any
resolution of the PAAP rejecting an application shall
include (without limitation):-
29.7.1	reasons for the rejection;  and
29.7.2	details of any steps that the Derogation
Applicant may take which may allow another
application to succeed.
29.8	Previous Resolutions:  In considering any application for
a Derogation the PAAP may have regard to any previous
resolution on Derogation applications but shall not be
bound to follow any previous decision.  The PAAP
Secretary shall maintain a record of all resolutions of
the PAAP on Derogation applications which shall be made
available to any Derogation Applicant or Party on
request.
29.9	Reconsideration of Derogations:  The PAAP Secretary,
Scottish Settlements or any Party may request the PAAP to reconsider any Derogation granted from time to time, on the basis that such Derogation is, or will become,
contrary to the interests of Market Participants in
general.  In the event that the PAAP resolves to
reconsider the Derogation, the PAAP Secretary shall
invite written comments from the Market Participants, the Certification Agents and the Market Auditor and shall circulate any such comments to the PAAP Members. After consideration of these comments the PAAP may resolve:-
29.9.1	to withdraw the Derogation with effect from a
specified date;
29.9.2	to amend the Derogation with effect from a
specified date;  or
29.9.3	not to alter the Derogation.
29.10	Notification of Resolution:  The PAAP Secretary shall
circulate any resolution of the PAAP in terms of Clauses
93.4, 93.7 or 93.9 to the Derogation Applicant, all
Market Participants, the Certification Agents, the Market
Auditor and the Director.
29.11	Effect of Derogation:  Any Party to whom Derogation has
been granted in terms of this Clause 93 shall not for the
period of the Derogation be required to comply with any
specific obligations in respect of which, and only to the
extent to which, a Derogation has been granted, but shall
be required to comply with any modified obligations which
are specified as a condition of such Derogation.
29.12	MRA Derogations:  The PAAP shall consider applications in
terms of the Master Registration Agreement for
Derogations in relation to the MRA Priority Provisions.
Any resolution of the PAAP on such application shall be
notified to the relevant forum under the Master
Registration Agreement by the PAAP Secretary.
29.13	Appeal Procedure:  If a Derogation Applicant is
dissatisfied with any decision of the PAAP in relation to an application, the sole and exclusive remedy of the Derogation Applicant shall be to refer the matter for determination under the Disputes Procedure. After having exhausted the Disputes Procedure, the Derogation
Applicant may refer the matter to the Director for a determination. The Director may request from the PAAP
Secretary information held by the PAAP in connection with a referral to the Director under this Clause 93.13.

30.	The Accreditation Authority
30.1	The PAAP shall act as, and shall perform the functions of,
the Accreditation Authority pursuant to Clause 84.3.
30.2	Categories of Applicant:  On the terms and subject to the
conditions of this Agreement, the Accreditation Authority
shall be responsible for the Certification of each
Certification System of, and the Accreditation of, any
Applicants falling within the following categories, unless otherwise agreed with the Director:
30.2.1	PES Registration Service providers;
30.2.2	Generation Registration Service providers
including Grid Connected Power Stations (Import
Registers) Registration Service providers;
30.2.3	Non Half Hourly Data Collectors;
30.2.4	Non Half Hourly Data Aggregators;
30.2.5	Meter Operators (Supply Allocation);
30.2.6	Meter Operators (Generation Allocation);
30.2.7	Half Hourly Data Collectors (Supply Allocation);
30.2.8	Half Hourly Data Collectors (Generation
Allocation);
30.2.9	Half Hourly Data Aggregators;
30.2.10	System Data Provision Service including Bulk
Supply Point Registration Service providers;
30.2.11	Grid Control Centre generation allocation
interfaces;
30.2.12	Data Transfer Service providers;  and
30.2.13	such other categories of person, if any, as the
Accreditation Authority, with the prior written
consent of the Director, may determine.
30.3	Subject to the provisions of Clause 91.3, a decision duly
made at a meeting of the PAAP acting as the Accreditation
Authority shall (unless otherwise determined by the PAAP
acting as the Accreditation Authority or otherwise provided
by the terms of the decision) have immediate effect.
30.4	Delegation:  The PAAP acting as the Accreditation Authority
shall:-
30.4.1	have the right at any time and from time to time
to delegate or procure the delegation of all or
any part of the day to day administration of the
Accreditation Process to an Agent. For the
avoidance of doubt, this shall not include the
taking of any decision as to whether the
Certification Systems of an applicant (or any of
them) should be Certified or the Applicant
should be Accredited;  and
30.4.2	be responsible for every act, breach, omission,
neglect and/or failure of such Agent.
30.5	Responsibilities owed to Parties alone:  The
responsibilities of the Accreditation Authority are owed exclusively to Parties, and to no other person. In particular, but without prejudice to the generality of the foregoing, Parties shall be required to satisfy themselves as to the financial condition and prospects and the management and operational ability of any Accredited person and shall not rely on the fact of Accreditation (or the lack of Accreditation) as, or infer therefrom, any representation, warranty or other statement or indication on the part of the Accreditation Authority or the Certification Agent that the Accredited person has any or any particular financial condition or prospects or level of management or operational ability.

31.	Role of PAAP Secretary
31.1	Functions of PAAP Secretary:  The PAAP Secretary shall:-
31.1.1	in addition to the other functions of the PAAP
Secretary set out in this Agreement, perform
such functions associated with the day-to-day
administration of the Accreditation Process as
are delegated to it from time to time by the
PAAP.  A list of any such delegated functions
will be made available by the PAAP Secretary on
request;  and
31.1.2	keep confidential information that it receives
on terms agreed from time to time by it with the PAAP.

32.	The Certification Agent
32.1	Appointment and removal of Certification Agent:  The
Accreditation Authority hereby authorises the appointment
and/or removal, by Scottish Settlements in terms of Clause
96.2, of Certification Agents on behalf of all Parties.
The first Certification Agents shall be Deloitte & Touche
for Generation Allocation purposes and
PricewaterhouseCoopers for Supply Allocation purposes.
Scottish Settlements shall on behalf of the Accreditation
Authority agree, amend and substitute the terms of
engagement of the Certification Agent including, but not
limited to, provisions relating to limitations and/or
exclusion of liability.
32.2	Parties' authorisation:  The Parties hereby irrevocably and
unconditionally authorise Scottish Settlements, in
consultation with the Accreditation Authority, to appoint
and remove, and to agree, amend and substitute the terms of
engagement of, the Certification Agents as authorised by
the Accreditation Authority on their behalf and undertake
not to withdraw or change that authority.
32.3	Functions of Certification Agent:  The functions of the
Certification Agent shall be:
32.3.1	to prepare the self-assessment certification
returns to be completed by each Applicant and the
supporting documentation (including guidance
notes) to be used by the Certification Agent in
the Certification Process (together the
"Certification Documentation"), to submit the
Certification Documentation to the Accreditation
Authority for approval and to revise (and resubmit
for approval) the Certification Documentation in
accordance with the instructions of the
Accreditation Authority from time to time;
32.3.2	to carry out the Certification Process in
accordance with applicable Scots law, the terms
set out in this Part IX and Schedule 18 and the
approved Certification Documentation;
32.3.3	to exercise the skill, care and diligence in the
preparation and revision of the Certification
Documentation (recognising that the Certification
Agent is required to give effect to the
instructions of the Accreditation Authority under
Clause 96.3.1) and in the performance of the
Certification Process reasonably to be expected of
a firm of accountants (or to such other standard
of skill, care and diligence as may be agreed by
the Accreditation Authority with the Certification
Agent from time to time);  and
32.3.4	in respect of each application for Accreditation,
to deliver an opinion of the Certification Agent
addressed to the PAAP Secretary as to whether the
Applicant's Certification Systems have met the
Certification Requirements in terms of Market
Procedure MP-621.
32.4	Responsibilities owed to Accreditation Authority:  The
responsibilities of the Certification Agent are owed
exclusively to Scottish Settlements, the Accreditation
Authority for itself and the Parties collectively and to no
other person.
32.5	Confidentiality undertaking:  Before commencing the
Certification Process with respect to the Certification
Systems of any Applicant, the Certification Agent shall execute a confidentiality undertaking in favour of such Applicant in such form as may from time to time be agreed by the PAAP acting as the Accreditation Authority with the Certification Agent.

33.	The Certification Process and Accreditation Process
33.1	The Certification Process and Accreditation Process:
33.1.1	The Certification Process and the Accreditation
Process shall be conducted in accordance with
Market Procedure MP-621.
33.1.2	The PAAP Secretary shall provide copies of the
latest version of this Agreement and relevant
Market Procedures together with such other
information as the PAAP shall direct from time to
time to Applicants, PAAP members and to the
Certification Agents.
33.1.3	The PAAP Secretary shall, subject to Clause 98.2,
provide each Applicant with a copy of all opinions
of the Certification Agent in relation to the
Certification System(s) of that Applicant
delivered pursuant to Clause 96.3.4 at the same
time as the PAAP Secretary notifies such Applicant
whether its Certification System(s) has (have)
been Certified and/or (as the case may be) such
Applicant has been Accredited.  The PAAP Secretary
shall not, unless otherwise resolved by the PAAP,
provide to, or permit the provision to an
Applicant a copy of any such opinion at any time
before it gives such notification.
33.1.4	The Accreditation Authority shall make available
to the Director all information held by the
Accreditation Authority which the Director
reasonably requests for the purposes of any appeal
in terms of Clause 97.7.
33.2	No Certification:  The Accreditation Authority shall not
Certify the Certification System of any Applicant unless
the Certification Agent has provided an opinion in terms of Sections 1.6.1.2(i) or 1.6.1.2(iii) of Schedule 18
(provided that any corrective steps required have been
implemented) in relation to that Certification System.
33.3	Loss of Certified or Accredited status:  The Accreditation
Authority shall have the right at any time and from time to
time for reasons including, without limitation, the
provisions of Clause 89.5 in accordance with Market
Procedure MP-621:
33.3.1	to remove the Certification of all or any of the
Certification System(s) of any person, whereupon
such Certification System(s) shall cease to be
Certified;  and/or
33.3.2	to remove the Accreditation of any person,
whereupon, subject to Clause 91.3, such person
shall cease to be Accredited.
33.4	Re-certification:  Each person who has been Accredited
shall be required as directed by the Accreditation
Authority to have some or all of its Certification Systems re-Certified in accordance with this Agreement, including
Market Procedure MP-621.  If any such Certification System
is not so re-Certified, such person's Accreditation shall
automatically lapse.
33.5	Fees and expenses:
33.5.1	Scottish Settlements shall determine, in
consultation with the Accreditation Authority and
with the consent of the Director, and publish to
Applicants and to those persons who have been
Accredited a menu of certification fees which
shall be charged directly to Applicants for the
purposes of Certification as Standard Charges.
Scottish Settlements, in consultation with the
Accreditation Authority shall have the right to
revise such fees from time to time, such revisals
to be approved by the Director.
33.5.2	Each Applicant shall pay its own costs and
expenses incurred in connection with the
Certification Process and the Accreditation
Process.
33.6	Applicants bound by this Agreement:  Applicants shall agree
to be bound by the Certification Process, the Accreditation Process, the provisions of this Agreement and Market
Procedure MP-621 by the execution of a letter of agreement
in form and content satisfactory to the Accreditation
Authority.
33.7	Appeal Procedure:  If an Applicant is dissatisfied for any
reason (including on the grounds that the Applicant
disagrees with the final opinion of the Certification Agent
in relation to one or more of its Certification Systems)
with the decision of the Accreditation Authority in
relation to Accreditation or removal of Accreditation, the
sole and exclusive remedy of the Applicant shall be to
refer the matter for determination under the Disputes
Procedure.  After having exhausted the Disputes Procedure,
the Applicant may refer the matter to the Director. The determination of the Director shall be final, conclusive and binding on the Applicant, the Accreditation Authority
and all Parties.
33.8	Failure of Panel Members to Agree:  If the PAAP Members are
unable to reach a decision in terms of the Certification
Process and/or the Accreditation Process, the PAAP shall be
deemed to have decided against the relevant Party and such
Party shall be entitled to appeal such decision in terms of
Clause 97.7 as if it were the Applicant referred to
therein.
33.9	Reapplication:  Nothing in this Agreement shall prevent any
Applicant whose Certification Systems have been refused Certification or Accreditation, or any Party or Applicant who has had Accreditation removed, from applying for Accreditation at any time.

34.	Applicant's Responsibilities
34.1	Applicant's warranty and undertakings:  In each letter in
terms of Clause 97.6 each Applicant shall represent,
warrant and undertake to each of the Parties (for itself
and as trustee and agent for the Accreditation Authority
and the Certification Agent) that:
34.1.1	all information supplied by or on behalf of the
Applicant to the Accreditation Authority, or the
Certification Agent in connection with the
Certification Process or the Accreditation Process
is true, complete and accurate and not misleading
because of any omission or ambiguity or for any
other reason, subject to any disclosure made to
and accepted by the Accreditation Authority in
writing in advance of the provision of the
relevant information to the Accreditation
Authority, or (as the case may be) the
Certification Agent;
34.1.2	completion of all documentation by or on behalf of
the Applicant in connection with the Certification
Process or the Accreditation Process is and will
remain the sole responsibility of the Applicant;
34.1.3	the Applicant will duly complete all such
documentation and provide all the information
required thereunder within the time periods
prescribed by Market Procedure MP-621;  and
34.1.4	the Applicant has had the opportunity to take its
own legal and other professional advice regarding
the Certification Process and the Accreditation
Process;
34.1.5	it will confirm in writing to the Accreditation
Authority (for itself and on behalf of all the
Parties, the Accreditation Authority and the
Certification Agent) in accordance with Market
Procedure MP-621 that each of the other
representations, warranties and undertakings in
this Clause 98.1 are true and have been complied
with as at the date on which it has been notified
that its application(s) for Certification and/or
Accreditation will be considered by the
Accreditation Authority;  and
34.1.6	the Applicant will co-operate fully with the
Accreditation Authority, the PAAP Secretary and
the Certification Agent in the Certification
Process and the Accreditation Process and, without
prejudice to the generality of the foregoing,
shall permit each of them reasonable access to the
Applicant's business records, working papers and
employees for the purpose of each such process
upon not less than three (3) Working Days' advance
notice.
34.2	No reliance by Applicant:  The Applicant shall acknowledge
and agree in the letter in terms of Clause 97.6 that:
34.2.1	it shall not, and shall not be entitled to, place
any reliance on any working papers, opinion,
report or other documentation prepared by or for
(or any oral or written interpretation of, or any
oral or written advice given in relation to, any
such working papers, opinion, report or other
documentation by) the Accreditation Authority, or
the Certification Agent in connection with the
Certification Process or the Accreditation Process
unless such working papers, opinion, report or
other documentation is expressly addressed to such
Applicant;  and
34.2.2	it shall keep confidential on the terms set out in
Clause 125 (Confidentiality) any working papers, opinions, report or other documentation referred to in Clause 98.2.1 unless such working papers, opinion, report or other documentation are expressly addressed to such Applicant.

35.	Limitation of Liability of the Accreditation Authority
35.1	Limitation of liability:  Each Applicant, each person who
has (or whose Certification System(s) have) been
Certified or Accredited (or whose Certification or
Accreditation has been removed or has lapsed) and each
Party (each an "Interested Person") agrees that:
35.1.1	the total liability of the Accreditation
Authority to any and all Interested Persons
whether in contract, delict (including
negligence or breach of statutory duty) or
otherwise arising directly or indirectly out of
or in connection with the Certification Process
or the Accreditation Process (including the
contents of any opinion or report prepared by
the Accreditation Authority) shall not exceed
(Pound)250,000 for each event or series of related
events giving rise to such liability;
35.1.2	the Accreditation Authority shall not be liable
to any Interested Person for any loss of profit,
loss of revenue, loss of contract, loss of
goodwill or any indirect or consequential loss
arising from or in connection with the
Certification Process or the Accreditation
Process;
35.1.3	Clauses 99.1.1 and 99.1.2 shall not exclude or
limit the liability of the Accreditation
Authority for fraud;
35.1.4	the exclusions from and limitations of liability
of the Accreditation Authority and the other
Parties under this Clause 99 shall not apply to
death of or personal injury to any individual
caused by the negligence of the Accreditation
Authority;
35.1.5	the exclusions from and limitations of liability
of the Accreditation Authority under this Clause
99 are reasonable because of (amongst other
matters) the likelihood that the amount of
damages awardable to the Interested Person from
the Accreditation Authority would otherwise be
disproportionate to the charges made in
connection with the Certification Process or the
Accreditation Process and because of the limited
resources and expertise of the Accreditation
Authority;  and
35.1.6	the exclusions from and limitations of liability
of the Certification Agents are set out in terms of their engagement referred to in Clause 96.1 and shall apply to this Agreement as if the same were set out in full herein.

36.	Entry Process Decisions
36.1	Entry Process Functions:  The PAAP shall perform the
decision making functions in relation to Entry Processes
as set out in the relevant Market Procedure(s), including MP-204, MP-512, MP-511 and MP-513.
36.2	Notification of PAAP decision:  Following any resolution
of the PAAP in relation to the Entry Processes the PAAP
Secretary shall:-
36.2.1	where the PAAP has resolved that the relevant
Party has failed the relevant Entry Process,
notify the relevant Party, Scottish Settlements,
the Director and the Market Auditor of such
resolution;
36.2.2	where the PAAP has resolved that the relevant
Party has successfully completed the relevant
Entry Process without requirement for any
readiness confirmation to be submitted, notify
all Parties, Scottish Settlements, the Director
and the Market Auditor of such resolution,
together with details of the Authorised Date;
36.2.3	where the PAAP has resolved that the relevant
Party has successfully completed the relevant
Entry Process subject to such Party submitting a
readiness confirmation in accordance with the
relevant Market Procedure, notify all Parties,
Scottish Settlements, the Director and the
Market Auditor, together with details of the
readiness confirmation required and the
Authorised Date.
36.3	Responsibilities owed to Parties alone:  The
responsibilities of the PAAP in relation to Entry
Processes are owed exclusively to Parties, and to no other person. Parties shall be required to satisfy themselves as to the financial condition and prospects and the management and operational ability of any person and shall not rely on the fact of any decision by the PAAP as, or infer therefrom, any representation, warranty or other statement or indication on the part of the PAAP or the Entry Process Co-ordinator that any person has any or any particular financial condition or prospects or level of management or operational ability.

37.	Role of PAAP Secretary
37.1	Functions of PAAP Secretary:  The PAAP Secretary shall:-
37.1.1	in addition to the other functions of the PAAP
Secretary set out in this Agreement, perform
such functions associated with the day-to-day
administration of the Entry Process as are
delegated to it from time to time by the PAAP.
A copy of any such delegated functions will be
made available by the PAAP Secretary on request;
and
37.1.2	keep confidential information that it receives
on terms agreed from time to time by it with the PAAP.

38.	The Entry Processes
38.1	The Entry Processes:  The Entry Processes shall be
conducted in accordance with Market Procedures MP-204, MP-
511, MP-512 and MP-513.
38.2	Failure of Panel Members to Agree:  If the PAAP Members
are unable to agree a decision in terms of the Entry
Processes by majority, the PAAP shall be deemed to have
decided that the relevant Party has failed the relevant
Entry Process.
38.3	Appeal Procedure:  If any Party is dissatisfied for any
reason with any decision of the PAAP in terms of the Entry Processes, the sole and exclusive remedy of such Party shall be to refer the matter for determination to the Director. The determination of the Director shall be final, conclusive and binding on the relevant Party, the PAAP and all Parties.

39.	Limitation of Liability of the PAAP in relation to Entry
Processes
39.1	Limitation of liability:  Each Party agrees that:
39.1.1	the total liability of the PAAP to any and all
Parties whether in contract, delict (including
negligence or breach of statutory duty) or
otherwise arising directly or indirectly out of
or in connection with the Entry Processes
(including the contents of any opinion or report
prepared by the PAAP) shall not exceed (Pound)250,000
for each event or series of events giving rise
to such liability;
39.1.2	the PAAP shall not be liable to any Party for
any loss of profit, loss of revenue, loss of
contract, loss of goodwill or any indirect or
consequential loss arising from or in connection
with the Entry Processes;
39.1.3	Clauses 103.1.1 and 103.1.2 shall not exclude or
limit the liability of the PAAP for fraud;
39.1.4	the exclusions from and limitations of liability
of the PAAP and the other Parties under this
Clause 103 shall not apply to death of or
personal injury to any individual caused by the
negligence of the PAAP;  and
39.1.5	the exclusions from and limitations of liability
of the PAAP under this Clause 103 are reasonable because of (amongst other matters) the likelihood that the amount of damages awardable to any Party from the PAAP would otherwise be disproportionate to the charges made in connection with the Entry Processes and because of the limited resources and expertise of the PAAP.

40.	Variation of Procedure
40.1	Scottish Settlements Right to Vary:  The PAAP may resolve
from time to time, that Scottish Settlements shall be entitled to exclude or vary any step or otherwise alter the procedure for the Performance Assurance and Accreditation
Process set out above. Where any such resolution is not unanimous, it shall not be implemented without the approval of the Director.

41.	The Disputes Panel for Scotland ("Disputes Panel")
41.1	Establishment:  The Parties to this Agreement hereby
establish the Disputes Panel.
41.2	Function:  The functions of the Disputes Panel are:
41.2.1	investigating and resolving in a consistent manner
all Disputes arising from this Agreement;
41.2.2	monitoring the operation of and recommending
modification of the Market Procedures set out in
Schedule 17 (Market Procedures for CAS Queries and
Requests for Information) in accordance with the
provisions of  Part IX;  and
41.2.3	submission of Modification Proposals or Review
Proposals where the Disputes Panel resolves that
these would be appropriate.
41.3	Members:  The Disputes Panel members shall be:-
41.3.1	three representatives of the Scottish Companies;
and
41.3.2	three representatives of Non-Scottish Company
Members.
The Disputes Panel Members shall be appointed and elected in accordance with Clause 66 (Membership of the SEF).
41.4	Chairman:  Scottish Settlements shall, from time to time,
appoint an individual (being a representative of Scottish Settlements and an individual other than a Disputes Panel
Member) as the independent chairman of the Disputes Panel,
and may remove and replace such individual so appointed
from time to time.  The chairman will preside at meetings
of the Disputes Panel.  In the event that the chairman is
not present within fifteen (15) minutes of the start of any meeting, those Dispute Panel Members present shall appoint an individual to act as chairman for such meeting.  The
chairman's functions will include without limitation:-
41.4.1	to preserve order at meetings and to conduct
proceedings in a proper manner;
41.4.2	to call on Disputes Panel Members and non-member
representatives to speak at the meeting and to
regulate discussion in an impartial manner;
41.4.3	to call and remove additional representatives to
or from the meeting and to call upon them to speak
at the meeting to particular items on the agenda;
41.4.4	to curtail discussion and put a resolution to a
vote at any stage of the meeting, provided all
Disputes Panel Members, non-member representatives
and any additional representatives called by the
chairman present have been given reasonable
opportunity to speak on the subject matter of the
resolution;
41.4.5	to put any resolution to a vote at the conclusion
of the meeting, provided all Disputes Panel
Members, non-member representatives and any
additional representatives called by the chairman
present have been given reasonable opportunity to
speak on the subject matter of the resolution;
and
41.4.6	to dissolve or adjourn the meeting with the
consent of all Disputes Panel Members and non-
member representatives present.
41.5	Secretary:  Scottish Settlements shall, from time to time,
appoint an individual (being a representative of Scottish Settlements and an individual other than a Disputes Panel
Member) as the secretary of the Disputes Panel (the
"Disputes Panel Secretary"), and may remove and replace
such individual so appointed from time to time.  In the
event that the Disputes Panel Secretary is not present
within fifteen (15) minutes of the start of any meeting,
those Disputes Panel Members present shall appoint an
individual to act as Disputes Panel Secretary for such
meeting.
41.6	Non-member Representatives:  At every meeting of the
Disputes Panel the following non-member representatives may
attend and shall be entitled to receive all documentation
relating to such meetings:-
41.6.1	a representative of Market Auditor shall be
entitled to attend and speak at any such meeting,
but shall have no voting rights and shall not be
included in the membership of the Disputes Panel;
and
41.6.2	the Director shall be entitled to attend and speak
at any such meeting, but shall have no voting
rights and shall not be included in the membership
of the Disputes Panel.
41.7	Additional Representatives:  Unless the Disputes Panel
resolves otherwise the chairman of the Disputes Panel
either of his own volition or on the request of any
Disputes Panel Member (provided the chairman considers
such request to be appropriate) and/or any Party to a
Dispute may require the presence at any meeting of an
individual to speak to particular items on the agenda.
Any such individual shall be entitled to attend and speak
to such particular items at the relevant meeting but
shall have no vote and shall not be included in the
membership of the Disputes Panel.  Any such individual
attending as an additional representative required by a
Party shall require to execute a confidentiality
undertaking in terms of Clause 66.16.
41.8	Powers of Alternates:  Alternates in respect of the
Disputes Panel shall have the following rights and
obligations in addition to those set out in Clause 66
(Membership of the SEF):-
41.8.1	Alternates once appointed may not sit
contemporaneously as a Disputes Panel Member until
their appointment as an Alternate is removed.
Such appointment or removal shall not take effect
until notice has been received by the Disputes
Panel Secretary;
41.8.2	in the event that any notice requires to be sent
to the Disputes Panel Members, such notice shall
also be sent to any Alternate who has from time to
time been notified to the Disputes Panel Secretary
in accordance with Clause 66.14.1;  and
41.8.3	an Alternate may attend and participate in any
part of a meeting or take part in a decision in terms of Clause 106.4 of the Disputes Panel which is attended by the Disputes Panel Member (in his capacity as a member of the Disputes Panel) who appointed him provided that such Disputes Panel
Member does not participate in that part of such meeting or decision in terms of Clause 106.4.

42.	Meetings of the Disputes Panel
42.1	Purpose:  Meetings of the Disputes Panel will provide a
forum in which Disputes can be discussed pursuant to and in accordance with the procedures set out in this Agreement.
Other than as expressly provided in this Agreement, the
Disputes Panel shall have no ability to determine any
matter and no competence to discharge any function or to
exercise any power.
42.2	Frequency of Meetings:  Meetings of the Disputes Panel
shall be arranged with a view to facilitating resolution of Disputes in time to fit with Settlement Runs and shall be convened to take place no less than once a month unless
there is no business which would require such a meeting to
be convened.
42.3	Notice Convening Meetings:  Subject to Clause 106.2
meetings of the Disputes Panel shall be convened by the
Disputes Panel Secretary as follows:-
42.3.1	meetings will be, subject to the provisions of
Clauses 106.3 and 106.5, convened on not less than
ten (10) Working Days' notice;
42.3.2	every notice convening a meeting of the Disputes
Panel shall specify the place, day and time of the
meeting and enclose an agenda together with all
available relevant materials.  Each Disputes Panel
Member shall be entitled to receive such notice
and agenda and all available relevant materials
and at the same time as such notice is despatched
a copy of the notice and agenda and all available
relevant materials shall be sent to the Director
and Market Auditor;  and
42.3.3	meetings may be convened on shorter notice than
that specified in Clause 106.3.1 provided that:-
42.3.3.1	a quorum of the Disputes Panel
has agreed in writing that a
meeting so convened shall be
valid;  and
42.3.3.2	notice of the venue, time and
date of the meeting is sent to
each Disputes Panel Member in
such a manner that it is capable
of being received prior to the
commencement of the meeting.
42.4	Decisions by Telephone or other Electronic Means:  In the
event that the Disputes Panel Secretary considers it
appropriate, and that no input from any additional
representatives in terms of Clause 105.7 is required, a
decision may be taken by telephone or other electronic
means in the following manner:-
42.4.1	The Disputes Panel Secretary shall distribute by
facsimile or other electronic means (having regard
to confidentiality) to each Disputes Panel Member,
all documentation received relating to the
Dispute;  and
42.4.2	The Disputes Panel meeting shall be held by
telephone or other electronic means where all
Disputes Panel Members attending the meeting can
speak to and hear each other.
42.5	Quorum:  Disputes Panel Members present at any meeting of
the Disputes Panel who are capable of exercising four (4)
votes shall form a quorum provided that one (1) of the
Disputes Panel Members comprising such a quorum shall be a representative of Scottish Hydro-Electric and one (1) shall be a representative of ScottishPower and that two shall be representatives of Non-Scottish Company Members. Any such meeting shall be competent to discharge any functions of
the Disputes Panel. In the event that a quorum as defined
in this Clause 106.5 is not present within fifteen (15)
minutes of the time specified in the notice of meeting for
the commencement of such meeting or shall cease to be
present during the course of the meeting, the meeting shall
be adjourned and the Secretary shall reconvene the meeting
within seven (7) days.  In the event that a quorum is not
present at any reconvened meeting the Disputes Panel
Members present shall constitute a quorum for that meeting
only.
42.6	Postponement of Decisions:  In the event that at any
meeting of the Disputes Panel, including an adjourned
meeting in terms of Clause 106.5, there are less than six
(6) Disputes Panel Members present, a Party to any Dispute
to be decided on at such meeting may require the Disputes
Panel Secretary to defer a decision on such Dispute to a
subsequent meeting of the Disputes Panel, or to an
independent arbiter.  Such independent arbiter shall be
appointed by agreement between the Parties to the
Dispute.  In the event that they are unable to agree on
the appointment of an independent arbiter within ten (10)
Working Days of the date when the matter first came
before the Disputes Panel for such decision, then the
matter shall be referred by either Party to the Institute
of Chartered Arbitrators/Arbiters for the appointment of
an arbiter, and the Dispute shall be resolved in
accordance with the rules of the Institute of Chartered
Arbitrators/Arbiters.
42.7	Conduct of Meetings:  At any meeting of the Disputes
Panel:-
42.7.1	any resolution shall be determined on a vote
decided by a show of hands or by such other method
as the Chairman may decide from time to time
provided that the Chairman shall have no
entitlement to vote;
42.7.2	save where expressly provided otherwise in this
Agreement, any such vote shall be decided by a
simple majority of the members present and voting,
provided always that a quorum is present in
accordance with Clause 106.5;  and
42.7.3	in any such vote referred to in Clause 106.7.1,
the Disputes Panel Members shall have regard to
the objects of this Agreement.
42.8	Location of Meetings:  Meetings of the Disputes Panel shall
be held in Scotland, unless otherwise agreed by unanimous resolution of the Disputes Panel, except where such meeting is held in terms of Clause 106.4.
42.9	Minutes:  The Disputes Panel Secretary shall ensure that
minutes are taken of the meetings of the Disputes Panel,
and that the attendance at such meeting of any Disputes
Panel Member or representative of the Director or Market
Auditor shall be recorded.  Following any such meeting the
Disputes Panel Secretary shall within ten (10) Working Days
of the date of any such meeting, send copies of such
minutes to every Disputes Panel Member and to the Director
and Market Auditor.
42.10	Provision of Information:  The Disputes Panel shall be
entitled to instruct the Disputes Panel Secretary to
circulate to any person copies of any document which is
related to, or derives from, any proceeding of the Disputes
Panel in terms of this Part IX provided that the Disputes
Panel may require the Disputes Panel Secretary to obtain
from any such person a confidentiality undertaking in a
form to be approved by the Disputes Panel.
42.11	Information from Parties and Agents:
42.11.1	Each Party shall provide and shall procure that
any Agent appointed by it shall provide such data,
reports and other information to the Disputes
Panel as is reasonably required by the Disputes
Panel for the purposes of fulfilling its functions
set out in this Agreement.
42.11.2	Save in any case where the Director has expressly
required provision of the information, each Party
shall be entitled to withhold information
requested from it or its Agent by the Disputes
Panel in the event that such information is
commercially sensitive.
42.11.3	In the event that a Party wishes to withhold
information in terms of Clause 106.11.2, such
Party shall notify the Disputes Panel Secretary
and the Director of their intention to withhold
such information, and detail the reasons therefor.
In the event that the Director requires the Party
to provide such information to the Director, the
Director may advise the Disputes Panel on how to
proceed.
42.11.4	In the event that the Disputes Panel cannot
progress its work due to insufficient information, the matter may be referred by the Dispute Panel
Secretary to the Director.

43.	Raising a Dispute
43.1	Raising a Dispute:  A Party may raise a Dispute by giving
notice in such form as may be prescribed by Scottish
Settlements from time to time to the Disputes Panel
Secretary to this effect, provided that one or more of
the following conditions are fulfilled:
43.1.1	it is a matter which shall have first been
raised as a CAS Query and shall have completed
the relevant processes under Schedule 10
(Queries and Requests for Information
Procedures) and the relevant Market
Procedure(s), including MP-610 and MP- 611;
43.1.2	it is an appeal against a decision of the PAAP;
or
43.1.3	it is another matter directly referred to the
Disputes Panel under this Agreement.
Provided that where a party wishes to raise a Dispute in
relation to data from Metering Systems registered in a
PES Registration System or Generation Registration System
and subject to Allocation or Market Domain Data, or data
from the Bulk Supply Point Registration Service or Grid-connected Power Stations (Import Registers) Registration
Service, they may not do so unless the processes set out
in Schedule 10 (Queries and Requests for Information
Procedures) and the relevant Market Procedure(s),
including MP-610 and MP-611 have been completed.
43.2	Unjustified Disputes:  If the Disputes Panel resolves
that a Dispute raised by a Party is of a vexatious or
frivolous nature, the Disputes Panel may require the
Party raising such Dispute to pay to Scottish Settlements
a sum as a Standard Charge towards the cost of
administration of any such Dispute.
43.3	Written Information:  The Disputes Panel Secretary shall
endeavour to obtain from the Parties to the Dispute all
relevant written information and representations and
shall, subject to Clause 109.3, include the Dispute on
the next unissued agenda for a next meeting of the
Disputes Panel.
43.4	Representations:  Representations by Parties to a Dispute
shall be in writing, and may be supported by
representations in person at a meeting of the Disputes
Panel, provided that the Disputes Panel Secretary shall
be notified of the identity of the person(s) representing
such Parties not less than One (1) Working Day prior to
the date of the meeting.
43.5	MRA Disputes:  Where a Dispute affects the MRA Priority
Provisions, the Dispute shall be dealt with as follows:
43.5.1	where the Dispute relates to the MRA Priority
Provisions and is capable of being heard in
terms of the Master Registration Agreement, and
the Party raising the dispute is a party to the
Master Registration Agreement the Party shall
raise it under the Master Registration Agreement
and such Dispute shall not be raised under this
Agreement;  and
43.5.2	where the Dispute relates only to the MRA
Priority Provisions and the Party raising it is not a party to the Master Registration Agreement the Party shall raise it under this Agreement.

44.	Conflicts of Interest
44.1	A Disputes Panel Member shall be required to act
independently of the interests of his employer and of those
SEF Members who elected or nominated him.  In particular,
but without prejudice to the generality of the foregoing:
44.1.1	a Disputes Panel Member shall declare to the
Disputes Panel and the Disputes Panel chairman any
Conflict of Interest which arises and the chairman
of the Disputes Panel shall ensure that such
Conflict of Interest is noted in the minutes of
the meeting;  and
44.1.2	a Disputes Panel Member shall not disclose to his
employer confidential information which he has
received in his capacity as a Disputes Panel
Member unless:
44.1.2.1	required to do so by any Competent
Authority or by law;
44.1.2.2	in order for his employer to comply
with the conditions of any Licence
with which his employer is required to
comply;
44.1.2.3	required to do so by any stock
exchange or regulatory authority or
the Panel on Take-overs and Mergers;
or
44.1.2.4	pursuant to the arbitration rules of
the Electricity Arbitration
Association or pursuant to any
judicial or other arbitral process or
tribunal having jurisdiction in
relation to him or his employer,
in any of which events the Disputes Panel Member shall first be required to give written notice of the required disclosure to the Disputes Panel. For the purposes of this Clause
108, "employer" shall be taken to include any affiliate, relating undertaking or Agent of such employer, provided that, for the purpose of this Clause only, Scottish
Settlements shall not be considered an affiliate, related undertaking or Agent of either of the Scottish Companies.

45.	Procedural Matters
45.1	The Disputes Panel meeting may also consider procedural
issues and other matters relating to the resolution of
Disputes.  Minutes of this part of the meeting will only
be provided to Parties by the Disputes Panel Secretary on
request.
45.2	Scottish Settlements, on behalf of the Parties to the
Dispute, shall estimate and agree the materiality of the
Dispute.  If no agreement is reached the matter shall be
referred to the Disputes Panel to determine the
materiality of the Dispute.
45.3	The Disputes Panel Secretary may postpone or cancel any
meeting of the Disputes Panel and defer any Disputes
except in the following cases:-
45.3.1	the materiality of any such deferred Dispute is
likely to exceed 2GWh;
45.3.2	the materiality for all such deferred Disputes
is likely to exceed 4GWh;
45.3.3	the circumstances of the Dispute are likely to
recur until a decision is reached by the
Disputes Panel;
45.3.4	the Disputes Panel Secretary believes that the
circumstances are such that the Dispute should
not be deferred;  and/or
45.3.5	the next Reconciliation Run in respect of an
affected Trading Day is the Final Reconciliation
Run.
45.4	The Disputes Panel Secretary shall provide Disputes Panel
Members with a list of all deferred Disputes and shall, where the Disputes Panel so resolves, include any such Dispute on the agenda for the next meeting of the Disputes Panel.

46.	Failure to Reach a Majority Decision
46.1	In the event that the Disputes Panel fails to reach a
majority decision on a Dispute, the Disputes Panel may:-
46.1.1	except where the circumstances detailed in Clause
109.3 apply, defer the decision to a future
meeting, and request further evidence to be
provided to it;  or
46.1.2	refer the Dispute to an independent arbiter for a
decision. Such independent arbiter shall be appointed by agreement between the Parties to the Dispute. In the event that they are unable to agree on the appointment of an independent arbiter within ten (10) Working Days of the date when the matter first came before the Disputes
Panel for such decision, then the matter shall be referred to the Chartered Institute of Arbitrators (Arbiters) for the appointment of an arbiter, and the Dispute shall be resolved in accordance with the rules of the Chartered
Institute of Arbitrators (Arbiters).

47.	Appeals
47.1	A party to a Dispute may appeal a decision of the
Disputes Panel to independent arbitration.  Disputing
Parties may agree an independent arbiter (which may include the Director) among themselves. In the event that such agreement cannot be reached within ten (10)
Working Days of the relevant decision of the Disputes
Panel, the matter will be referred to the Chartered
Institute of Arbitrators(Arbiters) for the appointment of an arbiter, and the Dispute shall be resolved in accordance with the rules of the Chartered Institute of Arbitrators (Arbiters).

48.	Precedents
48.1	The Disputes Panel Secretary will maintain a register
(the "Scottish Precedents Register") of Disputes Panel
decisions, including a summary of arguments presented,
and any procedures or principles formulated by the
Disputes Panel for future resolution of Disputes.  The
Disputes Panel Secretary will consult with the Parties to
a Dispute on the wording relating to their Dispute, with
a view to maintaining the confidentiality of the Parties
involved.  Access to or copies of the Scottish Precedents
Register will be provided to Parties on payment of fees
set by Scottish Settlements from time to time to Scottish
Settlements.
48.2	No previous decision of the Disputes Panel shall serve to
bind the Disputes Panel in future decisions.  The
Disputes Panel may have regard to the Scottish Precedents
Register in making any decision, but shall not be required to do so.

49.	Powers of Disputes Panel
49.1	Where the materiality of the Dispute is, in the opinion
of the Disputes Panel, sufficiently large in relation to
the costs of re-running the Central Allocation System,
the Disputes Panel may, in the following circumstances
only, decide that an Additional Run should be performed:
49.1.1	a Dispute raised before a Final Reconciliation
Run has been resolved but the required change(s)
has not been implemented in the Final
Reconciliation Run;
49.1.2	the Disputes Panel or independent arbiter was
unable to resolve a Dispute in time for
implementation of any required changes prior to
the Final Reconciliation Run and states so in
its findings where appropriate; or
49.1.3	the Dispute has arisen in the Final
Reconciliation Run and the cause of the Dispute
was not present in the previous Reconciliation
Run.
In each such case, the Disputes Panel may resolve as to who is to bear the cost of any such Additional Run, and the relevant Party shall pay such amounts as may be resolved
by the Disputes Panel.
49.2	If one or more conditions set out in 113.1 above apply,
but the Disputes Panel has decided that an Additional Run
is not appropriate, the following method of apportionment
shall be applied, unless the Disputes Panel resolves
otherwise:
49.2.1	the Disputes Panel shall recommend to Scottish
Settlements the basis on which apportionment is
to be made.  Scottish Settlements shall notify
the affected Parties;
49.2.2	the Disputes Panel will from time to time advise
Scottish Settlements or its Agent of the
Supplier Identifiers and Generator Identifiers
for which volumes are to be apportioned;
49.2.3	Scottish Settlements (unless otherwise advised
by the Disputes Panel) shall calculate the
apportionment for each Supplier and Generator
and the total allocation to Suppliers and from
Generators for the duration of, or the periods
affected by, the Dispute as advised by the
Disputes Panel;
49.2.4	Scottish Settlements shall calculate the
percentage of the total allocation for each
Supplier and apportion the disputed volume
accordingly;
49.2.5	Scottish Settlements shall calculate the
percentage of the total allocation for each
Generator and apportion the disputed volume
accordingly;  and
49.2.6	Scottish Settlements shall provide the affected
Parties with sufficient detail of the method of
apportionment to allow for verification.
49.3	The Disputes Panel may resolve, pursuant to Clause 64.5
(Withholding on Disputes), that in respect of a Dispute between Scottish Settlements and any other Party, the relevant Party may withhold payment of any amount invoiced by Scottish Settlements.

50.	Reporting
50.1	Scottish Settlements will report to the Disputes Panel
Secretary on the number and type of CAS Queries raised
with the System Support Helpdesk, in order to assist in identification of sections of this Agreement requiring referral to the Modifications Panel.
50.2	The Disputes Panel Secretary will submit by the end of
each month a written report in respect of the preceding
month to Scottish Settlements circulated to each Disputes Panel Member setting out:-
50.2.1	information on the number and type of Queries
handled by the System Support Helpdesk and by
Scottish Settlements;
50.2.2	information on the number and type of Disputes
considered, with brief details as set out in the
Scottish Precedents Register;  and
50.2.3	procedures or principles agreed by the Disputes
Panel for use in the future resolution of
disputes.
50.3	Copies of the report referred to in Clause 114.2 above
will be provided to the Parties and the Director by the Disputes Panel Secretary on request.
50.4	The Disputes Panel Secretary will prepare the draft
Queries and Disputes section of the Annual Report,
setting out the following information in respect of the preceding year ended 31 March:-
50.4.1	information on the number and type of CAS
Queries raised with the System Support Helpdesk;
50.4.2	information on the number and type of Disputes
considered including details of outstanding and
pending work of the Disputes Panel;
50.4.3	procedures agreed by the Disputes Panel for use
in the future resolution of Disputes;  and
50.4.4	any other matter the Disputes Panel deems
appropriate.
50.5	Members of the Disputes Panel must approve the draft
section before it is incorporated in the Annual Report.
In the event that unanimous approval can not be obtained or no decision can be reached, the provisions of Clause
8.6 shall apply.

51.	Variation of Procedure
51.1	Scottish Settlements Right to Vary:  The Disputes Panel
may, from time to time, resolve that Scottish Settlements
shall be entitled to exclude or vary any step or
otherwise alter the procedure for Queries and/or Disputes
set out above.
51.2	Failure to Agree: Where any such resolution under Clause
115.1 is not unanimous the Disputes Panel shall be deemed
to have decided against the resolution.
51.3	Appeal Procedure: If any Party is dissatisfied for any
reason with any decision of the Disputes Panel in terms of Clause 115.2, the sole and exclusive remedy of such Party shall be to refer the matter for determination to the Director. The determination of the Director shall be final, conclusive and binding on the relevant Party, the Disputes Panel and all Parties.

52.	The Finance and Audit Panel ("FAP")
52.1	Establishment:  The Parties to this Agreement hereby
establish the FAP.
52.2	Functions - The functions of the FAP are to review and
comment in terms of Clause 118 (Role of the FAP) on:
52.2.1	the appointment, removal and Audit Plan of the
Market Auditor;
52.2.2	Scottish Settlements' annual operating budgets and
proposed Settlement Charges;  and
52.2.3	the annual report and any interim report of the
Market Auditor;
52.2.4	proposals in relation to Metering when requested
by the PAAP in terms of Clause 84.2.9;
52.2.5	any proposal from Scottish Settlements for
modification of this Agreement to require Security
Cover;
52.2.6	the form of confidentiality undertaking to be
executed by the Market Auditor in terms of
Schedule 6, Section 1.7.
52.3	The FAP may submit Modification Proposals or Review
Proposals where the FAP judges that these are appropriate.
52.4	Members:  The FAP Members shall be:
52.4.1	three representatives of the Scottish Companies;
and
52.4.2	three representatives of Non-Scottish Company
Members.
The FAP Members shall be appointed and elected in accordance with Clause 66 (Membership of the SEF). Nominees for membership of the FAP will be expected to have financial and audit
experience commensurate with the role envisaged for the
FAP.
52.5	Chairman:  Scottish Settlements shall, from time to time,
appoint an individual (being a representative of Scottish Settlements and an individual other than a FAP Member) as the independent chairman of the FAP, and may remove and
replace such individual so appointed from time to time.
The chairman will preside at meetings of the FAP.  In the
event that the chairman is not present within fifteen (15)
minutes of the start of any meeting, those FAP members
present shall appoint an individual to act as chairman for
such meeting.  The chairman's functions will include
(without limitation):-
52.5.1	to preserve order at meetings and to conduct
proceedings in a proper manner;
52.5.2	to call on FAP Members and Non-member
representatives to speak at the meeting and to
regulate discussion in an impartial manner;
52.5.3	to call and remove additional representatives to
or from the meeting and to call upon them to speak
at the meeting to particular items on the agenda;
52.5.4	to curtail discussion and put a resolution to a
vote at any stage of the meeting, provided all FAP
Members, non-member representatives and any
additional representatives called by the chairman
present have been given reasonable opportunity to
speak on the subject matter of the resolution;
52.5.5	to put any resolution to a vote at the conclusion
of the meeting, provided all FAP Members, non-
member representatives and any additional
representatives called by the chairman present
have been given reasonable opportunity to speak on
the subject matter of the resolution;  and
52.5.6	to dissolve or adjourn the meeting with the
consent of all FAP Members and non-member
representatives present.
52.6	Secretary:  Scottish Settlements shall, from time to time,
appoint an individual (being a representative of Scottish Settlements and an individual other than an FAP Member) as the secretary of the FAP (the "FAP Secretary"), and may
remove and replace such individual so appointed from time
to time.  In the event that the FAP Secretary is not
present within fifteen (15) minutes of the start of any
meeting, those FAP Members present shall appoint an
individual to act as FAP Secretary for that meeting.
52.7	Non-member Representatives:  Subject to Clause 117.2 at
every meeting of the FAP the following non-member
representatives may attend and shall be entitled to receive
all documentation relating to such meetings:-
52.7.1	a representative of the Market Auditor shall be
entitled to attend and to speak at any such
meeting, but shall have no voting rights and shall
not be included in the membership of the FAP;  and
52.7.2	a representative of the Director shall be entitled
to attend and speak at any such meeting, but shall
have no voting rights and shall not be included in
the membership of the FAP.
52.8	Additional Representatives:  Unless otherwise resolved by
the FAP the Chairman of the FAP either of his own
volition or on the request of any FAP Member (provided
the chairman considers any such request to be
appropriate) may require the presence at any meeting of
an individual to speak to particular items on the agenda.
Any such individual shall be entitled to attend and speak
at the relevant meeting but shall have no vote and shall
not be included in the membership of the FAP.  Any such
individual attending as an additional representative
shall require to execute a confidentiality undertaking in
terms of Clause 66.16.
52.9	Powers of Alternates:  Alternates in respect of the FAP
shall have the following rights and obligations:-
52.9.1	Alternates may not sit contemporaneously as a
member of the Disputes Panel until their
appointment as an Alternate is removed. Such
appointment or removal shall not take effect until
notice has been received by the FAP Secretary;
and
52.9.2	in the event that any notice requires to be sent
to the FAP Members, such notice shall also be sent to any Alternate who has from time to time been notified to the FAP Secretary in accordance with Clause 116.9.1.

53.	Meetings of the FAP
53.1	Purpose:  Meetings of the FAP will provide a forum in which
the functions of the FAP set out in Clause 116.2 and 116.3
can be discussed pursuant to and in accordance with the
procedures set out in this Agreement.  Other than as
expressly provided in this Agreement, the FAP shall have no
ability to determine any matter and no competence to
discharge any function or to exercise any power.
53.2	Frequency of Meetings:  The FAP Secretary shall convene
meetings of the FAP on notice not less frequently than
three times per annum unless there is no matter as an
agenda item for the FAP to discuss. The Market Auditor may
only attend and speak at any  part of any such  meeting of
the FAP which deals with the Audit Plan, or Scottish
Settlement's proposed operating budgets and settlement
charges, at the discretion of FAP Members.  The Director
may attend and speak at any part of the meeting.
53.3	Notice Convening Meetings:  Meetings of the FAP shall be
convened by the FAP Secretary as follows:-
53.3.1	meetings will be convened on not less than
fourteen (14) days notice;  and
53.3.2	every notice convening a meeting of the FAP shall
specify the place, day and time of the meeting and
enclose an agenda together with all relevant
materials.  Each FAP Member shall be entitled to
receive such notice and at the same time as such
notice is despatched a copy of the notice and
agenda and relevant materials shall be sent to the
Director and Market Auditor.
53.4	Short Notice:  The FAP may at any meeting of the FAP
determine by simple majority that the next following
meeting of the FAP be convened on shorter notice than
specified in Clause 117.3 and where the FAP shall so
determine the FAP Secretary shall convene a meeting of the
FAP in accordance with that determination. Meetings of the
FAP may also be convened on short notice if all FAP Members
agree in writing before the commencement of the meeting
that the FAP Secretary is to convene a meeting on shorter
notice than that set out in Clause 117.3.  In either case
the meeting so convened shall be deemed to have been duly
and properly convened notwithstanding the short notice
period.
53.5	Quorum:  Four (4) FAP Members present at any meeting of the
FAP shall form a quorum provided that one (1) of the FAP
Members comprising such a quorum shall be a representative
of Scottish Hydro-Electric and one (1) shall be a
representative of ScottishPower and two (2) shall be representatives of Non-Scottish Company Members. Any such meeting shall be competent to discharge any functions of
the FAP.  In the event that a quorum as defined in this
Clause 117.5 is not present within fifteen (15) minutes of
the time specified in the notice of meeting for the
commencement of such meeting or shall cease to be present
during the course of the meeting, the meeting shall be
adjourned and the FAP Secretary shall reconvene the meeting
within 7 days.  In the event that a quorum is not present
at any reconvened meeting the FAP Members present shall
constitute a quorum for such meeting only.
53.6	Conduct of Meetings:  At any meeting of the FAP:-
53.6.1	any resolution shall be determined on a vote
decided by a show of hands or by such other method
as the Chairman may earlier decide from time to
time, provided that the Chairman shall not have
any entitlement to vote;
53.6.2	save where expressly provided otherwise in this
Agreement, any such vote shall be decided by a
simple majority of the FAP Members present and
voting, provided always that a quorum is present
in accordance with Clause 117.5;  and
53.6.3	in any such vote referred to in Clause 117.6.2,
the FAP Members shall have regard to the objects
of this Agreement.
53.7	Failure to Reach a Decision:  In the event that a decision
cannot be reached in terms of Clause 117.6 this shall be
stated in the minutes prepared in terms of Clause 117.9.
53.8	Location of Meetings:  Meetings of the FAP shall be held in
Scotland, unless otherwise agreed by unanimous resolution
of the FAP.
53.9	Minutes:  The Secretary shall ensure that minutes are taken
of any meeting of the FAP, and that the attendance at such
meeting of any FAP Member or representative of the Director
or Market Auditor shall be recorded. Following any such
meeting the FAP Secretary shall within ten (10) Working
Days  of the date of any such meeting, send copies of such
minutes to every FAP Member and to the Director and the
Market Auditor.
53.10	Provision of Information:  The FAP shall be entitled to
instruct the FAP Secretary to circulate to any person,
copies of any document which is related to, or derives
from, any proceeding of the FAP in terms of this Part IX of
this Agreement provide that the FAP may require the FAP
Secretary to obtain from any such person a confidentiality undertaking in a form to be approved by the FAP.
53.11	Information from Parties and Agents:  Scottish
Settlements shall, on the request of the FAP, provide such information as is reasonable to allow the FAP to review the Audit Plan, and will provide the FAP in each year with its proposed operating budgets and charges for the subsequent financial year together with such information as is reasonable to allow the FAP to review such budgets in terms of Clause 118 (Role of the FAP).

54.	Role of the FAP
54.1	Items of Business:  Scottish Settlements shall submit to
the FAP Secretary the following items of business:-
54.1.1	an Audit Plan defining the scope of the Market
Auditor's work programme in the next period
stipulated in the Audit Plan;
54.1.2	the annual report of the Market Auditor and any
interim report of the Market Auditor;
54.1.3	the proposed annual operating budget and proposed
level of Settlement Charges, together with details
of the estimated operating costs for the current
Relevant Year, details of forecasted Energy Traded
for the current year, and details of the actual
operating costs in the preceding Relevant Year;
and
54.1.4	any proposal for modification of this Agreement to
require Security Cover.
54.2	Initial Meeting:  Upon receipt of an item of business the
FAP Secretary shall:
54.2.1	add the item of business to the next unissued
agenda for a meeting of the FAP in accordance with
Clause 117 (Meetings of the FAP) all at the
discretion of the FAP Secretary;  and
54.2.2	together with the notice of such meeting, circulate
such item of business to all FAP Members, to the
Director and Market Auditor.
54.3	Determination on an item of business:  After consideration
by the FAP of any item of business the FAP may:-
54.3.1	by unanimous resolution of all FAP Members present
and voting resolve that the item of business:-
54.3.1.1	be approved and referred to Scottish
Settlements;  or
54.3.1.2	have approval withheld and referred to
Scottish Settlements;
54.3.2	by majority resolution resolve that the item of
business:-
54.3.2.1	be approved subject to comment and
referred to Scottish Settlements;  or
54.3.2.2	be approved and referred to Scottish
Settlements;  or
54.3.2.3	have approval withheld and referred to
Scottish Settlements.
54.3.3	Referral to Scottish Settlements:  Scottish
Settlements will take account of any resolution of the FAP but will not be bound by such resolution.
In submitting any item of business to the Director
Scottish Settlements will include the resolution of the FAP together with a note of any dissenting view expressed.

55.	The Budget Setting Process
55.1	The Settlements Budget will be set annually, in accordance
with the following procedure:
55.1.1	Not later than 3 months prior to the first day of
each Relevant Year the chairman of each of the
Panels will present the initial Panel Budget to
the relevant Panel Members for their comments to
be received within 14 days of presentation of the
initial Panel Budget;
55.1.2	the chairman of each of the Panels will revise the
Initial Panel Budget to reflect any comments
received where deemed appropriate.  The revised
Panel Budget will be passed to Scottish
Settlements not more than fourteen (14) days after
receipt of the relevant Panel Members' comments;
55.1.3	Scottish Settlements shall collate the revised
Panel Budgets received from the chairman of each
of the Panels and add other budgetary data to form
the proposed Settlements Budget;
55.1.4	Scottish Settlements within fourteen (14) days of
receipt of the last of the revised Panel Budgets
shall send the proposed Settlements Budget to the
FAP for review at the next appropriately convened
FAP meeting.  The FAP may decide either to:
55.1.4.1	accept the proposed Settlements
Budget;  or
55.1.4.2	reject the proposed Settlements
Budget;
55.1.5	if the FAP accepts the proposed Settlements
Budget, Scottish Settlements shall within seven
(7) days of the FAP decision Scottish Settlement
shall send the proposed Settlements Budget and
supporting documentation to the Director together
with any further information requested by the
Director which is held by Scottish Settlements;
55.1.6	if the FAP rejects the proposed Settlements
Budget, it will indicate how it should be
modified;
55.1.6.1	in the event of the rejection by the
FAP as previously described, within
fourteen (14) days of notification by
the FAP Scottish Settlement shall
develop a modified Settlements Budget
taking into account such of the FAP
comments (if any) as it deems
appropriate;
55.1.6.2	Scottish Settlements within fourteen
(14) days of the FAP decision shall
send the modified Settlements Budget
to the Director with supporting
documentation including an explanatory
note of the FAP comments together with
any further information requested by
the Director which is held by Scottish
Settlements;
55.1.7	if no decision is reached by the FAP within twenty
one (21) days of receipt by it from Scottish
Settlements of the proposed Settlements Budget,
Scottish Settlements shall send the proposed
Settlements Budget to the Director with a note
explaining that no decision has been reached by
the FAP;
55.1.8	on receipt of either the proposed Settlements
Budget or modified Settlements Budget, the
Director shall review and determine the approved
Settlements Budget;
55.1.9	within 14 days of receipt of the Director's
determination Scottish Settlements shall
disaggregate the approved Settlements Budget in so
far as it relates to each Panel and notify it to
each relevant Panel Member;  and
55.1.10	each Party has the ability at any time to make
representations to the Director during the process described in this Clause.

56.	The Budget Control Process
56.1	The Parties through their representatives on the Panels
will endeavour to manage the Panel expenditure within the
financial limits set by Scottish Settlements and approved
by the Director.
56.2	Variations:  In the event that Scottish Settlements becomes
aware of a material change in financial circumstances from
those assumed during the budgetary process Scottish
Settlements will present its views to the FAP at the next
appropriately convened meeting.  The FAP will consider
whether any amendment to the Settlements Budget is
required.  The FAP's decision will, within 14 days of the
relevant FAP meeting, then be passed to the Director by
Scottish Settlements.  The Director may approve or reject
the FAP's decision and notify the FAP of his determination.
If the FAP fail to reach any decision as to the amendment
required then Scottish Settlements shall be entitled to
notify the Director with a note explaining that the FAP
have failed to take a decision.
56.3	Cost over-runs:  Budget over-runs shall be administered as
follows:-
56.3.1	Scottish Settlements at regular intervals shall
provide the chairman of each Panel and Panel
Members with a projection of the expenditure of
the relevant Panel against the Settlements Budget
(on a cumulative basis, single months basis, and
expected annual basis;)
56.3.2	if the chairman of the Panel reasonably believes
the relevant Panel will exceed its budget the
chairman shall consider what Remedial Action might
be taken.  Such Remedial Action will require to be
competent for the Panel to deliver and considered
reasonable by the chairman;
56.3.3	the chairman of the relevant Panel shall circulate
the Remedial Action to the Panel which then
discusses it at the next appropriately convened
meeting;
56.3.4	within fourteen (14) days of the relevant Panel
meeting, the chairman of the Panel shall revise
his view of the projected Panel Budget overspend
and develop an Amended Remedial Action in the
light of Panel comments;
56.3.4.1	if the chairman of the Panel then
reasonably expects the relevant Panel
not to exceed the financial limits as
set out in the Settlements Budget he
shall within 14 days of the relevant
Panel decision advise Scottish
Settlements and the Panel Member
accordingly;  or
56.3.4.2	if the chairman of the Panel still
reasonably expects the relevant Panel
to exceed the relevant financial
limits set out in the Settlements
Budget then the chairman shall so
advise the FAP and Scottish
Settlements within fourteen (14) days
of the relevant Panel decision;
56.3.5	having received information on the Settlements
Budget and proposed Amended Remedial Action from
the chairman of the relevant Panel, the FAP shall
consider it at the next appropriately convened
meeting;
56.3.6	if the FAP decide that the projected Panel budget
overspend will not lead to an overall overspend in
the Settlements Budget the FAP may consider
changes to the Amended Remedial Action;
56.3.6.1	if the FAP decides to amend the
Amended Remedial Action these
amendments shall be notified within
fourteen (14) days of its decision to
Scottish Settlements who in turn shall
notify the relevant Panel Members and
Panel chairman within fourteen (14)
days of the FAP decision;  or
56.3.6.2	if the FAP cannot reach a decision
then the Director will determine the
position in accordance with a
timescale agreed with Scottish
Settlements after being notified by
Scottish Settlements of the FAP's
failure to reach a decision;
56.3.7	if the FAP decides that the projected Panel Budget
overspend will lead to an overall overspend in the
Settlements Budget, the FAP may consider changes
to the Amended Remedial Action and shall refer the
matter to the Director and provide its view on
such amendments within 14 days of its
recommendation and notify Scottish Settlements;
and
56.3.8	the Director may approve or reject the FAP
recommendation. Having received the Director's determination, Scottish Settlements shall notify the Panel Members including the FAP and Panel
Chairs within 7 days of that determination.

57.	Audit Plan
57.1	An Audit Plan is required to be determined by Scottish
Settlements in order to define the scope of the Market
Auditor's work programme in the next Relevant Year or such
other period as may be set by Scottish Settlements.  The
FAP will, in terms of Clause 118 (Role of the FAP),
consider the proposed Audit Plan for the next Relevant Year
in terms of its scope, cost and priorities.  The Audit Plan
will be determined by Scottish Settlements after
consultation with the Market Auditor reflecting the
operational experience of the current operational year and
of previous years, and the anticipated costs of providing
the Market Auditor's services.
57.2	Scottish Settlements shall provide such information as is
reasonable to allow the FAP to review the Audit Plan, and will meet any reasonable request for additional information by the FAP.

58.	Appointment of Market Auditor
58.1	Appointment and removal of Market Auditor:  The FAP shall
from time to time, authorise the appointment and/or
removal, by Scottish Settlements in terms of Clause 122.2,
of a Market Auditor on behalf of all Parties. The first
Market Auditor shall be Deloitte & Touche. Scottish
Settlements shall, following consultation with the FAP, on
behalf of the FAP agree, amend and substitute the terms of
engagement of the Market Auditor.
58.2	Parties' authorisation:  The Parties hereby irrevocably and
unconditionally authorise Scottish Settlements, following consultation with the FAP, to appoint and remove, and to agree, amend and substitute the terms of engagement of the Market Auditor, as authorised by the FAP on their behalf and undertake not to withdraw or change that authority.

59.	Reports
59.1	Annual Report:  The FAP Secretary will prepare the finance
and audit section of the draft Annual Report by Scottish
Settlements to the SEF, setting out the following
information in respect of the preceding year ended 31
March:-
59.1.1	information on the items of business before the
FAP and the resolutions made thereon;  and
59.1.2	any other information the FAP considers
appropriate.
Such report shall also include the view of the FAP on the budget for Scottish Settlements for the following Relevant Year.
59.2	Approval of Report:  FAP Members must have the opportunity
to approve the draft finance and audit section before it is incorporated in the Annual Report. In the event that unanimous approval can not be obtained or no decision can be reached, the provisions of Clause 8.6 shall apply.

60.	Variation of Procedure
60.1	Scottish Settlements Right to Vary:  The FAP may, from time
to time, unanimously resolve that Scottish Settlements shall be entitled to exclude or vary any step or otherwise alter the procedure and operation of the FAP as set out above. Where any such resolution is not unanimous, it shall not be implemented without the approval of the Director.




234

Settlement Agreement for Scotland	14 August 1998
Part X:  General Terms

1. Confidentiality
1.1 Interpretation: For the avoidance of doubt, data and other information which any Party or Non Trading
Generator is permitted or obliged to divulge or publish pursuant to this Agreement or any Nominated Agreement shall not necessarily be regarded as being in the public domain by reason of being so divulged or published.
1.2 General confidentiality obligations: Each Party or Non Trading Generator (the "Receiving Party") hereby undertakes with each other Party or Non Trading Generator that it shall preserve the confidentiality of, and shall not directly or indirectly Disclose or use Confidential Information. The exceptions to these obligations are set out in Clause 125.3.
1.3 Exceptions: A Receiving Party shall be entitled to Disclose or use for its own purposes Confidential
Information if and to the extent that one or more of the following apply:-
1.3.1 the Receiving Party is required or permitted to Disclose or use Confidential Information pursuant to the terms of a Nominated Agreement, to the extent of such requirement or permission; or
1.3.2 the Receiving Party believes, on reasonable grounds, that market arrangements set out or contemplated by this Agreement require or permit it to Disclose Confidential Information to another person or to use Confidential
Information to the extent of such requirement or permission (this shall include (without limitation) release by Scottish Settlements to any Agent carrying out entry testing on behalf of the Pool, of the results of a Party's Entry
Process Tests, and release to or by Scottish
Settlements of information related to volumes of energy traded to the extent the same is required for the purposes of calculating Supplier Traded
Volumes or Generator Traded Volumes);  or
1.3.3 the person to whose affairs the Confidential
Information relates has given its prior written consent to the Disclosure or use, to the extent of such consent; or
1.3.4 the Confidential Information, before it is furnished to the Receiving Party, is in the public domain; or
1.3.5 the Confidential Information, after it is furnished to the Receiving Party:-
1.3.5.1 is acquired by the Receiving Party in circumstances in which this Clause does not apply; or
1.3.5.2 is acquired by the Receiving Party in circumstances in which this
Clause does apply and thereafter
ceases to be subject to the
restrictions imposed by this Clause;
or
1.3.5.3 enters the public domain,
 and in any such case as set out in Clause 125.3.5 otherwise than as a result of:-
(i) a breach by the Receiving Party
of its obligations under this
Clause;  or
(ii) a breach by the person who
disclosed that Confidential
Information of that person's
confidentiality obligation and
the Receiving Party is aware of
such breach;  or
1.3.6 the Receiving Party is required or permitted to Disclose Confidential Information to any person:-
1.3.6.1 in compliance with any provision of any Relevant Instrument; or
1.3.6.2 in compliance with any other
requirement of law or of a Competent
Authority;  or
1.3.6.3 in response to a requirement of any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; or
1.3.6.4 pursuant to the arbitration rules for the Chartered Institute of
Arbitrators (Arbiters) or pursuant
to any judicial or other arbitration
process or tribunal with
jurisdiction in relation to the
Receiving Party including any
disputes committee established under
the terms of this Agreement, the
Pooling and Settlement Agreement or
the Master Registration Agreement;
or
1.3.7 the Receiving Party Discloses Confidential
Information to
1.3.7.1 its affiliates or related
undertakings, employees, directors,
agents, consultants and professional
advisers; or
1.3.7.2 the employees, directors, agents, consultants and professional advisers of its affiliates or related undertakings; or
1.3.7.3 any Relevant Exempt Supplier where the Receiving Party is a Supplier;
or
1.3.7.4 any Third Party who owns or operates any of the Registrable Generation
Sites registered to a Generator
Party in the relevant Registration
Service where the Receiving Party is
that Generator Party,
 in each case on the basis set out in Clause 125.7
(but as if references therein to "Receiving
Party" were to the relevant affiliate or related undertaking, Relevant Exempt Supplier or Third
Party); or
1.3.8 the Receiving Party Discloses Confidential
Information to the Director;  or
1.3.9 the Receiving Party is a Scottish Company and the Confidential Information relates to information in respect of a Customer which information the relevant Scottish Company has previously acquired through its Distribution
Business, to the extent that Disclosure is made by the Scottish Company to the person who supplied electricity to the relevant Customer at the time the Confidential Information was acquired by the Scottish Company.
1.4 Continuing nature of confidentiality: Confidential Information which a Party or Non Trading Generator is permitted or obliged to Disclose or use pursuant to Clause 125.3.6 shall not cease to be regarded as Confidential Information in all other circumstances by virtue of such Disclosure or use.
1.5 Licence related provisions: Each Party agrees that where a Scottish Company Discloses or uses Confidential
Information in accordance with Clause 125.3.6, such information need not be treated as confidential to the extent of such Disclosure or use for the purposes of Condition 9 of Part V of the Scottish Hydro-Electric
Licence and the ScottishPower Licence respectively.
1.6 No commercial advantage: Each Scottish Company agrees not to use any Confidential Information in a manner which may obtain for that Scottish Company any commercial advantage in the operation of its supply or second-tier supply business except in relation to any Confidential Information which it holds in respect of a Customer and which information was previously acquired through its Distribution Business where the relevant Scottish Company supplied electricity to the relevant Customer at the time the Confidential Information was acquired by the relevant Scottish Company.
1.7 Internal procedures: With effect from the Signing Date each Receiving Party shall adopt procedures within its organisation for ensuring confidentiality of all Confidential Information which it is obliged to preserve as confidential under Clause 125.2. These procedures are:-
1.7.1 the Confidential Information will be disseminated within the Receiving Party only on a "need to know" basis;
1.7.2 employees, directors, agents, consultants and professional advisers of the Receiving Party in receipt of Confidential Information will be made fully aware of and bound to comply with the Receiving Party's obligations of confidence in relation thereto; and
1.7.3 any copies of Confidential Information, whether in hard copy or computerised form, will clearly identify the Confidential Information as confidential.
1.8 Affiliate or related undertaking: Each Receiving Party shall procure that each of its affiliates and related undertakings observes the restrictions in Clauses 125.2,
125.3 and 125.7 (and if such affiliate or related undertaking is a Public Electricity Supplier Clauses
125.5 and 125.6) as if in each such Clause there was substituted for the name of the Receiving Party the name of such affiliate or related undertaking.
1.9 Confidentiality for Agents: The terms of engagement for any Agent appointed by a Party after execution by them of this Agreement or an Accession Agreement shall include provisions to ensure that such Agent complies with any obligations of Confidentiality which apply to such Party or its Agents under this Agreement, any Nominated
Agreement or concerning any Nominated Agreement or the affairs of any Party or Non Trading Generator.
1.10 The Panels and Confidentiality: Each Party and Non Trading Generator acknowledges that, for each of the Panels and Panel Members properly to carry out their duties and responsibilities under this Agreement they may decide or be obliged to keep confidential to them matters, reports, data and other information produced by or for or made available to or held by, the Panels or Panel Members and in any such case Panel Members shall neither disclose the same to any Party which they represent nor be required by such Party or Non Trading Generator so to disclose. Each Party and Non Trading
Generator agrees to respect the position of the Panels and Panel Members accordingly.
1.11 Audits: Where any Party (excluding Scottish Settlements) or its Agent (which, only for the purpose of this Clause, includes the Market Auditor acting in terms of Schedule 6 (Role of the Market Auditor), Section 1.3.3 requires access for the purpose of any audit to data held on or generated by the Central Allocation System to which that Party or Agent would not otherwise be entitled to access then no Disclosure will be made unless such Party or Agent:-
1.11.1 delivers to Scottish Settlements the prior written consent of the Party to whose affairs the data or information relates; and
1.11.2 hereby indemnifies and holds harmless Scottish Settlements against any claim in respect of any breach of this Clause 125 (Confidentiality).

2. Release of information
2.1 Copies of Agreement:   Each  Party and Non Trading
Generator agrees that Scottish Settlements shall be at liberty to provide copies of this Agreement and any Supplemental Agreement to each other Party or Non Trading Generator or to Third Parties, subject to the charge for the same as a Standard Charge and each Party and Non
Trading Generator consents to Disclosure by any other
Party or Non Trading Generator of the fact that it is a signatory or has acceded to this Agreement.
2.2 General release of data: At the request of any Panel or any person who is not a Party and against payment by or on behalf of the person to whom the data or other information is to be released of a Standard Charge, Scottish Settlements shall provide to the person requesting the same, data and other information received by Scottish Settlements in or derived from the operation of the Central Allocation System provided that:-
2.2.1 the Rules specify that such data or other information may be so released; or
2.2.2 the Party to whose affairs such data or other information relates has given its prior consent in writing to such disclosure; or
2.2.3 each Party and Non Trading Generator agrees to the release of data and other information in the circumstances described in Clause 126.1.
2.3 Market level data: Nothing in this Agreement will prevent the publication by Scottish Settlements of market level data (as agreed from time to time between Scottish Settlements and the Director) from Central Allocation
System output.
2.4 Provision of data and information to Scottish Settlements and the Market Auditor and each of the Panels: Each of the Parties and Non Trading Generators other than Scottish Settlements agrees, subject to any relevant confidentiality restriction binding on it, to provide and procure that any Agent appointed by it provides Scottish Settlements and/or its Agents and/or the Market Auditor and/or each Panel, as appropriate, with all data and other information reasonably requested by Scottish Settlements, its Agents or the Market Auditor or one or more of the Panel and necessary for Scottish Settlements its Agents or the Market Auditor or one or more of the Panels as appropriate properly to carry out its or their duties and responsibilities under this Agreement. Unless provided for in this Agreement no Party or Non Trading Generator will be obliged to provide commercially sensitive information (other than to the Director or the Market Auditor if required by them) if the Party deems that this would be detrimental to its commercial interests. Any dispute regarding such commercial sensitivity may be referred to the Director.
2.5 Director: Scottish Settlements and each Party who is exempt from the requirement to hold a Licence under the Act agrees to provide the Director with any information held by it which the Director requires to fulfil any function pursuant to this Agreement.
2.6 Reporting breach: Each Party acknowledges and agrees that no Party or Non Trading Generator shall be in breach of any obligation of confidentiality owed by it pursuant to this Agreement in reporting under Clauses 127 (Default by Parties other than Scottish Settlements) and 86 (Notification of Failure to Perform and Reports from Panels) any breach of this Agreement or its belief that any such breach has occurred.
2.7 Applications for Derogations, Accreditation and
Certification: Nothing in Clause 125 (Confidentiality) will prevent information regarding applications for Derogations, Accreditation or Certification being made available to any Party, Agent or Panel.
2.8 Surviving Clauses: Notwithstanding any other provision of this Agreement, the provisions of these Clauses 125 and 126 and Clauses 99 (Limitation of Liability of the Accreditation Authority) and 103 (Limitation of Liability of the PAAP in relation to Entry Processes) shall without limit in time continue to bind a person after its cessation as a Party for whatever reason and shall survive termination of this Agreement.

3. Default by Parties other than Scottish Settlements
3.1 Default (1): In relation to any Party other than Scottish Settlements at any time after the occurrence of any of the events referred to in Clause 127.3.1 and
127.3.2 below and so long as such event continues unremedied or unwaived by the Injured Party:-
3.1.1 upon reaching a bona fide conclusion that the reason for the failure by the Defaulting Party under Clause 127.3.1 is other than administrative or banking error (having taken into account the representations, if any, of the Defaulting Party made within 24 hours after request therefor is made to the Defaulting Party on behalf of the Injured Party, which request the Injured Party shall be obliged to make) the Injured Party may request the PAAP by notice
(copied to Scottish Settlements, the Director and the Defaulting Party) to declare such event an Event of Default;
3.1.2 upon receipt of a request in terms of Clause
127.1.1 the PAAP may declare an Event of Default; and
3.1.3 where the PAAP has declared an Event of Default in terms of Clause 127.1.2 or Clause 89
(Proceedings of PAAP), the PAAP may require
Scottish Settlements to serve notice on the Defaulting Party (copied to the Director and each other Party), that the Defaulting Party shall cease to be a Party with effect from the date specified in that notice.
3.2 Default (2): In relation to any Party other than Scottish Settlements at any time after the occurrence of any of the events referred to in Clauses 127.3 and 127.4, except any of the events referred to in Clauses 127.3.1 and 127.3.2, and so long as such event continues unremedied or unwaived or on receipt of a requirement from the PAAP under Clauses 127.1.3 or 89 (Proceedings of PAAP) Scottish Settlements shall by notice to the Defaulting Party (copied to the Director and each other
Party) require the Defaulting Party to cease to be a Party to this Agreement with effect from the date specified in that notice.
3.3 Events of Default (1): The events referred to in the foregoing provisions of this Clause 127 are:-
3.3.1 the Party (other than Scottish Settlements) in question (the "Defaulting Party") shall fail to pay in the manner provided in this Agreement or any agreement entered into pursuant to this Agreement (whether by or on behalf of such Party) any sum payable by it to any Party within twenty (20) Working Days after its due date; or
3.3.2 the Defaulting Party shall fail in any material respect to perform or comply with any of its other obligations under this Agreement or any agreement entered into pursuant to this Agreement (whether by or on behalf of such Party); or
3.3.3 the Defaulting Party fails to maintain Use of System Agreements or Connection Agreements (as appropriate) or fails to provide satisfactory evidence on request by Scottish Settlements of continued negotiations in respect of any such Use of System Agreement or Connection Agreement with the appropriate Scottish Company; or
3.3.4 the Defaulting Party has completed the relevant
Entry Process and fails:-
3.3.4.1 in the case of a Generator Party, to maintain Residual Contracts with the relevant Scottish Company; and
3.3.4.2 in the case of a Supplier, either
(i) to maintain a Total Demand
Contract; or
(ii) to maintain a Residual
Contract,
 in each case with the relevant Host
Company, in each Authorised Area; or
3.3.5 the Defaulting Party fails to comply with the terms of Clause 6.5 or any agreement or document entered into pursuant to that Clause or fails to do any other act in terms of Clause 6.5; or
3.3.6 the Defaulting Party is a Non Qualifying
Supplier who fails to become a Qualifying
Supplier by the Schedule 3 Expiry Date; or
3.3.7 the Defaulting Party is a Non Qualifying
Generator Party who fails to become a Qualifying
Generator Party by the Schedule 3 Expiry Date;
or
3.3.8 the Defaulting Party fails to complete any Entry
Processes required for re-entry.
3.4 Events of Default (2): The events referred to in the foregoing provision of Clause 127 are also:-
3.4.1 the Defaulting Party is unable to pay its debts
(within the meaning of section 123(1) or (2) of the Insolvency Act 1986 subject as hereinafter provided) or if any voluntary agreement is proposed in relation to it under section 1 of that Act shall go into liquidation whether compulsory or voluntary (other than for the purpose of a bona fide reconstruction or amalgamation);
3.4.2 the Defaulting Party has a receiver, as defined in section 70 of the Insolvency Act 1986, (which expression shall include an administrative receiver within the meaning of section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;
3.4.3 the Defaulting Party has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;
3.4.4 the Defaulting Party passes any resolution for winding-up;
3.4.5 the Defaulting Party becomes subject to an order for winding-up by a court of competent jurisdiction;
3.4.6 the Defaulting Party makes a composition with its creditors; or
3.4.7 anything analogous to the foregoing occurs in relation to any jurisdiction to which the Defaulting Party is subject; or
3.4.8 the Licence (if any) granted to the Defaulting
Party is determined or revoked or otherwise ceases to be in force for any reason whatsoever or the Licence referred to in the relevant
Admission Application is not granted within three months (3) after the delivery to Scottish
Settlements of the Admission Application.
 For the purposes of paragraph 127.4.1 above section
123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(Pound)750" there was substituted (Pound)250,000 (or such higher figure as the Director may from time to time determine by notice in writing) and further the Defaulting Party shall not be deemed to be unable to pay its debts for the purposes of paragraph 127.4.1 above if any such demand as is mentioned in the said section is being contested in good faith by the Defaulting Party with recourse to all appropriate measures and procedures.
3.5 Default clarification: In any such case for whatever reason and whether or not within the control of the Defaulting Party the events referred to in Clauses 127.3 and 127.4 above are Events of Default.
3.6 Right of Appeal: In the event that Scottish Settlements gives notice under Clause 127.1.1 the Defaulting Party may appeal to the Disputes Panel within fourteen (14) days. The said notice will have effect at the end of the fourteen (14) day period unless the Director otherwise directs.
3.7 Accrued rights and liabilities: The cessation of a person as a Party for whatever reason shall not prejudice its accrued rights and liabilities under this Agreement as at the date of its cessation or its rights and liabilities under this Agreement which may accrue in relation to the period during which it was a Party or any of that person's obligations under this Agreement which are expressed to continue notwithstanding such cessation.

4. Termination
4.1 Termination as a Party other than Scottish
Settlements: A Party other than Scottish Settlements shall cease to be a Party only:-
4.1.1 in the circumstances and to the extent specified in Clause 7 (Resignation and Release of Parties or Non Trading Generators); or
4.1.2 in the circumstances and to the extent specified in Clauses 127.1.2 and 127.2.
4.2 Termination of this Agreement: This Agreement may be terminated by agreement in writing of all the Parties with consent in writing of the Director to take effect from the later of the date agreed between the Parties and the date of the said consent of the Director.
4.3 Survival: Without prejudice to any other provision of this Agreement, notwithstanding termination as a Party or termination of this Agreement, Clauses 99 (Limitation of Liability of the Accreditation Authority), 103
(Limitation of Liability of the PAAP in relation to Entry
Processes), 125 (Confidentiality), 126 (Release of
Information) and 132 (Limitation of Liability) will survive without limitation of time.

5. Force Majeure
5.1 Force Majeure: Where a Party ("Non-Performing Party") is unable to carry out all or any of its obligations under this Agreement by reason of Force Majeure:
5.1.1 the Agreement shall remain in effect, but
5.1.1.1 the Non-Performing Party's relevant
obligations;  and
5.1.1.2 any other obligations (not being
payment obligations) of such other
Parties owed inter se which the
relevant Party is unable to carry out
directly as a result of the
suspension of the Non-Performing
Party's obligations,
 shall be suspended for a period equal to the
event of Force Majeure provided that:-
(i) the suspension of performance
is of no greater scope and of
no longer duration than is
required by the Force Majeure;
and
(ii) no obligations of any Party
are excused as a result of the
Force Majeure; and
(iii) in respect of such suspension
of the Non-Performing Party's
obligations:-
(a) where  that Party is not
Scottish Settlements,
that Party gives
Scottish Settlements
(which shall promptly
inform each other Party,
the Market Auditor and
the Director) prompt
notice describing  the
circumstances of Force
Majeure, including the
nature of the
occurrence and   its
expected  duration,  and
that Non
Performing Party
continues to furnish
daily reports with
respect thereto during
the period of Force
Majeure; or
(b) where that Party is
Scottish Settlements,
then Scottish
Settlements gives each
other Party, the Market
Auditor and the Director
prompt notice describing
the circumstances of
Force Majeure, including
the nature of the
occurrence and its
expected duration, and
continues to furnish
daily reports with
respect thereto during
the period of Force
Majeure,
 and in each case, the Non Performing Party uses all reasonable efforts to remedy its inability to perform its obligations.
5.2 Discussions: As soon as practicable after the occurrence of the Force Majeure the Non-Performing Party shall discuss with Scottish Settlements how best to continue its operations and give effect to its obligations so far as possible in accordance with this Agreement.

6. Notices
6.1 Addresses: Save as otherwise expressly provided in this Agreement any notice or other communication to be given by one Party to another under or in connection with the matters contemplated by this Agreement and any Supplemental Agreement shall be addressed to the recipient and sent to the address or facsimile number or email address of such other Party or Non Trading
Generator given in Schedule 4 Chapters 1, 2, 3, 3A, 4,
4A, 4B and 4C to this Agreement.
6.2 Scottish Settlements Panels: Any notice or other communication to be given to the Modification Panel, PAAP, Disputes Panel or FAP under or in connection with the matters contemplated by this Agreement shall be sent to the Secretary for the relevant Panel at the address or facsimile number or email address given for Scottish Settlements in Schedule 4 Chapter 1 to this Agreement.
6.3 Deemed receipt: Save as otherwise expressly provided in this Agreement any notice or other communication to be given by any Party to any other Party under or in connection with the matters contemplated by this Agreement shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid post (airmail if overseas) or facsimile or email or where required by this Agreement by the Data Transfer Network and shall be deemed to have been received:-
6.3.1 in the case of delivery by hand when delivered;
or
6.3.2 in the case of first class prepaid post on the second Working Day following the day of posting or if sent airmail overseas or from overseas on the fifth Working Day following the day of posting; or
6.3.3 in the case of facsimile, on acknowledgement by the addressee's facsimile receiving equipment
(where such acknowledgement occurs before 1700 hours on the Working Day of such acknowledgement and in any other case on the Working Day following the Working Day of acknowledgement);
or
6.3.4 in the case of email on the first Working Day after receipt by the sender of a "receipt" email or of an email or other written communication from the party to whom such email was addressed confirming that the same has been received. If no such receipt occurs by the time by which the communication should have been sent, the communication must be sent again by an alternative method permitted for that communication and within the timescale specified for that communication; or
6.3.5 in the case of information required to be sent via the Data Transfer Network when the sender receives the Unique Reference Number for the communication which was sent (where such Unique
Reference Number is received before 1700 hours on the Working Day of such receipt, and in all other cases the next Working Day following receipt of the Unique Reference Number).
6.4 Additional methods of communication: Notwithstanding the foregoing, any Party shall be entitled to apply to Scottish Settlements for permission to use additional methods of communication to those specified above for the sole purpose of receiving notices and communications addressed to it. If such application is approved by Scottish Settlements, then Scottish Settlements shall notify all Parties in accordance with Clauses 130.1 and
130.3 of the terms of the successful application. Such notice shall specify the date of deemed receipt for notices and communications given by the additional method of communication to the applicant Party. Scottish Settlements shall have regard to the speed of the additional method of communication in stipulating the date of deemed receipt. Scottish Settlements may notify all other Parties of additional methods of communication to those specified above for the sole purpose of receiving notices and communications addressed to it.
Such notice shall specify the date of deemed receipt accepted by Scottish Settlements.

7. Disputes
7.1 Disputes: Any dispute arising between the Parties (or between a Party and a former Party when it relates to any of the former Party's accrued rights and liabilities under the Agreement before the former Party ceased to be a Party) under this Agreement will, notwithstanding the provisions of Clause 140 (Governing Law), be dealt with under Clauses 107 (Raising a Dispute) to 114 (Reporting) subject to any contrary provision of the Act or any Licence or the rights, powers, duties and obligation of the Director or the Secretary of State under the Act, any licence or otherwise howsoever.

8. Limitation of liability
8.1 Liquidated Damages: Parties will be liable to pay any Liquidated Damages due under Schedule 8 (Liquidated
Damages and Performance Levels).  The total aggregate
liability for Liquidated Damages is set out in Schedule
8.
8.2 Limitation of liability:  Subject to Clauses 132.1,
132.3, 132.4 and 132.5 and save where any provision of
this Agreement provides for an indemnity, each Party
agrees and acknowledges that no Party (the "Party
Liable") or any of its officers, employees or agents
shall be liable to any of the other Parties for loss
arising from any breach of this Agreement other than for
loss directly resulting from such breach and which at the
date of this Agreement was reasonably foreseeable as not unlikely to occur in the ordinary course of events from such breach in respect of:-
8.2.1 physical damage to the property of any other
Party or its or their respective officers,
employees or agents;  and/or
8.2.2 the liability of any such Party to any other
person for loss in respect of physical damage to
the property of any other person.
8.3 Commencement of trading: Subject as hereinafter provided nothing in this Agreement shall exclude or limit the liability of a Party if such Party operates on a live
basis and interfaces with any settlement systems except
to the extent the same is required or permitted for
testing purposes in any particular capacity prior to PAAP taking a decision in favour of admitting that Party in such capacity in accordance with Clause 100 (Entry
Process Decisions) or, in the case of any Party which
intends to trade immediately from and after the Effective Trading Date in an Authorised Area, prior to the Director making a direction pursuant to that Party's Licence. In each case such Party shall indemnify and keep indemnified
each other Party, its officers, employees or agents from
and against any loss or liability which any such other
Party, its officers, employees or agents may suffer or
incur directly as a result of such default. A Party's liability in terms of this Clause 132.3 for any event or series of related events shall not exceed one million
pounds ((Pound)1,000,000). For the avoidance of doubt where a Non Qualifying Supplier interfaces with any settlement systems via a Qualifying Party the provisions of this
Clause 132.3 shall not apply.
8.4 Overall Market Testing: With respect to Overall Market Testing, for the avoidance of doubt, nothing in this
Clause 132 shall supersede, amend or replace the
provisions of Part 3 of the Memorandum of Understanding
on Testing.
8.5 Enduring testing:  The liability of any Party in respect of claims for such losses provided for in Clause 132.2
arising from any systems testing carried out pursuant to
this Agreement shall not exceed one hundred thousand
pounds ((Pound)100,000) per Relevant Year. For the purposes of this Clause 132.5 only, physical damage pursuant to
Clause 132.2 shall be deemed to include any interruption
or failure in the core functionality of software relevant
to a settlement system and any virus or the like which
gives rise to errors or omissions in data held by any
Party in relation to this Agreement.
8.6 Death and personal injury:  Nothing in this Agreement
shall exclude or limit the liability of the Party Liable
for death or personal injury resulting from the
negligence of the Party Liable or any of its officers, employees or agents and the Party Liable shall indemnify and keep indemnified each other Party, its officers,
employees or agents from and against all such and any
loss or liability which any such other Party may suffer
or incur by reason of any claim on account of death or
personal injury resulting from the negligence of the
Party Liable or any of its officers, employees or agents.
8.7 Exclusion of certain types of loss:  Subject to Clause
132.4 and save where any provision of this Agreement
provides for an indemnity, no Party or any of its
officers, employees or agents shall in any circumstances whatsoever be liable to any other Party for:-
8.7.1 any loss of profit, loss of revenue, loss of
use, loss of contract or loss of goodwill;  or
8.7.2 any indirect or consequential loss; or
8.7.3 loss resulting from the liability of any other
Party to any other person howsoever and
whensoever arising save as provided in Clauses
132.2.2 and 132.4.
8.8 Scottish Settlements contract indemnity:  Each Party
other than Scottish Settlements shall (but only in
respect of its Agreed Share) jointly indemnify and keep indemnified Scottish Settlements, its officers, employees and agents against all losses arising directly or
indirectly out of a third party claim made against
Scottish Settlements, its officers, employees or agents
under or pursuant to any agreement which Scottish
Settlements has entered into pursuant to this Agreement
and/or the establishment of the arrangements referred to
in Condition 24 of Part V of the Scottish Hydro-Electric Licence and the ScottishPower Licence (including, without limitation, the Master Registration Agreement and the
Data Transfer Services Agreement) other than any losses
arising from the wilful default or bad faith of, or
breach of duty or trust by Scottish Settlements its
officers, employees or agents.
8.9 Scottish Settlements staff indemnity: Each officer, employee and agent of Scottish Settlements shall be indemnified and kept indemnified jointly and severally by
all the other Parties and, as between the other Parties rateably in the proportion which their respective Agreed
Share bears one to the other, from and against any and
all costs (including legal costs), charges, expenses,
damages or other liabilities properly incurred or
suffered by him in relation to his office or the due
exercise by him of his powers, duties and
responsibilities (but only to the extent such costs,
charges, expenses, damages or other liabilities are
incurred pursuant to this Agreement or Condition 24 of
Part V of the Scottish Hydro-Electric Licence and the ScottishPower Licence) and all claims, demands or proceedings arising out of or in connection with the same except such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of duty
or trust by, such officer employee or agent of Scottish Settlements. For the avoidance of doubt nothing in this
Clause shall be deemed to allow recovery of personal
charges, costs or expenses incurred pursuant to his
appointment as an officer, employee or agent of Scottish
Settlements.
8.10 Profile Data indemnity: Any Party ("Relevant Party") (other than Scottish Settlements) with access to Profile
Data or whose Agent has such access and who fails to
possess or use such Profile Data in accordance with the
Profile Services Agreement and/or the Profile
Administrator Contract shall fully indemnify and keep indemnified Scottish Settlements against any claims made by EASL against Scottish Settlements in respect of such
failure by the Relevant Party or its Agent.  In the event
that Scottish Settlements cannot recover any sums due in
terms of this Clause 130.10 from the Relevant Party then
each Party (other than Scottish Settlements and the
Relevant Party) shall (but only in respect of its Agreed
Share increased pro rata so that the total of all Agreed
Shares (excluding the Relevant Party's) equals 100% of
the amount claimed) indemnify and keep indemnified
Scottish Settlements jointly against any claims made by
EASL against Scottish Settlements in respect of such
failure to possess or use any Profile Data in accordance
with the Profile Services Agreement or Profile
Administrator Contract.  Further each Party to whom such
access to Profile Data is provided will, prior to being
given access, grant such undertaking and/or indemnity as
EASL may require pursuant to the agreements referred to
in this Clause 132.10.  For the avoidance of doubt
nothing in this Clause 132.10 shall prejudice any Party's
right to recover from the Relevant Party.
8.11 Implementation of Panel decisions: Each Party other than Scottish Settlements shall (but only in respect of its
Agreed Share) jointly indemnify and keep indemnified
Scottish Settlements, its officers, employees and agents against all losses arising directly or indirectly out of a third party claim made against Scottish Settlements,
its officers, employees or agents under or pursuant to
the implementation of any Panel decision (other than
arising from the wilful default or bad faith of, or
breach of duty or trust by Scottish Settlements, its
officers, employees or agents).
8.12 Accreditation Authority indemnity:  The Parties other
than Scottish Settlements shall (but only in respect of
their Agreed Share) jointly indemnify and keep
indemnified the members of the Accreditation Authority,
and any agents appointed by the Accreditation Authority
from and against any and all costs (including legal
costs), charges, expenses, damages or other liabilities properly incurred or suffered by it or them as a result of any third party claim in relation to the proper
performance of its duties under this Agreement (other
than arising from the wilful default or bad faith of, or
breach of duty or trust by the Accreditation Authority or
its said agents). The total aggregate liability of the Accreditation Authority is set out in Part IX (Governance
of this Agreement).
8.13 Panel Member indemnity: Each Panel Member shall be indemnified and kept indemnified jointly and severally by every other Party (other than Scottish Settlements)
rateably in the proportion which their respective Agreed
Share bears one to the other from and against any and all
costs (including legal costs), charges, expenses, damages
or other liabilities properly incurred or suffered by him
in relation to the relevant Panel or his office as Panel
Member or the due exercise by him of his powers, duties and responsibilities as a Panel Member and all claims, demands or proceeding arising out of or in connection with the same except any such costs and expenses which have been recovered in accordance with Part IX and any other such
costs, charges, expenses, damages or other liabilities
which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of duty or trust by, such Panel Member.  The SEF Member or (as the case may be)
SEF Members whom he represents as aforesaid shall, upon request, provide the relevant Panel Member with a written indemnity to that effect. For the avoidance of doubt nothing in this Clause shall be deemed to allow recovery of personal charges and expenses incurred pursuant to his appointment as a Panel Member which would not otherwise be recoverable under Part IX.
8.14 Scottish Settlements decisions: Each Party other than Scottish Settlements shall (but only in respect of its
Agreed Share) jointly indemnify and keep indemnified
Scottish Settlements, its officers, employees and agents against all losses arising directly or indirectly out of a third party claim in relation to decisions taken by
Scottish Settlements, its officers, employees or agents
including decisions:-
8.14.1 to determine parameters; or
8.14.2 to clarify the obligations of any Party; or
8.14.3 pursuant to Schedule 8;
 in each case when such decision was required of Scottish Settlements pursuant to this Agreement (other than arising from the wilful default or bad faith of, or
breach of duty or trust by Scottish Settlements, its
officers, employees or agents).
8.15 Indemnity for Unrecovered Sums: Each Party other than Scottish Settlements shall (but only in respect of its
Agreed Share) jointly indemnify and keep indemnified
Scottish Settlements in respect of any sum Scottish
Settlements was entitled to recover under this Clause 132 ("Unrecovered Sum") but Scottish Settlements has after using its reasonable endeavours been unable to recover.
For the purpose of this Clause 132.15 the Agreed Share
will be calculated over the Relevant Year in which
Scottish Settlements becomes aware that it has been
unable to recover any Unrecovered Sum unless otherwise
determined by the FAP at the instance of any Party.   The
Agreed Share of each other Party shall be increased pro rata so that the total of all Agreed Shares (excluding the Agreed Share of the Party by which the Unrecovered
Sum is owed) equals 100% of the Unrecovered Sum.  This
Clause is without prejudice to each Party's right of recovery against the Party by which the Unrecovered Sum is owed. Scottish Settlements may only claim payment under this indemnity under the provision in Clause
132.20.
8.16 Parties indemnity: In the event that any Party (other than Scottish Settlements) suffers any loss or losses arising out of any circumstance which Scottish
Settlements would have been properly indemnified for under Clauses 132.8, 132.9, 132.11 and 132.14 such Party will be indemnified as if its name was substituted for Scottish Settlements as the Party being indemnified in Clauses 132.8, 132.9, 132.11 and 132.14, except that such
Party will be liable for its own Agreed Share.
8.17 Survival:  Each of Clauses 132.1 to 132.16 shall:-
8.17.1 be construed as a separate and severable contract term, and if one or more of such Clauses is held to be invalid, unlawful or otherwise unenforceable the other or others of such Clauses shall remain in full force and effect and shall continue to bind the Parties;
and
8.17.2 survive termination of this Agreement.
8.18 Saving: For the avoidance of doubt, nothing in this Clause 132 shall prevent or restrict any Party enforcing any obligation (including suing for a debt) owed to it under or pursuant to this Agreement.
8.19 Full negotiation: Each Party acknowledges and agrees that the foregoing provisions of this Clause 132 have been the subject of discussion and negotiation and are fair and reasonable having regard to the circumstances as at the date of this Agreement.
8.20 Agreed Shares: Agreed Share for each Party shall be calculated as follows:-
8.20.1 in respect of all Generator Parties, 30% of the total amount of all liability which shall be divided pro rata among them on the basis of the proportion that a Generator Party's Generator
Volume bears to the Generator Traded Volume; and
8.20.2 in respect of all Suppliers, 70% of the total amount of all liability which shall be divided pro rata among them on the basis of the proportion that a Supplier's Supplier Volume bears to the Total Supplier Traded Volume, in each case where Generator Volume, Supplier Volume Generator Traded Volume and Supplier Traded Volume are calculated over the Relevant Year in which the liability is incurred, (without prejudice to Clause 132.15) unless otherwise determined by the FAP at the instance of any Party.
8.21 Payment: Notwithstanding Scottish Settlements right to recover under this Clause 132 by any other means (except in relation to Clause 132.15) and subject to Clauses
132.8, 132.9 and 132.12 any payment due to Scottish
Settlements under the indemnities set out in Clauses
132.8 to 132.11 may be recovered by Scottish Settlements pursuant to Part VIII.

9. Assignation
9.1 Assignation: A Party or Non Trading Generator shall not assign and/or transfer and shall not purport to assign and/or transfer any of its rights and/or obligations under this Agreement.

10. Waivers; remedies not cumulative
10.1 Waivers:  No delay by or omission of any Party or Non
Trading Generator in exercising any right, power, privilege or remedy under this Agreement shall operate to impair such right, power, privilege or remedy or be construed as a waiver thereof. Any single or partial exercise of any such right, power, privilege or remedy shall not preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.
10.2 Remedies not cumulative: The rights and remedies provided by this Agreement to each Party and Non Trading
Generator are exclusive and not cumulative and exclude and are in place of all substantive (but not procedural) rights or remedies express or implied and provided by common law or statute in respect of the subject matter of this Agreement (other than any such rights or remedies provided under section 58 of the Act or any directions
(if any) issued thereunder), including without limitation any rights any Party or Non Trading Generators may possess in delict which shall include actions brought in negligence and/or nuisance. Accordingly each Party and Non Trading Generator hereby waives to the fullest extent possible all such rights and remedies provided by common law or statute whatsoever and whensoever arising, and releases a Party or Non Trading Generator which is liable to another (or others), its officers, employees and agents to the same extent from all duties, liabilities, responsibilities or obligations provided by common law or statute in respect of the matters dealt with in this Agreement and undertakes not to enforce any of the same except as expressly provided herein.
10.3 Director's and Secretary of State's rights: For the avoidance of doubt each Party and Non Trading Generator acknowledges and agrees that nothing in this Agreement shall exclude or restrict or otherwise prejudice or affect any of the rights, powers, privileges, remedies, duties and obligations of the Director or Secretary of State under the Act or any Licence or otherwise howsoever.

11. Severance of terms
11.1 Severance of terms: If for any reason whatever any provision of this Agreement is or becomes invalid, illegal or unenforceable, or is declared by any court of competent jurisdiction or any other Competent Authority to be invalid, illegal or unenforceable or if such Competent Authority:-
11.1.1 refuses, or formally indicates an intention to refuse, authorisation of, or exemption to, any of the provisions of or arrangements contained in this Agreement (in the case of a refusal either by way of outright refusal or by way of requiring the amendment or deletion of any provision of this Agreement and/or the inclusion of any provision in this Agreement and/or the giving of undertakings or the acceptance of conditions as to future conduct before such authorisation or exemption can be granted); or
11.1.2 formally indicates that to continue to operate any provision of this Agreement may expose any Party to sanctions under any law, order, enactment or regulation, or requests any Party to give undertakings or to accept conditions as to future conduct in order that such Party may not be subject to such sanctions, and, in all cases, whether initially or at the end of any earlier period or periods of exemption then, in any such case, Scottish Settlements will refer the matter to the Modification Panel under Part IX with a view to agreeing one or more provisions which may be substituted for such invalid, unenforceable or illegal provision which substitute provision(s) is/ (are) satisfactory to the Competent Authority and produce(s) as nearly as is practicable in all the circumstances the appropriate balance of the commercial interests of the Parties.

12. Entire Agreement
12.1 Entire Agreement: This Agreement contains or expressly refers to the entire agreement among each Party and Non Trading Generator with respect to the subject matter hereof and expressly excludes any warranty, condition or other undertaking (except in so far as the same arises from fraudulent misrepresentation) implied at law or by custom and supersedes all previous agreements and understandings among each Party and Non Trading Generator with respect thereto and each Party and Non Trading Generator acknowledges and confirms that it does not enter into this Agreement in reliance on any representation, warranty or other undertaking not fully reflected in the terms of this Agreement.

13. Language and currency
13.1 Notices: Each notice, instrument, certificate or other document to be given by one Party or Non Trading
Generator to another under this agreement shall be in the English language.
13.2 Euro: If at any time a single or unified European currency is introduced (whether known as the "euro" or otherwise), as contemplated in the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Treaty on European Union which was signed at Maastricht on 1 February 1992 and as a result sterling is replaced by a single or unified European currency, then the amounts of sterling referred to in this Agreement shall, if replaced by the single or unified currency, be deemed converted into amounts of the single or unified currency at the rate prescribed by an implementing regulation or directive. The Parties shall make such adjustments to this Agreement as are necessary to implement the provisions of this Clause and to ensure that each Party is in the same financial position as if such currency had not been replaced.

14. Restrictive Trade Practices Act 1976 and the European
Commission
14.1 Restrictive Trade Practices Act 1976: Any restriction contained in this Agreement or in any arrangement of which this Agreement forms part (together, the "Arrangement") by virtue of which the Arrangement is subject to the Restrictive Trade Practices Act 1976 (the
"RTPA") shall be of no effect until the day following the day on which particulars of the Arrangement have been delivered to the Office of Fair Trading as required thereunder. In the event of the repeal, in whole or in part, of the RTPA Scottish Settlements shall as soon as reasonably practicable thereafter take such steps as may be reasonably required (including the preparation and notification of particulars of the Arrangement) for the purpose of obtaining such guidance and/or decision and/or exemption and/or other form of assurance or comfort as is available and/or required in respect of the Arrangement by virtue of the legislation effecting such repeal. Each
Party shall co-operate fully in preparing such particulars and in making any necessary submission(s) to the Office of Fair Trading and/or the Secretary of State as soon as reasonably practicable after the date of this Agreement and, without prejudice to the generality, hereby agree that Scottish Settlements shall have full power and authority on their behalf to prepare such particulars and/or make such submission(s) for the purpose of obtaining such clearance and/or exemption and/or such other form of assurance or comfort as it shall, in its sole discretion, consider appropriate.
14.2 The European Commission: The Parties shall co-operate fully in preparing particulars of this Agreement and notifying such particulars as soon as reasonably practicable after the date of this Agreement to the European Commission pursuant to Regulation 17/62/EEC and, without prejudice to the generality, each Party hereby agrees that Scottish Settlements shall have full power and authority on their behalf to prepare such particulars and/or make such notification for the purpose of obtaining such clearance and/or make such other form of assurance or comfort as it shall, in its sole discretion, consider appropriate.

15. Variation of this Agreement
15.1 Modification Procedure:  Subject to Clause 72.2 this
Agreement shall be varied in terms of the Modification
Process as set out in Part IX.

16. Governing law
16.1 Governing law: This Agreement is governed by and shall be construed in all respects in accordance with the law of Scotland and, without prejudice to the provisions of Clause 131 (Disputes), each Party and Non Trading
Generator hereby prorogates the exclusive jurisdiction of the Scottish Courts.
IN WITNESS whereof this Agreement typewritten on this and the preceding 211 pages together with the 20 Schedules hereto has been duly executed as follows:

Signed for and on behalf of Scottish Electricity Settlements
Limited:
Authorised Signatory
	_________________________________
_

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__

Signed for and on behalf of Scottish Power plc:
Authorised Signatory
	_________________________________
_

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__

Signed for and on behalf of Scottish Hydro-Electric plc:
Authorised Signatory
	_________________________________
_

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__

Signed for and on behalf of British Gas Trading Limited:
Authorised Signatory
	_________________________________
_

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__

Signed for and on behalf of Manweb plc:
Authorised Signatory
	_________________________________
_

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__

Signed for and on behalf of Northern Electric plc:
Authorised Signatory	________________________________

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__

Signed for and on behalf of Norweb plc:
Authorised Signatory
	_________________________________
_

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__

Signed for and on behalf of PowerGen plc:
Authorised Signatory
	_________________________________
_

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__

Signed for and on behalf of Seeboard plc:
Authorised Signatory
	_________________________________
_

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__

Signed for and on behalf of Yorkshire Electricity Group plc:
Authorised Signatory
	_________________________________
_

Witness_______________________
Name__________________________
_
Name_________________________
Title_________________________
___
Address_______________________

Date__________________________
__






213

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Settlement Agreement for Scotland	14 August 1998